2024 ANNUAL MEETING
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.    )
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Preliminary Proxy Statement

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Definitive Proxy Statement

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Definitive Additional Materials

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Soliciting Material under §240.14a-12

Civitas Resources, Inc.

(Name of Registrant As Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Fee paid previously with preliminary materials.

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Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

April 23, 2024
Dear Stockholder:
You are cordially invited to join us for the 2024 Annual Meeting of Stockholders (the “Annual Meeting”) of Civitas Resources, Inc. (the “Company”). The Annual Meeting will be held on Tuesday, June 4, 2024, at 12:00 noon (MDT). The Annual Meeting will be a virtual meeting of stockholders, which will be conducted via live audio webcast. You will be able to attend the Annual Meeting online, vote, and submit your questions during the Annual Meeting by visiting www.virtualshareholdermeeting.com/CIVI2024.
We are excited to utilize the virtual stockholder meeting technology to provide expanded access as well as cost savings to our stockholders and the Company.
The materials following this letter include the formal Notice of Annual Meeting of Stockholders and the proxy statement. The proxy statement describes the business to be conducted at the Annual Meeting, including (i) the election of nine directors; (ii) the ratification of the appointment of Deloitte & Touche LLP as our independent auditors for the 2024 fiscal year; (iii) the approval of the Civitas Resources, Inc. 2024 Long Term Incentive Plan; (iv) the approval, on a non-binding advisory basis, of the compensation of our named executive officers; and (v) the determination, on an advisory basis, of the frequency with which the Company will hold future “say-on-pay” votes.
Whether you own a few or many shares of our stock, it is important that your shares be represented. Regardless of whether you participate in the Annual Meeting online, please take a moment now to vote your proxy by completing and signing the enclosed proxy card and promptly returning it in the envelope provided, or by granting a proxy and giving voting instructions by telephone or the Internet. Instructions on how to vote your shares are located on your proxy card or on the voting instruction card provided by your broker.
The officers and directors of the Company appreciate and encourage stockholder participation. We look forward to your participation at the Annual Meeting.
Sincerely,
M. Christopher Doyle
President and Chief Executive Officer

CIVITAS RESOURCES, INC. 555 17th Street Suite 3700 Denver, Colorado 80202
Notice of Annual Meeting of Stockholders

To the Stockholders of Civitas Resources, Inc.:
Notice is hereby given that the Annual Meeting of Stockholders of Civitas Resources, Inc. (the “Company”) will be held on Tuesday, June 4, 2024, at 12:00 noon (MDT), as a virtual meeting (the “Annual Meeting”). You will be able to vote your shares and submit questions during the Annual Meeting via a live audio webcast at www.virtualshareholdermeeting.com/CIVI2024. The Annual Meeting is being held for the following purposes:
Date: Tuesday, June 4, 2024	Time: 12:00 noon (MDT)	Location: via a live audio webcast at www.virtualshareholdermeeting.com/ CIVI2024	Record Date: April 8, 2024

1)
To elect nine directors named in this proxy statement to our board of directors;

2)
To ratify the selection of Deloitte & Touche LLP as the Company’s independent registered public accountant for 2024;

3)
To approve the Civitas Resources, Inc. 2024 Long Term Incentive Plan;

4)
To approve, on an advisory basis, the compensation of our named executive officers;

5)
To determine, on an advisory basis, the frequency with which the Company will hold future “say-on-pay” votes; and

6)
To transact such other business as may properly come before the Annual Meeting.

These proposals are described in the accompanying proxy materials. You will be able to vote at the Annual Meeting only if you were a stockholder of record at the close of business on April 8, 2024.
By Order of the Board of Directors,
Adrian Milton
Senior Vice President, General Counsel and Assistant
Corporate Secretary
Denver, Colorado
April 23, 2024
YOUR VOTE IS IMPORTANT
Please sign, date, and promptly return the enclosed proxy card in the envelope provided, or grant a proxy and give voting instructions by telephone or the Internet, so that you may be represented at the Annual Meeting. Instructions are on your proxy card or on the voting instruction card provided by your broker.

CIVITAS RESOURCES, INC.
555 17th Street
Suite 3700
Denver, Colorado 80202
Proxy Statement 2024 Annual Meeting of Stockholders

The Board of Directors (the “Board”) of Civitas Resources, Inc. (“we,” “us,” “our,” “Civitas,” or the “Company”) requests your proxy for the Annual Meeting of Stockholders (the “Annual Meeting”), which will be held on Tuesday, June 4, 2024, at 12:00 noon (MDT), as a virtual meeting. Distribution of these proxy solicitation materials is scheduled to begin on or about April 23, 2024. By granting the proxy, you authorize the persons named in the proxy to represent you and vote your shares at the Annual Meeting. Those persons will also be authorized to vote your shares to adjourn the Annual Meeting from time-to-time and to vote your shares at any adjournments or postponements of the Annual Meeting. If any other business properly comes before the stockholders for a vote at the Annual Meeting, your shares will be voted in accordance with the discretion of the holders of the proxy.
General Information

This year’s Annual Meeting will be held entirely online, which will be conducted through an audio webcast. You must be a Civitas stockholder as of the close of business on April 8, 2024 in order to participate in the Annual Meeting. Stockholders will be able to attend, vote their shares, and submit questions during the Annual Meeting via a live audio webcast available by visiting the following website, www.virtualshareholdermeeting.com/CIVI2024. To join the Annual Meeting, you will need the 16-digit Control Number included on your proxy card or on the instructions that accompanied your proxy materials. Shares held in your name as the stockholder of record may be voted electronically during the Annual Meeting. Shares for which you are the beneficial owner but not the stockholder of record may also be voted electronically during the Annual Meeting.
Our stockholder question and answer session will include questions submitted live during the Annual Meeting. Questions may be submitted during the Annual Meeting through www.virtualshareholdermeeting.com/CIVI2024.
The Annual Meeting will begin promptly at 12:00 noon (MDT). Online check-in will begin at 11:50 a.m. (MDT), and you should allow ample time for the online check-in procedures.
If you are a stockholder of record, you may revoke your proxy at any time before it is voted at the Annual Meeting. To do this, you must: (i) grant a new proxy bearing a later date (which automatically revokes your earlier proxy), (ii) provide written notice of the revocation to our Company’s Secretary at our principal office, which such written notice must be received prior to the Annual Meeting, (iii) submit your vote electronically through the Internet before it is voted at the Annual Meeting, (iv) call by telephone to the number provided in your proxy card after the grant of the proxy, or (v) attend the virtual Annual Meeting online and vote using your 16-digit Control Number. For shares you hold beneficially in the name of a broker, trustee, or other nominee, you may change your vote by submitting new voting instructions to your broker, trustee, or nominee, or by participating in the meeting and electronically voting your shares during the meeting.
STOCKHOLDERS OF RECORD AND BENEFICIAL OWNERS
Most of the Company’s stockholders hold their shares through a broker, bank, or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.
Stockholders of Record.   If your shares are registered directly in your name with the Company’s transfer agent, you are considered the stockholder of record with respect to those shares, and proxy materials are being sent by our transfer agent directly to you. As a stockholder of record, you have the right to vote by proxy or to vote your shares during the Annual Meeting. The proxy materials include a proxy card for the Annual Meeting.

CIVITAS RESOURCES, INC. 2024 Proxy Statement

Beneficial Owners.   If your shares are held in a brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in “street name,” and proxy materials will be forwarded to you by your broker or nominee. The broker or nominee is considered the stockholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker how to vote. The proxy materials should include a proxy card or a voting instruction card for the Annual Meeting.
QUORUM AND VOTING
Voting Stock.   The Company’s common stock, par value $0.01 per share (the “common stock”), is the only class of securities that entitles holders to vote generally at meetings of the Company’s stockholders. Each share of common stock outstanding on the record date is entitled to one vote.
Record Date.   The record date for stockholders entitled to notice of and to vote at the Annual Meeting was the close of business on April 8, 2024. As of the record date, 100,090,259 shares of the Company’s common stock were outstanding and are entitled to be voted at the Annual Meeting.
Quorum and Adjournments.   The presence, in person or by proxy, of the holders of a majority of the outstanding shares entitled to vote at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting.
If a quorum is not present, the chair of the meeting or a majority of the stockholders entitled to vote who are present in person or by proxy at the Annual Meeting have the power to adjourn the Annual Meeting from time to time, without notice other than an announcement at the Annual Meeting, until a quorum is present. At any adjourned Annual Meeting at which a quorum is present, any business may be transacted that might have been transacted at the Annual Meeting as originally notified.
Vote Required.   In an “uncontested” (as defined by our bylaws) election, directors shall be elected by a majority of the votes cast by holders of shares of the Company’s capital stock entitled to vote in the election of directors at any meeting of stockholders at which a quorum is present. In a “contested” (as defined by our bylaws) election, directors shall be elected by a plurality of the votes cast by holders of shares of the Company’s capital stock entitled to vote in the election of directors at any meeting of stockholders at which a quorum is present. Each of the (i) ratification of the appointment of Deloitte & Touche LLP as our independent auditors for the 2024 fiscal year, (ii) approval of the Civitas Resources, Inc. 2024 Long Term Incentive Plan, (iii) approval, on an advisory basis, of the compensation of our named executive officers, and (iv) determination, on an advisory basis, of the frequency with which the Company will hold future “say-on-pay” votes will require the affirmative vote of the holders of at least a majority of the shares present, in person or by proxy, and entitled to vote with respect to each such matter. An automated system will tabulate the votes cast by proxy for the Annual Meeting, and the inspector of elections will tabulate votes cast in person at the Annual Meeting. Brokers who hold shares in street name for customers are required to vote shares in accordance with instructions received from the beneficial owners. Brokers are permitted to vote on discretionary items if they have not received instructions from the beneficial owners, but they are not permitted to vote on non-discretionary items absent instructions from the beneficial owner (a “broker non-vote”).
Non-discretionary items include the election of directors, the approval of the Civitas Resources, Inc. 2024 Long Term Incentive Plan, the approval, on an advisory basis, of the compensation of the Company’s named executive officers, and the determination, on an advisory basis, of the frequency with which the Company will hold future “say-on-pay” votes. For ratification of the selection of the Company’s independent registered public accountant, brokers will have discretionary authority in the absence of timely instructions from their customers. Abstentions and broker non-votes will count in determining whether a quorum is present at the Annual Meeting. Neither abstentions nor broker non-votes will have any effect on the outcome of voting on the director election, subject to the Company’s Director Resignation Policy further described under “Proposal One—Election of Directors” below, on the vote with respect to approval of the Civitas Resources, Inc. 2024 Long Term Incentive Plan, on the advisory vote on compensation of our named executive officers, or on the advisory vote on the frequency with which the Company will hold future “say-on-pay” votes. For purposes of voting on the ratification of the selection of the Company’s independent registered public accountant for 2024, abstentions will be included in the number of shares voting and will have the effect of a vote against the proposal.
Default Voting.   A proxy that is properly completed and submitted will be voted at the Annual Meeting in accordance with the instructions on the proxy. If you properly complete and submit a proxy, but do not indicate any contrary voting instructions, your shares will be voted as follows:
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“FOR” the election of the nine nominees for director;

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“FOR” the ratification of the appointment of Deloitte & Touche LLP as our independent auditors for the 2024 fiscal year;

CIVITAS RESOURCES, INC. 2024 Proxy Statement

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“FOR” the approval of the Civitas Resources, Inc. 2024 Long Term Incentive Plan;

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“FOR” the approval, on a non-binding advisory basis, of the compensation of our named executive officers; and

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“EVERY YEAR” on the frequency of future advisory votes on the compensation of our named executive officers.

If any other business properly comes before the stockholders for a vote at the meeting, your shares will be voted in accordance with the discretion of the holders of your proxy. The Board knows of no matters, other than those previously stated, to be presented for consideration at the Annual Meeting.

CIVITAS RESOURCES, INC. 2024 Proxy Statement

Proposal One: Election of Directors

Our Board is not classified, and all directors serve annual terms. The Company’s bylaws provide that the directors shall be elected at the annual meeting of stockholders, and each director shall hold office until such director’s successor is elected and qualified or until the director’s earlier death, resignation, or removal. The current terms of the directors will expire at the Annual Meeting.
At the recommendation of the Nominating and Corporate Governance Committee, the Board has nominated Wouter van Kempen, Deborah Byers, Morris R. Clark, Carrie M. Fox, Carrie L. Hudak, James M. Trimble, Howard A. Willard III, Jeff E. Wojahn and M. Christopher Doyle for election as directors of the Company to serve for a one-year term beginning at the Annual Meeting and expiring at the annual meeting to be held in 2025.
Under the Resignation Policy (as defined below), each current director shall submit, at the time of being nominated or renominated, an irrevocable resignation in writing to the Chairperson of the Board, which, if the director receives a Majority Withheld Vote (as defined below) at the stockholders’ meeting in question, would become effective at the earlier of (i) the date on which the Board appoints an individual to fill the office held by the director, which appointment shall constitute the filling of a vacancy by the Board, (ii) 180 days after certification of such Majority Withheld Vote. Acceptance by the Board is not a condition to the effectiveness of the irrevocable resignation. See “Corporate Governance—Required Voting for Directors; Director Resignation Policy.”
The Board has no reason to believe that any of the director nominees will be unable or unwilling to serve if elected. However, if any director nominee becomes unable or unwilling to accept his or her nomination or election, either the number of the Company’s directors will be reduced or the persons acting under the proxy will vote for the election of a substitute nominee that the Board recommends.
The Board unanimously recommends that stockholders vote “FOR” Proposal One and approve the election of the director nominees.

CIVITAS RESOURCES, INC. 2024 Proxy Statement

About Director Nominees
Biographical information with respect to each of the nine director nominees, together with a list of competencies that contributed to the conclusion that such person should serve as a director, are presented below. An overview of the core competencies of each director nominee is featured in a skills matrix on page 12. Ages are as of April 12, 2024.
Wouter van Kempen
Chair of the Board
BACKGROUND
Wouter van Kempen, age 54, joined our Board as Chair in February 2023, and is a member of the Compensation Committee and the Nominating and Corporate Governance Committee. Mr. van Kempen previously served as DCP Midstream GP, LLC’s (“DCP Midstream”) Chief Executive Officer since January 2013, Chairman since January 2014, and President since February 2016, until he resigned in December 2022. He was also the Chairman, President and Chief Executive Officer for DCP Midstream, LLC, which is the owner of DCP Midstream, from January 2013 until December 2022. Mr. van Kempen was previously DCP Midstream’s President and Chief Operating Officer from September 2012 until January 2013, where he led the gathering and processing and the marketing and logistics business units and oversaw all corporate functions of the organization; President, Gathering and Processing, from January 2012 to August 2012; and President, Midcontinent Business Unit, and Chief Development Officer, from August 2010 to December 2011. Prior to joining DCP Midstream in August 2010, Mr. van Kempen was President of Duke Energy Generation Services (“Duke Energy”) from September 2006 to July 2010 and Vice President of Mergers and Acquisitions of Duke Energy from December 2005 to September 2006. Mr. van Kempen joined Duke Energy in 2003 and served in a number of management positions. Prior to Duke Energy, Mr. van Kempen was employed by General Electric, where he served in increasing roles of responsibility, becoming the staff executive for corporate mergers and acquisitions in 1999. Mr. van Kempen holds a Masters in Business Economics from Erasmus University Rotterdam, The Netherlands.

QUALIFICATIONS
The Board has concluded that Mr. van Kempen is qualified to serve as a director because of his extensive operational and development experience in the energy industry and his experience serving as chief executive officer of other public energy companies.

CIVITAS RESOURCES, INC. 2024 Proxy Statement

Deborah Byers

BACKGROUND
Deborah Byers, age 62, joined our Board in February 2023, and is a member of the Audit Committee and the Environmental, Social, and Governance (“ESG”) Committee. Ms. Byers retired as a Partner from Ernst & Young LLP (“EY”) in July 2022 after 36 years of service in Public Accounting while holding multiple leadership roles. From July 2018 to her retirement, she was EY’s Americas Industry Leader overseeing the markets and growth strategy across its primary industry markets including Energy, Industrials & Automotive, Consumer, Technology, Telecom, Media & Entertainment, Healthcare & Life Sciences, Real Estate, Private Equity, and Government. Ms. Byers was EY’s Houston Office Managing partner and US Energy Leader from July 2013 to July 2018, and Managing Partner of the Southwest Region Strategy & Transactions business unit from July 2008 to July 2013. In these roles, she was a leader in the global energy markets and worked with corporations and investment funds in all phases of energy investment across the sector. Ms. Byers currently serves as a member of the board of directors of DTE Energy Company, Excelerate Energy, Inc. and Kinetik Inc. Ms. Byers remains very active mentoring young professionals and is passionate about supporting women in energy while engaging publicly on all things Energy Transition and Transformation. Ms. Byers holds a BBA from Baylor University in Waco Texas and is a Certified Public Accountant.

QUALIFICATIONS
The Board has concluded that Ms. Byers is qualified to serve as a director because of her financial expertise and years of experience and leadership overseeing various markets and growth strategy, with focus on energy markets and investments across the sector.

Morris R. Clark

BACKGROUND
Morris R. Clark, age 56, joined our Board in November 2021, and serves as Chair of the Audit Committee and is a member of the Compensation Committee. Mr. Clark served as a director of Extraction from January 2021 through October 2021. Mr. Clark previously served as Vice President and Treasurer of Marathon Oil Corporation from 2014 to 2019 and Assistant Treasurer from 2007 to 2014. Following Mr. Clark’s retirement from Marathon in 2019, he continues to be involved with several community-based and educational organizations, with a focus on higher education and broadband accessibility in underserved communities. Prior to Marathon, Mr. Clark served as Senior Tax Counsel at Enron North America, as a Tax Attorney at the law firm of Bracewell & Patterson, and as a Senior Accountant with Touche Ross & Company. Mr. Clark serves on the Board of Directors for Sitio Royalties Corp. and also on the Board of Trustees for the University of St. Thomas in Houston, Texas. He holds a bachelor’s degree in Accounting from Southern University, a Juris Doctor from Tulane Law School, and a Master of Laws from New York University School of Law.

QUALIFICATIONS
The Board has concluded that Mr. Clark is qualified to serve as a director because of his financial expertise, including corporate finance, accounting and taxation, and years of executive management experience in the oil and gas industry.

CIVITAS RESOURCES, INC. 2024 Proxy Statement

Carrie M. Fox

BACKGROUND
Carrie M. Fox, age 40, joined our Board in November 2021, and is a member of the ESG Committee and the Nominating and Corporate Governance Committee. Ms. Fox served as a director of Extraction from January 2021 through October 2021. Ms. Fox is currently the President and Chief Executive Officer of Driltek Inc., a privately held global onshore and offshore upstream operations and decommissioning company. She founded Cygnet Resources, a real property investment company, in September 2020. Before Driltek Inc., Ms. Fox served as the Vice President of Business Development for California Resources Corporation from 2014 to 2020. Ms. Fox previously served in multiple positions for Occidental Petroleum, including Reservoir Management Team Leader, from 2012 to 2014, Manager of California State Government Affairs from 2010 to 2012, and as a Reservoir and Production Engineer from 2006 to 2010. Ms. Fox previously served as a director of Rice Acquisition Corp. II, a publicly traded special purpose acquisition company focused on the energy transition sector, from June 2021 to June 2023, when it merged with Net Power Inc. She holds a Bachelor of Science in Engineering from California Polytechnic State University.

QUALIFICATIONS
The Board has concluded that Ms. Fox is qualified to serve as a director because of her financial accounting experience and years of executive management experience in the oil and gas industry.

Carrie L. Hudak

BACKGROUND
Carrie L. Hudak, age 48, joined our Board in October 2019, and is the Chair of the ESG Committee and a member of the Audit Committee. Ms. Hudak previously served as Chief Operating Officer of Koloma, Inc., a geologic hydrogen company, from April 2022 to February 2024. Ms. Hudak served as Vice President of DJ Basin Development for Anadarko Petroleum Corporation, an oil and natural gas exploration and production company, from May 2017 to September 2019. Prior to that, Ms. Hudak served in various management positions at Anadarko, including General Manager of DJ Basin Development and Execution from March 2016 to May 2017, and Director, Rockies Business Development from November 2014 to March 2016. Ms. Hudak previously served the non-profit organization, Coloradoans for Responsible Energy Development, as its Chair from 2018 to 2019, and as a Board Member from 2017 to 2018. Ms. Hudak also served as Treasurer and Executive Board Member for the Colorado Oil and Gas Association from 2017 to 2019. Ms. Hudak received her Master’s Degree in Geology from Duke University and her Bachelor’s Degree in Geology from Miami University.

QUALIFICATIONS
Ms. Hudak’s extensive experience in the oil and gas industry, and particularly her work in the DJ Basin, has led the Board to conclude that she has the expertise necessary to serve as a director of the Company.

CIVITAS RESOURCES, INC. 2024 Proxy Statement

James M. Trimble

BACKGROUND
James M. Trimble, age 75, joined our Board in November 2021, and serves as a member of the Audit Committee and the ESG Committee. Mr. Trimble served on the board of Crestone Peak Resources, a private E&P company, from 2016 through October 2021, and served as its Chair beginning in 2018. He was previously the Interim Chief Executive Officer and President of Stone Energy Corporation from 2017 to 2018. Mr. Trimble was President and Chief Executive Officer of PDC Energy, Inc. (“PDC”) from 2011 to 2015. Prior to PDC, he founded and also led several oil and gas companies focused primarily on drilling in Texas, Louisiana and Oklahoma. In addition, Mr. Trimble served as the Senior Vice President of Exploration and Production for Cabot Oil and Gas for 17 years. Mr. Trimble holds a Bachelor of Science in Petroleum Engineering from Mississippi State University. He is a registered Professional Engineer in the State of Texas. He is active and has served on the board of several professional organizations including the Independent Oil and Gas Association of Pennsylvania, the Independent Oil and Gas Association of West Virginia, the Independent Petroleum Association of America, the American Petroleum Institute, the Society of Petroleum Engineers, and the Texas Independent Producers & Royalty Owners Association. He is an honorably discharged Officer from the United States Army after serving 10 years of active and reserve duties. Mr. Trimble currently serves as a member of the board of directors of Berry Corporation. Mr. Trimble previously served on the Board of Directors for Callon Petroleum Corporation from March 2012 to April 2023, Stone Energy from March 2017 to May 2018 when it merged with Talos Energy, and on the Talos Energy board until May 2021.

QUALIFICATIONS
The Board has concluded that Mr. Trimble is qualified to serve as a director because of his expertise in petroleum engineering and experience serving as chief executive officer and director of other public and private oil and gas companies.

Howard A. Willard III

BACKGROUND
Howard A. Willard III, age 60, joined our Board in November 2021, and is Chair of the Compensation Committee and a member of the Nominating and Corporate Governance Committee. Mr. Willard was the Chairman and Chief Executive Officer of Altria Group, Inc. from May 2018 to April 2020. Previously, Mr. Willard was Altria’s Executive Vice President and Chief Operating Officer from March 2015 to May 2018, and the Executive Vice President and Chief Financial Officer from January 2011 to February 2015. Mr. Willard joined Altria in 1992 as Assistant Controller and progressed through a series of more senior positions. Prior to Altria Group Mr. Willard worked at Salomon Brothers and Bain & Co. Mr. Willard also served as board member of SABMiller plc from 2009 to July 2015. He holds a Bachelor of Arts from Colgate University and a Master of Business Administration from the University of Chicago.
QUALIFICATIONS The Board has concluded that Mr. Willard is qualified to serve as a director because of his significant experience in large public company executive management and board roles.

CIVITAS RESOURCES, INC. 2024 Proxy Statement

Jeff E. Wojahn

BACKGROUND
Jeff E. Wojahn, age 61, joined our Board in November 2021, and is Chair of the Nominating and Corporate Governance Committee and a member of the Compensation Committee. From November 2014 through October 2021, Mr. Wojahn served as a director of Bonanza Creek, the Company’s predecessor. Mr. Wojahn served as Executive Vice President of Encana Corporation, an oil and natural gas E&P company, from 2003 to 2013, and was President of Encana Oil & Gas (USA) Inc. from 2006 to 2013. Beginning in 1985, Mr. Wojahn held senior management and operational positions in Canada and the United States and has extensive experience in unconventional resource play development. He has served as co-founder and a board member of KODA Resources, LLC since March 2017 and served as a Strategic Advisory Board member for Morgan Stanley Energy Partners from October 2014 until April 2017. Mr. Wojahn currently serves on the board of directors of Baytex Energy Corp. and previously served on the board of directors of Ranger Oil Corporation from September 2019 until June 2023 when it merged with Baytex Energy Corp. He received his B.S. in Geophysics from the University of Calgary in 1985.

QUALIFICATIONS
The Board has concluded that Mr. Wojahn is qualified to serve as a director because of his extensive experience of over 30 years in the oil and gas industry and his significant operational and development experience as an executive of other oil and gas companies.

Chris Doyle

BACKGROUND
Chris Doyle, age 51, was named the Company’s President and Chief Executive Officer in May 2022, and joined our Board in July 2022. Prior to joining Civitas in 2022, Mr. Doyle was President and CEO of Primexx Energy Partners, Ltd. (“Primexx”) and CEO of Rock Ridge Royalty Company from September 2020 through March 2022, privately held companies with exploration and production assets and minerals throughout the Delaware Basin of West Texas. From April 2016 to September 2020, he served as President and CEO of Olympus Energy LLC (“Olympus”), a privately-held energy company specializing in upstream and midstream development focused in the southwest Pennsylvania portion of the Appalachian Basin. Prior to Olympus, Mr. Doyle held various leadership roles at Chesapeake Energy Corporation and Anadarko Petroleum. Mr. Doyle currently serves on the board of Olympus and previously served on the boards of Guidon Energy LLC, Blue Sky Infrastructure, LLC, and Primexx. Mr. Doyle holds a B.S. in Petroleum Engineering from Texas A&M University and an M.B.A. from Rice University.

QUALIFICATIONS
The Board has concluded that Mr. Doyle is qualified to serve as a director because of his expertise in petroleum engineering and his extensive operational and development experience in the energy industry as well as his experience serving as chief executive officer and director of other public and private oil and gas companies.

CIVITAS RESOURCES, INC. 2024 Proxy Statement

Corporate Governance

Our Company
Civitas Resources, Inc. is an independent, domestic exploration and production company focused on the acquisition, development, and production of oil and associated liquids-rich natural gas in the Denver-Julesburg Basin in Colorado (the “DJ Basin”) and the Permian Basin in Texas and New Mexico. At year-end 2023, the Company’s assets were comprised of approximately 453,600 net acres in the DJ Basin, located primarily in Weld, Arapahoe, Adams, Boulder, and Broomfield counties, Colorado, and approximately 68,500 net acres in the Permian Basin, located primarily in Upton and Reagan counties, Texas and Eddy and Lea counties, New Mexico. Furthermore, on January 2, 2024, the Company closed on its acquisition from Vencer Energy, LLC (“Vencer”) of certain oil and gas properties, interests, and related assets (the “Vencer Acquisition”), which included approximately 44,000 net acres in the Permian Basin. These basins are among the major producing basins in the United States and are characterized by extensive production histories, mature infrastructure, long reserve lives, multiple producing horizons, enhanced recovery potential, and a large number of operators.
Corporate Governance Guidelines and Code of Business Conduct and Ethics
The Board believes that sound governance practices and policies provide an important framework to assist it in fulfilling its duty to stockholders. The Company’s Corporate Governance Guidelines cover the following principal subjects:
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Process for Director Selections;

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Qualifications and Responsibilities of Directors;

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Committees of the Board;

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Director Access to Management and Independent Advisors;

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Director Compensation;

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Director Orientation and Continuing Education;

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Chief Executive Officer Evaluation and Management Succession;

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Annual Performance Evaluations;

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The Company’s Code of Business Conduct and Ethics;

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Term Limits for Directors; and

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Changed Circumstances of the Company’s Directors.

Our Corporate Governance Guidelines, including a copy of the current “Code of Business Conduct and Ethics,” are published on our website, www.civitasresources.com, under “Investor Relations—Governance”. Our Corporate Governance Guidelines are reviewed annually and as necessary by our Nominating and Corporate Governance Committee, and any proposed additions to or amendments of the Corporate Governance Guidelines are presented to the Board for its approval.
The New York Stock Exchange (the “NYSE”) has adopted rules that require listed companies to adopt governance guidelines covering certain matters. The Company believes our Corporate Governance Guidelines comply with the NYSE rules.
Board Leadership
Our Board has separated the Chair and Chief Executive Officer roles. We believe this leadership structure permits the Chief Executive Officer to focus on managing our business and allows the Chair to function as an important liaison between management and the Board, enhancing the ability of the Board to provide oversight of the Company’s management and affairs. Our Chair provides input to our Chief Executive Officer and is responsible for presiding over the meetings of the Board and executive sessions of the independent directors, which we expect will be held at every regularly scheduled Board meeting in 2024. Our Chief Executive Officer is responsible for setting the Company’s strategic direction and for the day-to-day leadership performance of the Company. Based on current circumstances, the direction of the Company, and the experienced membership of our Board, our Board believes that separate roles for our Chair and our Chief Executive Officer, coupled with a majority of independent directors and strong corporate governance guidelines, is the most appropriate leadership structure for the Company and its stockholders at this time.

CIVITAS RESOURCES, INC. 2024 Proxy Statement

Communications with the Board
Stockholders or other interested parties can contact any director (including the Chair of the Board), any committee of the Board, or our independent directors as a group, by writing to them at 555 17th Street, Suite 3700, Denver, Colorado 80202, Attention: Secretary. All such communications will be forwarded to the appropriate member(s) of the Board. Comments or concerns relating to the Company’s accounting, internal accounting controls, or auditing matters will be referred to members of the Audit Committee.
Director Independence
The Company’s standards for determining director independence require the assessment of our directors’ independence each year, and periodically as circumstances change. A director cannot be considered independent unless the Board affirmatively determines that such director does not have any material relationship with the Company, including any of the relationships that would disqualify the director from being independent under the rules of the NYSE. The Board assesses the independence of each independent director and each independent nominee for director under the Company’s Corporate Governance Guidelines and the independence standards of the NYSE, and has determined that Mses. Byers, Fox and Hudak, and Messrs. Clark, Trimble, van Kempen, Willard, and Wojahn are independent. In assessing the independence of Ms. Fox, the Board considered certain transactions between a subsidiary of the Company and Driltek, Inc., for which Ms. Fox serves as President and Chief Executive Officer. See “Transactions with Related Persons—Related Party Transactions” for additional information. As the Company’s Chief Executive Officer, Mr. Doyle is not currently considered an independent director. We have made the determination that all members of the Company’s Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee are independent, thus satisfying NYSE listing standards.
Director Qualifications
Our Board believes that individuals who serve as directors should have demonstrated notable or significant achievements in business, education, or public service; should possess the requisite intelligence, education, and experience to make a significant contribution to the Board and bring a range of skills, diverse perspectives, and backgrounds to its deliberations; and should have the highest ethical standards, a strong sense of professionalism, and intense dedication to serving the interests of the Company’s stockholders. Our Corporate Governance Guidelines limit the number of boards on which a director may sit to no more than four other public company boards in the absence of obtaining the Board’s prior approval. The following are our desired qualifications, experience, and skills for Board members, which are important to the Company’s business and its future:
•
Leadership Experience—The Company seeks directors who demonstrate extraordinary leadership qualities. Strong leaders bring vision, strategic agility, diverse and global perspectives, and broad business insight to the Company. The directors should demonstrate practical management experience, skills for managing change, and deep knowledge of industries, geographies, and risk management strategies relevant to the Company. They should have experience in identifying and developing the Company’s current and future leaders. The relevant leadership experience the Company seeks includes a past or current leadership role in a major public company or recognized privately held entity; a past or current leadership role at a prominent educational institution or senior faculty position in an area of study important or relevant to the Company; a past elected or appointed senior government position; or a past or current senior managerial or advisory position with a highly visible nonprofit organization.

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Finance Experience—The Company believes that all directors should possess an understanding of finance and related reporting processes. The Company also seeks directors who qualify as an “audit committee financial expert” as defined in the SEC’s rules.

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Industry Experience—The Company seeks directors who have relevant oil and gas industry experience.

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Diversity of Backgrounds—Although the Board has not established any formal diversity policy to be used to identify director nominees, it is committed to actively seeking individuals with diverse attributes, skills, viewpoints, and experiences. When assessing a Board candidate’s background, skills, and experiences, the Nominating and Corporate Governance Committee takes into consideration a broad range of relevant factors, including a candidate’s ethnic status, gender, professional, cultural, political, and geographic background.

CIVITAS RESOURCES, INC. 2024 Proxy Statement

The following matrix summarizes the key knowledge, skills, and experience that qualifies each director for our Board.
Directors
	Morris Clark	Carrie Fox	Carrie Hudak	James Trimble	Howard Willard	Jeff Wojahn	M. Christopher Doyle	Deborah Byers	Wouter Van Kempen
Leadership Experience
Industry	✓	✓	✓	✓		✓	✓		✓
Government / Academic / Services								✓
Financial
Financial Literacy	✓	✓	✓	✓	✓	✓	✓	✓	✓
Audit Committee Financial Expert	✓			✓				✓
Education / Substantive Background
Engineering		✓		✓		✓	✓
Accounting	✓							✓
Finance	✓	✓	✓	✓	✓	✓	✓		✓
Legal	✓
Sciences		✓	✓			✓	✓
Diversity
Gender		✓	✓					✓
Ethnicity	✓							✓
Public Company C-Level Experience
CEO				✓	✓		✓		✓
CFO					✓
COO					✓		✓		✓
Private Company C-Level Experience
CEO		✓		✓		✓	✓
CFO		✓
COO			✓
Public Company Board Experience
Board Member	✓	✓	✓	✓	✓	✓	✓	✓	✓
Independent Director Share Ownership Requirements
In the past, our independent directors have been subject to our Stock Ownership Policy, which required that each holds shares of the Company’s stock with a fair market value equal to five times such independent director’s annual cash retainer (subject to a defined period of allowable time in which to reach this ownership level). Effective November 1, 2021, the independent directors’ annual cash retainer was reduced to zero, and their equity award program was restructured. Further, for so long as they remain Civitas independent directors, all independent directors are now required to retain ownership of all Civitas shares that they receive as a result of their future equity awards as well as the equity awards they received under the predecessor director compensation plans at Bonanza Creek Energy, Inc., Extraction Oil & Gas, Inc., and Crestone Peak Resources.
As a result of these changes, which increased the directors’ stock ownership requirements from what they had been previously, the independent directors were removed from the scope of our Stock Ownership Policy.
Anti-Hedging and Anti-Pledging Policies
Our Insider Trading Policy prohibits all directors, officers of the level of Vice President and above, and certain key employees in accounting, legal, and other departments (collectively, “Insiders”) from engaging in short-term trading involving Company stock in the absence of the Company’s advance approval. Our Insider Trading Policy further prohibits options trading, short sales, trading on margin, hedging, and the buying or selling of puts or calls with respect to the Company’s securities, without advance approval.
Our Stock Ownership Policy prohibits the Company’s executive officers (as such term is defined in Rule 3b-7 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) from pledging as collateral for a loan any of the Company’s common stock that they own or have a right to receive.
Oversight of Risk Management
While the Board, as a whole and also at the committee level, oversees our risk management processes, with particular focus on the most significant risks we face, management is responsible for day-to-day risk management. We believe this division of responsibilities is the most effective approach for addressing the risks we face.

CIVITAS RESOURCES, INC. 2024 Proxy Statement

We also believe that the current Board leadership structure, with Mr. van Kempen serving as our Chair of the Board and Mr. Doyle serving as our President and Chief Executive Officer, supports this approach by facilitating communication between management and the Board regarding risk management issues. We also believe that this design places the Board in a better position to evaluate the performance of management, more efficiently facilitates communication of the views of the independent directors, and contributes to effective corporate governance. The Board realizes, however, that it is not possible or desirable to eliminate all risk and that appropriate risk-taking is essential in order to achieve the Company’s objectives.
Except as discussed below and in the section “Cybersecurity Risk Management,” the Board oversees the Company’s assessment of major risks and the measures taken to manage such risks. For example, the Board:
•
provides governance and oversight for the financial and commodity risks assumed by the Company and approves the policies and periodically reviews and discusses with the members of management the procedures and systems in place to identify, review, and mitigate the Company’s exposure to such risks;

•
along with the Company’s Audit Committee, reviews the Company’s commodity price risk and hedging strategy with executive management at least quarterly and provides oversight of the Company’s hedging policy; and

•
reviews management’s capital spending plans, approves the Company’s capital budget and requires that management present for Board review significant departures from those plans.

The Company’s Audit Committee is responsible for overseeing the Company’s assessment and management of financial reporting and internal control risks, as well as other financial risks, such as commodity price risk and the credit risks associated with counterparty exposure. Management and the Company’s independent registered public accountants report regularly to the Audit Committee on those subjects.
The Company’s Compensation Committee periodically reviews our compensation programs to ensure that they do not encourage excessive risk-taking and reports its significant findings to the full Board.
Cybersecurity Risk Management
We consider cybersecurity risk to be an important potential risk to our business. Our Audit Committee maintains oversight of cybersecurity and other information technology risks affecting us. As such, on a quarterly basis, or as frequently as required, management provides reports regarding cybersecurity and other information technology risks to the Audit Committee, which, pursuant to its charter, is generally responsible for the oversight of many of our broader risk assessment and risk management policies. These management updates are designed to inform the Audit Committee of any potential risks relating to information security or data privacy and may outline any relevant mitigation or remediation tactics being implemented.
Our Vice President of Information Technology, Jerry Vigil, leads our cybersecurity initiatives, reporting directly to the Chief Administrative Officer and Corporate Secretary and maintains open communication channels with the broader senior management team, the Board, and our Audit Committee. Mr. Vigil is responsible for implementing our cybersecurity strategy, managing daily operations, coordinating incident response, and regularly and routinely reviewing our security model and its practices and future initiatives with external auditors to ensure alignment with industry best practices, changes in audit compliance requirements, and adherence to planned business objectives, as well as providing regular updates and reports on our cybersecurity status and risk assessments to the Board. Mr. Vigil has over 25 years of information technology management experience and has served as our Vice President of Information Technology since April 2021 and served in the same role at HighPoint Resources Corporation from May 2014 until its merger with us. Mr. Vigil has a Bachelor of Science in Business Technology Management and Computer Science from Regis University.
We maintain a robust system of data protection and cybersecurity resources, technology, and processes. We regularly evaluate new and emerging risks and ever-changing legal and compliance requirements. We make strategic investments to address these risks and compliance requirements to keep our data secure. We monitor risks of sensitive information and reevaluate these risks on a frequent basis. We also perform annual and ongoing cybersecurity awareness training for our employees. We have a longstanding information security risk program structured according to the National Institute of Standards and Technology Cybersecurity Framework, industry best practices, privacy legislation, and other global and local standards and regulations. This program deploys both commercially available solutions and proprietary systems to manage threats to our information technology environment actively and includes a defense-in-depth approach with multiple layers of security controls, including network segmentation, security monitoring, endpoint protection, and identity and access management, as well as data protection best practices and data loss prevention controls, all of which are intended to preserve the confidentiality, integrity, and continued availability of all information owned by, or in the care of, us.

CIVITAS RESOURCES, INC. 2024 Proxy Statement

We also employ a cybersecurity awareness program, which incorporates external expertise and guidance in all aspects of our cybersecurity program, which includes an extensive onboarding training requirement and monthly ongoing training on protecting corporate data and digital assets. We complete annual internal security audits and vulnerability assessments of our information systems and related controls, including systems affecting personal data. In addition, we leverage cybersecurity specialists to complete annual external audits and objective assessments of our cybersecurity program and practices, including our data protection practices, as well as to conduct targeted attack simulations. We continually enhance our information security capabilities in order to protect against emerging threats, while also increasing our ability to detect and respond to cyber incidents and maximize our resilience to recover from potential cyber-attacks. We have a robust incident response plan in place that provides a documented runbook for responding to cybersecurity incidents and facilitates coordination across multiple parts of our entity. Additionally, we have purchased network security and cyber liability insurance in order to provide a level of financial protection, should a data breach occur. Our insurance covers situations arising from, among other things, cyber-related breaches and interruptions in the business continuity of our computing environment. These policies are annually reviewed by industry underwriters at which time our security practices, programs, processes, and procedures are thoroughly disclosed, reviewed, and evaluated for purposes of determining our insurability.
We have not experienced any material information security breaches in the last three years, nor are we aware of any cybersecurity risks that are reasonably likely to materially adversely affect us. As such, we have not spent any material amount of capital on addressing information security breaches in the last three years, nor have we incurred any material expenses from penalties and settlements related to a material breach during this same time. For additional information about our cybersecurity risks, please refer to our Annual Report on Form 10-K filed with the SEC on February 27, 2024.
Required Voting for Directors; Director Resignation Policy
The manner by which directors will be elected at any meeting of stockholders will be as follows, depending on whether the election is “contested” or “uncontested” (as such terms are defined in the Company’s bylaws). The Company’s bylaws provide that a nominee for director to the Board in an “uncontested” election of directors is elected if he or she receives a “majority of the votes cast” (as defined in the Company’s bylaws) by holders of shares of the Company’s capital stock entitled to vote in the election of directors at any meeting of stockholders at which a quorum is present. In a contested election, directors shall be elected by a plurality of the votes cast by holders of shares of the Company’s capital stock entitled to vote in the election of directors at any meeting of stockholders at which a quorum is present.
On November 12, 2018, the Board adopted a Director Resignation Policy, which was updated on November 1, 2021, October 26, 2022, and February 20, 2024 (the “Resignation Policy”). The procedures set forth in the Resignation Policy address the situation in which a nominee for the Board does not receive a majority of the votes cast for his or her election (a “Majority Withheld Vote”) in an uncontested election of directors. The Resignation Policy provides that each nominee to the Board shall submit, at the time of such nominee’s nomination, an irrevocable resignation in writing to the Chairperson of the Board, which, if such director receives a Majority Withheld Vote at the stockholders’ meeting in question, would become effective at the earlier of (i) the date on which the Board appoints an individual to fill the office held by such director, which appointment shall constitute the filling of a vacancy by the Board, or (ii) 180 days after certification of such Majority Withheld Vote. Acceptance by the Board is not a condition to the effectiveness of the irrevocable resignation. Upon the effectiveness of the resignation of a director who received a Majority Withheld Vote, the Company will promptly publicly disclose such director’s resignation in a periodic or current report filed or furnished in accordance with SEC rules.
Any director who changes his or her employer or otherwise has a significant change in job responsibilities shall give written notice to the Nominating and Corporate Governance Committee, specifying the details, as soon as feasible. Any director who changes his or her employer or otherwise has a significant change in job responsibilities shall also proffer his or her resignation to the Board. The Board, through the Nominating and Corporate Governance Committee, shall review the matter in order to evaluate the continued appropriateness of such director’s membership on the Board and each applicable Board committee under these circumstances, taking into account all relevant factors and may accept or reject a proffered resignation. Following the Board’s decision, the Company will promptly publicly disclose its decision whether to accept or reject such tendered resignation in a periodic or current report filed or furnished in accordance with SEC rules.
While this summary reflects the current terms of the Resignation Policy, the Board retains the power to amend and administer the policy as the Board, in its sole discretion, determines is appropriate. The Resignation Policy is published on our website, www.civitasresources.com, under “Investor Relations—Governance,” and is also available by written request to Civitas Resources, Inc., Investor Relations, 555 17th Street, Suite 3700, Denver, Colorado 80202.

CIVITAS RESOURCES, INC. 2024 Proxy Statement

Meetings and Committees of Directors
During 2023, the Board held 20 meetings, including regularly scheduled and special meetings. Our independent directors routinely meet in executive session immediately before or after each meeting of the Board. During 2023, each of our current directors attended at least 85% of the aggregate of all meetings of the Board and the standing committees of the Board on which they serve.
The following table identifies the current members of each committee and sets forth the number of meetings held in 2023:
Name of Director	Audit Committee	Compensation Committee	Nominating & Corporate Governance Committee	ESG Committee
Independent Directors
Deborah Byers
Morris R. Clark
Carrie M. Fox
Carrie L. Hudak
James M. Trimble
Wouter van Kempen
Howard A. Willard III
Jeff E. Wojahn
Inside Director
M. Christopher Doyle
Number of Meetings in 2023	6	8	5	5
= Board Chair	Committee Chair =	Member =	= Financial Expert
Each standing committee has adopted a formal charter detailing such committee’s duties, functions, and responsibilities. The charters for the Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee and ESG Committee are published on our website, www.civitasresources.com, under “Investor Relations—Governance,” and such charters are drafted in a manner consistent with the applicable regulations of the SEC and standards of the NYSE. The information on our website is not, and shall not be deemed to be, a part of this proxy statement or incorporated herein or into any of our other filings with the SEC.

CIVITAS RESOURCES, INC. 2024 Proxy Statement

Audit Committee
Committee Chair: Morris R. Clark Members: Deborah Byers Carrie L. Hudak James M. Trimble
The current members of the Audit Committee are Mr. Clark, Chair, Mses. Byers and Hudak, and Mr. Trimble. The Audit Committee met six times in 2023.
Our Board has determined all four members of the Audit Committee to be financially literate under the standards of the NYSE and SEC regulations and has also determined that each of Messrs. Clark and Trimble and Ms. Byers qualifies as an “audit committee financial expert” as defined in SEC regulations. The Audit Committee oversees, reviews, acts on, and reports on various auditing and accounting matters to our Board, including: the scope of our annual audits, fees to be paid to our independent accountants, the performance of our independent accountants, and our accounting and reporting practices and processes. The Audit Committee also has oversight of the Company’s estimates of proved oil and gas reserves and the Company’s independent reserve engineers’ qualifications, independence, and performance. In addition, the Audit Committee oversees our management of cybersecurity and information technology risks, compliance programs relating to legal and regulatory requirements and the Company’s assessment and management of financial reporting and internal control risks. The Board has delegated to the Audit Committee all authority of the Board as may be required or advisable to fulfill the purposes of the Audit Committee as set forth in the Audit Committee’s charter. The Audit Committee may delegate any responsibilities of the Audit Committee to individual members of the Audit Committee. Additional information regarding the functions performed by the Audit Committee is set forth in the “Audit Committee Report” included herein.

Compensation Committee
Committee Chair: Howard A. Willard III Members: Morris R. Clark Wouter van Kempen Jeff E. Wojahn
The current members of the Compensation Committee are Mr. Willard, Chair, and Messrs. Clark, van Kempen, and Wojahn. The Compensation Committee met eight times in 2023.
The Compensation Committee approves total compensation of the Chief Executive Officer based on the Compensation Committee’s evaluation of the Chief Executive Officer’s performance in light of goals and objectives set and approved by the Compensation Committee, the Nominating and Corporate Governance Committee, and the full Board. The Chief Executive Officer makes compensation recommendations to the Compensation Committee for all other executive officers, including salary and annual equity compensation. The Compensation Committee then reviews such recommendations and determines whether to approve them. The Compensation Committee also oversees our compensation and benefit plans; stockholder proposals relating to executive compensation; our human resources management, strategies, and initiatives; the implementation of our Clawback Policy and Recoupment Policy; and reviews and considers the results of our Say on Pay Votes, and recommends related responses, if any, to the Board. The Compensation Committee has sole authority to retain and dismiss compensation consultants and other advisors that provide objective advice, information, and analysis regarding executive and director compensation. These consultants report directly to and may meet separately with the Compensation Committee and may consult with the Compensation Committee Chair between meetings. Meetings may, at the discretion of the Compensation Committee, include members of the Company’s management, other members of the Board, consultants or advisors, and such other persons as the Compensation Committee or its Chair may determine. The Compensation Committee is also responsible for the oversight of the Company’s management succession planning. The Board has delegated to the Compensation Committee all authority of the Board as may be required or advisable to fulfill the purposes of the Compensation Committee as set forth in the Compensation Committee’s charter. The Compensation Committee may form and delegate authority to subcommittees comprised of members of the Compensation Committee. Additional information regarding the functions performed by the Compensation Committee is set forth in the “Compensation Discussion and Analysis” section and the “Compensation Committee Report” included herein.

CIVITAS RESOURCES, INC. 2024 Proxy Statement

Nominating and Corporate Governance Committee
Committee Chair: Jeff E. Wojahn Members: Carrie M. Fox Wouter van Kempen Howard A. Willard III
The current members of the Nominating and Corporate Governance Committee are Mr. Wojahn, Chair, Ms. Fox, and Messrs. van Kempen and Willard. The Nominating and Corporate Governance Committee met five times in 2023.
The Nominating and Corporate Governance Committee identifies, evaluates, and recommends qualified nominees to serve on our Board and develops and oversees our internal corporate governance processes. Our Board, through the Nominating and Corporate Governance Committee, evaluates itself annually. The Nominating and Corporate Governance Committee endeavors to achieve an overall balance of diversity of experiences, skills, attributes, and viewpoints among our directors. It does not discriminate based upon race, religion, sex, national origin, age, disability, citizenship, or any other legally protected status. The Nominating and Corporate Governance Committee is also primarily responsible for reviewing and approving the goals and objectives relevant to the Company’s Chief Executive Officer’s performance and coordinating the annual evaluation of the Chief Executive Officer’s performance based on such goals and objectives. The Board has delegated to the Nominating and Corporate Governance Committee all authority of the Board as may be required or advisable to fulfill the purposes of the Nominating and Corporate Governance Committee as set forth in the Nominating and Corporate Governance Committee’s charter. The Nominating and Corporate Governance Committee may form and delegate authority to subcommittees comprised of members of the Nominating and Corporate Governance Committee. Additional information regarding the functions performed by the Nominating and Corporate Governance Committee is set forth in the “Other Matters—Stockholder Proposals; Identification of Director Candidates” section included herein.

ESG Committee
Committee Chair: Carrie L. Hudak Members: Deborah Byers Carrie M. Fox James M. Trimble
The members of the ESG Committee are Ms. Hudak, Chair, Mses. Byers and Fox, and Mr. Trimble. The ESG Committee met five times in 2023.
The ESG Committee assists our Board in providing global oversight and support of the Company’s environmental, health, safety, and regulatory compliance policies, programs, and initiatives. In carrying out these responsibilities, the ESG Committee reviews the status of our health, safety, and environmental performance, including processes monitoring and reporting on compliance with internal policies and goals and applicable laws and regulations. In addition, the ESG Committee is responsible for the oversight and support of the Company’s environmental, social, and social governance commitments, functions, and responsibilities. In carrying out these responsibilities, the ESG Committee monitors (i) the Company’s general strategy relating to ESG matters, including corporate social responsibility; social governance, including the Company’s policies and practices promoting diversity, equity, inclusion, and human and workplace rights; sustainability; and other public policy matters, (ii) communications with employees, investors, and other stakeholders of the Company relating to ESG matters, and (iii) developments relating to, and improving the Company’s understanding of, ESG matters. The ESG Committee is also responsible for the oversight of the Company’s five-year capital development program and the Company’s ability to develop its proved undeveloped reserves in a timely manner. Further, the ESG Committee is responsible for overseeing climate-related risks and proactively mitigating them to the extent feasible, as well as pursuing relevant climate-related opportunities.

Attendance at Annual Meetings
The Board encourages all directors to attend all annual meetings of stockholders, if practicable. All of our directors who were serving at the time of the 2023 Annual Meeting of Stockholders attended the Annual Meeting. We anticipate that all of our directors will attend the 2024 Annual Meeting.

CIVITAS RESOURCES, INC. 2024 Proxy Statement

Commitment to Sustainability

Civitas is focused on exceptional performance in managing ESG issues, with a goal of mitigating risks while benefiting our stockholders and partnering with the communities where we operate. Civitas believes economic value and sustainability are fundamental to its success and considers sustainability and ESG leadership core to its corporate identity. To accomplish this, sustainability and ESG factor as a critical part of the Company’s integrated strategy and business development. Civitas strives to responsibly meet the world’s demand for oil and gas in a way that is sustainable for the environment while returning value to stockholders and partnering with the community.
The Board of Directors provides the highest level of oversight for the Company and its ESG program. The Board of Directors also has a dedicated ESG Committee that is responsible for overseeing and supporting the Company’s commitment to environmental, health, and safety; social responsibility, including diversity, equity and inclusion and human and workplace rights; sustainability; and other public policy matters relevant to the Company. The ESG Committee assists senior management in setting the Company’s general strategy relating to ESG matters and in developing, implementing, and monitoring initiatives and policies based on that strategy. The Company’s Senior Vice President of Environmental, Health, Safety & Regulatory and Chief Sustainability Officer leads the Company’s ESG program within the senior management team and is accountable for strategy and execution of ESG objectives.
Civitas utilizes established assessment frameworks to help identify, understand, and prevent potential ESG-related risks and performed a sustainability materiality assessment to establish the foundation of its ESG program. More information regarding the sustainability materiality assessment can be found in the Company’s 2023 Corporate Sustainability Report. The report is informed by three different sustainability and climate disclosure frameworks: the Sustainability Accounting Standards Board (“SASB”) and Task Force on Climate-Related Financial Disclosures (“TCFD”), as well as the American Exploration and Production Council (“AXPC”) ESG Metrics Framework, an industry reporting framework for addressing industry-specific issues. Considering the Company’s significant growth, expansion outside of the DJ Basin and transformation of its executive management team, we performed a new sustainability materiality assessment in 2024 that will be used as a guide for the 2024 Corporate Sustainability Report. Civitas anticipates publishing its 2024 Corporate Sustainability Report in the third quarter of 2024.
Civitas encourages you to visit the “Sustainability” tab on its website at www.civitasresources.com to access its 2023 Corporate Sustainability Report and corporate policies and to learn more about the Company’s commitment to sustainability, safety, community, and good governance. The information on Civitas’ website, including its 2023 Corporate Sustainability Report, is not incorporated by reference or otherwise made part of this Proxy Statement.
Civitas provides additional highlights regarding its ESG program below.
Environmental
Greenhouse Gas Emissions
Utilizing an operational greenhouse gas emissions-reduction program coupled with multi-year investment in certified credits from recognized voluntary carbon credit registries, including American Carbon Registry, Climate Action Reserve, Verra, and Gold Standard, to address residual emissions, Civitas believes it is Colorado’s first carbon neutral operator on both a Scope 1 and Scope 2 basis with respect to assets acquired prior to 2023. Civitas is committed to maintain a carbon neutral status with respect to its Scope 1 and Scope 2 greenhouse gas emissions through a two-fold approach to 1) reduce and eliminate operational emissions as a foremost priority, and 2) address the remaining residual Scope 1 and Scope 2 emissions annually using certified carbon credits and renewable energy certificates, respectively. In 2023, projects that supported this commitment included a comprehensive retrofit of natural gas pneumatic devices, FLIR Leak Detection & Repair, continuous methane leak detection monitoring technologies, compression optimization, and electrification. Further, as of March 28, 2024, Civitas had 148 development locations equipped with 24-hour, real-time ambient air monitoring stations, had 34 wells that are certified by Trustwell® to produce Responsibly Sourced Gas, and had achieved zero routine flaring at all Colorado operations since January 2022.
Mitigating Surface Impacts
Preventing spills is an important part of Civitas’ license to operate and the Company goes to significant lengths to proactively manage this risk. When spills do occur, a Spill Response Notification Program drives Civitas’ internal critical communications and Civitas is committed to reporting these spills to its regulators as required. In

CIVITAS RESOURCES, INC. 2024 Proxy Statement

2022, Civitas bridged and consolidated the Spill Prevention, Control, and Countermeasure (“SPCC”) plans of its legacy assets to develop a consistent set of practices and protocols across its operating sites.
Guided by its Biodiversity Policy, Civitas seeks to operate on previously environmentally disturbed locations to limit new impacts. Once operations are complete, Civitas seeks to restore disturbed areas to their original self-sustaining ecosystem in accordance with its Reclamation Policy, which defines its protocols and processes around biodiversity and habitat restoration.
Managing Water Resources
The Company strives to prioritize environmental stewardship, including water resource management and conservation. The Company’s efforts to minimize water use where possible include the use of tanks and temporary collapsible water pipelines to minimize unnecessary water evaporation. At sites where water collection infrastructure systems are available, Civitas reverses piped water disposal systems to enable water reuse. Civitas also conducts monitoring prior to and after its drilling and completion operations, as appropriate, to help ensure local freshwater resources are protected.
Social
Occupational Safety and Heath
Civitas is committed to protecting the safety of our employees, our contractors, and the communities in which we operate. Safety is embedded in everything we do and is prioritized in each decision made by management, employees, and contractors. A commonly used measure of an organization’s safety performance is total recordable incident rate (“TRIR”), which represents the number of injuries requiring medical treatment per 100 full-time workers during a one-year period. Civitas monitors this performance measure and communicates it broadly across the company as a means to evaluate safety performance. We are committed to maintaining a TRIR below 0.22 in 2024 for both employees and contractors, a target far below industry average as reported by the Bureau of Labor Statistics for the Oil and Gas Extraction industry.
Civitas works to identify and track hazards and incidents in the workplace so corrective actions may be taken to continuously improve safety performance. Civitas operates its worksites under a stop work authority program, under which every person is empowered and obligated to halt operations if they observe operations that are being planned or executed without a complete risk assessment or safety management.
All employees are required to participate in training courses that ensure work is completed safely and efficiently. The courses vary according to employee group, job responsibilities, and manager discretion. Classroom training courses are held throughout the year to inform employees of relevant safety and environmental topics within the industry and to proactively ensure compliance and adherence related to recently issued rules and regulations.
Diversity, Equity & Inclusion
Civitas believes supporting a diverse and inclusive workforce is critical to its success as a business and will allow the Company to gain valuable perspectives for continuous improvement. Civitas is committed to creating and maintaining a workplace in which all employees have an opportunity to participate and contribute to the success of the business and are valued for their expertise, experiences, and ideas. The Company requires annual unconscious bias training for all employees to continue to foster an inclusive environment where everyone, regardless of background or demographic, feels valued in the workplace. Civitas provides equal opportunity for all candidates, employees, and consultants regardless of race, religion, gender, sexual orientation, age, ethnic or national origin, social origin, disability, family status, or any other protected status and personal characteristics for all aspects of employment.
Approximately 23% of Civitas’ total workforce are women, and 17% are members of a minority group, as defined by the U.S. Equal Employment Opportunity Commission, as of December 31, 2023. As of the same date, 32% of Civitas’ executives (defined as persons at the level of Vice President and higher) are women, and 18% are members of a minority group. Additionally, as of the date of this proxy statement, one-third of the members of the Board are women and approximately 22% of the Board identifies as ethnically diverse.
Compensation, Benefits, and Employee Development
Civitas seeks to provide fair, market-competitive, performance-based compensation, and comprehensive benefits to its employees. To ensure alignment with its short-term and long-term business goals, Civitas’ compensation program consists of base pay as well as short-term and long-term incentives. To foster the health and well-being of our employees and their families, all full-time employees are offered access to financial, health,

CIVITAS RESOURCES, INC. 2024 Proxy Statement

and wellness programs, including: a 401(k) plan with company match, medical, dental, and vision insurance, income protection and disability coverage, paid time off, fitness reimbursement, and various quality of life tools and resources included within our Employee Assistance Program. Civitas believes that its compensation and benefits package promotes retention and employee engagement as well as fosters physical, mental, financial, and social health within the Company’s workforce. The Compensation Committee oversees our compensation programs and regularly modifies program design to incentivize achievement of our corporate strategy and matters of importance to our stakeholders.
Civitas recognizes and supports the growth of our employees by offering internal and external development programs, including a tuition reimbursement program. The Company invests in leadership training and professional development programs that will enable its employees to reach their potential and perform at their best.

CIVITAS RESOURCES, INC. 2024 Proxy Statement

Executive Officers

The following table sets forth the name, age and positions of each of our executive officers as of April 12, 2024.
Name	Age	Title
M. Christopher Doyle	51	President, Chief Executive Officer and Director
Travis L. Counts	46	Chief Administrative Officer and Secretary
Marianella Foschi	36	Chief Financial Officer and Treasurer
Jeffrey S. Kelly	46	Chief Transformation Officer
T. Hodge Walker	53	Chief Operating Officer
Kayla D. Baird	52	Senior Vice President and Chief Accounting Officer
Biographical information for Mr. Doyle is set forth in this proxy statement under the heading “Election of Directors—Director Nominees.”
Travis L. Counts
Chief Administrative Officer and Secretary
Travis L. Counts has served as Chief Administrative Officer and Secretary of the Company since October 2023, having previously served as the Chief Legal Officer and Secretary of the Company from August 2022 to October 2023. Prior to joining the Company, Mr. Counts served as a Partner at Bracewell LLP, an international law firm based in Houston, Texas, from September 2021 through July 31, 2022, and as an executive advisor and consultant for ConocoPhillips from January 2021 to June 2021. From April 2013 until January 2021, he held various officer positions at Concho Resources Inc. prior to its acquisition by ConocoPhillips, including Senior Vice President, General Counsel and Corporate Secretary beginning in 2017. Mr. Counts also held in-house legal positions at Halcon Resources Corporation and Petrohawk Energy Corporation from 2010 to 2013. Prior to joining Petrohawk Energy Corporation, Mr. Counts was an equity member at Hinkle Elkouri Law Firm L.L.C. Mr. Counts holds a Bachelor of Arts from Vanderbilt University and a Juris Doctor from Tulane University School of Law.

Marianella Foschi
Chief Financial Officer
Marianella Foschi has served as Chief Financial Officer for the Company since November 2021. Ms. Foschi served as Chief Financial Officer for Extraction from January 2021 through October 2021 and was Extraction’s Vice President, Finance from September 2019 to January 2021. She previously served as Director of Finance at Extraction from May 2015 until September 2019. Prior to joining Extraction, from 2012 to 2015 Ms. Foschi was an Associate at The Blackstone Group in Houston, Texas, focused on mezzanine debt and equity investments across the energy sector. While at The Blackstone Group, Ms. Foschi was responsible for investing $1.5 billion of private capital in the energy sector. From 2010 to 2012, Ms. Foschi was an energy investment banker at Credit Suisse where she developed her expertise in debt, equity, and advisory assignments for exploration and production, midstream and oilfield services companies. Ms. Foschi holds a Bachelor in Business Administration (Finance) and a Bachelor of Arts in Economics, both from the University of Texas.

CIVITAS RESOURCES, INC. 2024 Proxy Statement

Jeffrey S. Kelly
Chief Transformation Officer
Jeffrey S. Kelly has served as Chief Transformation Officer for the Company since August 2023. Prior to joining the Company, Mr. Kelly served as Managing Director, Asset Management at The Blackstone Group from April 2019 to August 2023 where he drove growth, value creation, and strategic transformation within its Private Equity Energy portfolio. From July 2011 until joining Blackstone in April 2019, Mr. Kelly held various leadership positions within Anadarko Petroleum Corporation’s (“Anadarko Petroleum”) onshore, international and midstream divisions where, most recently, Mr. Kelly served as the Vice President of WCTP Company where he led Anadarko Petroleum’s Ghana Business Unit. Before joining Anadarko, Mr. Kelly served as the Director, Operations & Costs Consulting for IHS Inc. from July 2007 to July 2011. Mr. Kelly holds a Bachelor of Science in Industrial Engineering and Management from Oklahoma State University.

T. Hodge Walker
Chief Operating Officer
T. Hodge Walker has served as Chief Operating Officer for the Company since April 2023. Prior to joining Civitas in 2023, Mr. Walker served as vice president of Chevron Corporation’s (“Chevron”) Rockies Business Unit since October 2020, when Chevron acquired Noble. Prior to joining Chevron, Mr. Walker served as director of Noble Midstream GP since July 2018, Senior Vice President responsible for Noble’s U.S. onshore operations since February 2018 and Noble’s Vice President of West Africa and the U.S. Gulf of Mexico since 2014. Additionally, he served as Director of Strategic Planning, Environmental Analysis, and Reserves; managed Noble’s operated West Africa assets, non-operated international assets, and frontier business ventures and was a member of the Noble business development team since 2007. Prior to joining Noble in 2007, Mr. Walker held various positions at Amoco Corporation and BP America. Inc. Mr. Walker earned a Bachelor of Science and Masters in Geology from Louisiana State University and completed the Harvard Advanced Management Program in 2018. Mr. Walker is active in the energy industry and serves on the board of directors for the Coloradans for Responsible Energy Development and previously served on the advisory board of the Department of Geology at Louisiana State University and the board of directors for the Colorado Oil and Gas Association.

Kayla D. Baird
Senior Vice President and Chief Accounting Officer
Kayla D. Baird has served as Senior Vice President and Chief Accounting Officer for the Company since January 2024. Prior to joining the Company, Ms. Baird served as Vice President, U.S. Accounting and Corporate Services for Baytex Energy Corp. (“Baytex”) since June 2023 following Baytex’s acquisition of Ranger Oil Corporation (“Ranger”), where she had served as Vice President, Chief Accounting Officer and Controller since February 2021. Prior to joining Ranger, Ms. Baird served as served as the Vice President, Chief Accounting Officer and Controller of EnVen Energy Corporation (“Enven”) from September 2017 through April 2020. Prior to joining Enven, she served as Chief Accounting Officer at Permian Resources, LLC (“Permian Resources”) from September 2014 until August 2017. Prior to Permian Resources, she served in various executive positions at ConocoPhillips, including Director of Lower 48 Strategy & Portfolio Management and Reserves Reporting & Compliance; Manager of Commercial Gas, Crude & NGL; and Manager of Upstream & Corporate Accounting Policy. Ms. Baird has 26 years of experience in the oil & gas industry. Previously, she worked for 13 years in public accounting, primarily for Ernst & Young, LLP, auditing large public oil and gas companies. Ms. Baird holds a bachelor’s degree in Accounting from Langston University and is a Certified Public Accountant.

CIVITAS RESOURCES, INC. 2024 Proxy Statement

Compensation Discussion and Analysis

This compensation discussion and analysis (“CD&A”) provides a general description of our executive compensation program and information about its various components. This CD&A is intended to place in perspective the information contained in the executive compensation tables that follow this discussion.
Executive Summary
The following individuals are referred to as the “named executive officers” for fiscal year 2023 and are included in the Summary Compensation Table:
Name	Title
M. Christopher Doyle	President and Chief Executive Officer (principal executive officer)
Marianella Foschi	Chief Financial Officer and Treasurer (principal financial officer)
T. Hodge Walker	Chief Operating Officer
Travis L. Counts	Chief Administrative Officer and Secretary
Jeffrey S. Kelly	Chief Transformation Officer
Matthew R. Owens	Former Chief Operating Officer

CIVITAS RESOURCES, INC. 2024 Proxy Statement

Introduction
The information presented in this CD&A focuses on our fiscal year 2023; however, we also describe compensation actions taken before or after fiscal year 2023 to the extent such discussion enhances the understanding of our executive compensation disclosure.
Significant Developments
2023 was a transformational year for Civitas as we significantly expanded our portfolio outside of the DJ Basin by acquiring approximately $7 billion in Permian Basin assets (the “Permian Acquisitions”). These transactions established operational scale in a second premier oil basin and more than doubled our proved reserves, daily production, and the depth of our high-quality drilling inventory. Combined, the Permian Acquisitions added approximately 160 thousand barrels of crude oil equivalent per day (“MBoe/d”) of production, 112,000 net acres and 1,200 high-value development locations through the acquisitions of Tap Rock Resources, LLC (“Tap Rock”), Hibernia Energy III, LLC (“Hibernia”), and Vencer. The Company’s low-cost operating model, combined with its high-quality asset base and strong balance sheet is expected to allow Civitas to deliver significant value to stockholders. During 2023, Civitas returned $660.3 million to stockholders in the form of fixed and variable dividends. In January 2023, the Company also repurchased approximately $300 million worth of stock from its largest stockholder. In March 2024, the Company repurchased the remaining outstanding shares of common stock owned by NGP Tap Rock Holdings, LLC and certain of its affiliates (“NGP”), whose original ownership in Civitas was established through Civitas’ mid-2023 acquisition of Tap Rock.
Leadership Changes
Effective April 5, 2023, the Company appointed Thomas Hodge Walker as its Chief Operating Officer. Mr. Walker replaced Matt Owens, the Company’s former Chief Operating Officer, whose employment with the Company was terminated without “cause” effective April 3, 2023.
Effective August 3, 2023, the Company appointed Jeffrey S. Kelly as its Chief Transformation Officer to lead the Company’s integration of its transformative acquisitions in the Permian Basin.
Effective January 3, 2024, the Company appointed Kayla D. Baird as its Senior Vice President and Chief Accounting Officer. Ms. Baird replaced Sandra K. Garbiso, the Company’s former Chief Accounting Officer and Treasurer, whose employment was terminated without “cause” effective January 2, 2024.
For the details of the severance benefits that Mr. Owens received, please see the sections below entitled “Severance Agreement with Mr. Owens” and “Potential Payments Upon Termination and Change in Control.”
2023 Financial and Operational Results
We delivered on our key financial objectives and maintained a strong capital structure amongst ongoing transformation in 2023. We successfully executed our development plan and countered industry-wide inflationary pressures while exercising capital discipline to ensure we were investing in our best projects and able to return significant free cash flow to stockholders.
We posted strong financial results in 2023, including net income of approximately $784.3 million and cash flow from operating activities of $2.2 billion, underpinned by well performance from our high-return development projects and the Company’s overall performance following the acquisitions occurring in 2023. We invested approximately 60% of our 2023 cash flow from operating activities into the development of our crude oil and natural gas properties, allowing us to continue to return significant cash to stockholders. During 2023, we declared $668.7 million through base and variable dividends, including $149.1 million paid in December 2023. In 2023, we also repurchased approximately 5.2 million shares of our common stock at an average price of $61.21 per share. We believe Civitas provides investors with one of the highest dividend yields in the exploration and production sector.
The Company advanced critical environmental, health, and safety objectives, integrated data management systems to improve productivity and align work processes, and continued to cultivate a results-driven employee culture focused on continuous improvement. We completed our comprehensive retrofit program of natural gas pneumatic devices, which have historically constituted a significant portion of our Scope 1 GHG emissions. The emissions reduction from this project is equivalent to removing over 3,500 light-duty trucks from the roads. Additionally, we began the process of plugging the wells in our voluntary orphaned well abandonment program announced in 2022, with anticipated completion in 2025. Additionally, the Company decreased its occurrence of operated spills by 43% as compared to 2022.
During 2023, the Company incurred capital costs of approximately $1.4 billion that, along with the incremental production acquired through acquisitions, resulted in average sales of 279 MBoe/d for the fourth

CIVITAS RESOURCES, INC. 2024 Proxy Statement

quarter of 2023. The capital invested during 2023 allowed the Company to drill 107 and turn to sales 148 gross operated wells in the DJ Basin and drill 55 and turn to sales 78 gross operated wells in the Permian Basin. The Company ended 2023 with total proved reserves of 697.8 MMBoe, an increase of approximately 68% over year-end 2022 proved reserves, primarily as a result of the Hibernia and Tap Rock acquisitions (and does not include volumes from the Vencer transaction which closed in January 2024).
Business Strategies
The Company’s primary objective is to maximize stockholder returns by responsibly developing our oil and natural gas resources. To achieve this, Civitas is guided by four strategic pillars that we believe add long-term, sustainable value. These pillars are:
Generate free cash flow	Our investment opportunities are evaluated primarily in the context of maximizing free cash flow. We have a high-quality asset base, allowing us to create synergies and maintain a low-cost structure. We pursue value-accretive investments to enhance our ability to deliver incremental free cash flow to our stockholders. During 2023, Civitas generated approximately $795.9 million of free cash flow (a non-GAAP financial measure—please refer to the Reconciliation of Free Cash Flow to Cash Provided by Operating Activities presented in Part II, Item 7, Non-GAAP Financial Measures of the Company’s Form 10-K filed with the SEC on February 27, 2024).
Maintain a premier balance sheet	A strong balance sheet, focus on cost control, and minimizing long-term cost commitments are critical to managing risk and achieving success within fluctuating market conditions. After our 2023 entry into the Permian Basin, we will continue to strive to achieve our long-term net leverage target of 0.75x.
Return free cash flow to stockholders	We prioritize consistently delivering free cash flow to stockholders through our published dividend framework. During 2023, we returned approximately $1 billion to stockholders through base and variable dividends, along with share repurchases, representing more than 15% of the Company’s current market capitalization. In early 2024, we used cash-on-hand to repurchase approximately 879 thousand shares from NGP, which represented the remaining shares of Civitas common stock owned by NGP.
Demonstrate ESG Leadership	We have integrated ESG initiatives throughout our organization and strive to reduce and eliminate emissions while seeking to comply with all applicable air quality and other environmental rules and regulations. We employ industry-leading best practices, including electric drilling rigs and frac spreads, 24/7 air monitoring technology and pipeline gathering and takeaway, as well as vapor recovery, automated shut-in and remote monitoring equipment for producing wells where feasible and appropriate. We believe Civitas is Colorado’s first carbon neutral operator on both a Scope 1 and Scope 2 basis with respect to assets acquired prior to 2023, meaning Civitas purchased certified carbon credits and/or renewable energy certificates in a quantity representing the same level of carbon dioxide equivalent emissions as the Scope 1 and 2 greenhouse gas emissions from this defined scope of Civitas activities for the period from fiscal year 2021 through fiscal year 2023. We regularly engage community stakeholders in our development planning and operations. We strive to maintain a safe workplace for our employees and contractors at all times. Finally, our Board also has a dedicated ESG Committee that is responsible for overseeing and supporting our commitment to environmental, health and safety, social responsibility, sustainability, and other public policy matters relevant to the Company.
Features of Our Compensation Program in 2023
We strive to create a compensation program that encourages long-term value creation by tying individual compensation to the long-term performance of our stock while acknowledging and fostering the unique qualifications, skills, experience, and responsibilities of each individual. As part of the transformative nature of the events of 2021, we made significant changes to our compensation program, with those changes coming into effect on November 1, 2021 during which the Company merged with Extraction Oil & Gas, Inc. (“Extraction” and such merger, the “Extraction Merger”) and acquired CPPIB Crestone Peak Resources America Inc. (“Crestone

CIVITAS RESOURCES, INC. 2024 Proxy Statement

Peak”), when we closed on our mergers with Extraction and Crestone Peak. Specifically, on a go-forward basis, we implemented the following features:
•
Executive officers were removed from eligibility under our Short-Term Incentive Program (“STIP”);

•
Executive officers’ base salaries were increased to make up a portion of the reduction in cash compensation attributable to that removal; and

•
Awards under the LTIP were restructured to be performance stock units (“PSUs”) tied to absolute total shareholder return (“TSR”) and relative TSR and time-based restricted stock units (“RSUs”). The Company’s prior use of PSUs tied to relative TSR as a PSU metric was discontinued starting with the 2023 LTIP awards, and the 2023 LTIP awards were weighted as (i) 70% PSUs tied to TSR and (ii) 30% RSUs.

These changes were designed to increase the alignment of our executive officers’ interests with those of our stockholders with a focus on compensation that is intended to generate stronger compensation outcomes for stronger stock performance and weaker compensation outcomes for weaker stock performance.
Key features of our 2023 compensation program include:
Practices that We Engaged in or Allowed in 2023	Practices that We Did Not Engage in or Allow in 2023

Pay for Performance—Total compensation of our named executive officers is substantially weighted toward performance-based pay. Seventy percent of our long-term incentive awards granted to our named executive officers in 2023 are tied to three-year absolute TSR and are fully at-risk.
No Excise Tax Gross-Ups—Neither our Severance Plan nor our employment arrangements provide for excise tax gross-ups.

External Benchmarking—Our Compensation Committee reviews competitive compensation data based on an appropriate group of exploration and production peer companies prior to making annual compensation decisions.
No Repricing or Backdating—Our LTIP prohibits the repricing, backdating, or buyouts of stock options or stock appreciation rights (“SARs”).

Mitigation of Undue Risk—We conduct a risk assessment periodically to carefully consider the degree to which compensation plans and decisions affect risk-taking. We do not believe that any of the compensation arrangements in place are reasonably likely to have a material adverse impact on the Company.

No Hedging or Derivative Transactions in Company Stock—We prohibit our executives from engaging in any short-term trading, short sales, option trading, or hedging transactions related to our common stock.

Robust Stock Ownership with No Pledging or Hedging—We have adopted a robust stock ownership policy for our named executive officers that also prohibits them from pledging or hedging Company common stock, and our independent director LTIP awards are structured as deferred restricted stock units (“DSUs”) that do not settle until separation from the Board.
No Purchases on Margin—We prohibit our executives from purchasing our common stock on margin.

Double-Trigger Equity Acceleration upon a Change in Control—Under our Severance Plan and equity award agreements, vesting acceleration of equity incentives following a change in control only occurs if the executive is terminated without cause or resigns for good reason within 12 months following a change in control.

No Excessive Perquisites—We offer minimal perquisites to the Company’s executives, few of which are not offered to all of the Company’s employees. The Company believes executive salary and LTIP grants fully compensate our executives.

Independent Compensation Consultant—We have engaged an independent executive compensation advisor who reports directly to the Compensation Committee and provides no other services to the Company.

CIVITAS RESOURCES, INC. 2024 Proxy Statement

Practices that We Engaged in or Allowed in 2023	Practices that We Did Not Engage in or Allow in 2023
Focus on Total Compensation—Our Compensation Committee conducts a detailed analysis of total compensation prior to making annual executive compensation decisions.

Clawback Policy and Recoupment Policy—We have adopted the Clawback Policy, which is described in the section below entitled “Clawback Policy.” In addition, we maintain a separate recoupment policy requiring the recoupment of certain incentive compensation paid to officers of the Company when their conduct constitutes “Detrimental Conduct” under the policy, which helps to ensure that officers act in the best interests of the Company, its parents and subsidiaries, and its stakeholders at all times.

Compensation Committee Consideration of 2023 Stockholder Advisory Vote on Our Compensation Program.   Our Compensation Committee is continuously mindful of our stockholders’ views on executive compensation. At our 2023 Annual Meeting of Stockholders, over 98% of the votes cast voted to approve our named executive officer compensation on an advisory basis. The Compensation Committee considered the 2023 vote to be a solid endorsement of the Company’s compensation practices.
Compensation Philosophy and Objectives
At Civitas, we view our employees as an investment for the future. We invest in our people to grow our business and deliver more value to our stockholders. The objectives of our compensation program are:
•
to attract, retain and motivate the most qualified individuals in the oil and gas industry;

•
to provide a total compensation package that aligns pay with performance and is flexible enough to respond to changing market conditions; and

•
to align the interests of our named executive officers with our stockholders’ interests.

We design our compensation program to reward named executive officers for performance that creates stockholder value, in that incentive compensation is only earned by successfully implementing our long-term strategy and delivering strong stockholder returns. Conversely, our named executive officers will experience weaker compensation outcomes for weaker stock performance. Our compensation program, including benefits and perquisites, is reviewed by our Compensation Committee annually.
Executive Compensation Risk Assessment
The Compensation Committee, in conjunction with advice provided by the Compensation Consultant (defined below), designed our 2023 executive compensation programs with features that reduce the likelihood of excessive risk-taking, including an appropriate mix of cash and equity, no short-term incentives, an appropriate weighting of fixed and at-risk compensation components, significant stock ownership requirements for officers, extended vesting schedules on equity grants, and prohibitions on engaging in derivative transactions in our common stock. We do not believe that our current or proposed compensation policies and practices encourage excessive or unnecessary risk-taking and have determined that risks arising from our compensation policies and practices are not reasonably likely to have a material adverse effect on the Company.
Setting Executive Officer Compensation
Role of our Board and Compensation Committee.   Our Compensation Committee (i) oversees our compensation programs on behalf of our Board; (ii) is responsible for approving programs that attract, retain, and motivate qualified executive-level talent; (iii) monitors our compensation programs and strives to ensure that the total compensation paid to our named executive officers is fair, reasonable, and competitive with total compensation provided to executive officers serving in similar roles and with similar responsibilities in other U.S. publicly traded energy companies; and (iv) reviews and approves the compensation of our Chief Executive Officer. The Compensation Committee is also responsible for approving the compensation of our other executive

CIVITAS RESOURCES, INC. 2024 Proxy Statement

officers, and takes into consideration proposals made by our Chief Executive Officer regarding such compensation. The Compensation Committee has the sole authority to retain, amend the engagement with, and terminate any compensation consultant to be used to assist in the evaluation of director or executive officer compensation. The Compensation Committee has sole authority to approve the compensation consultant’s fees and other retention terms and has authority to cause the Company to pay the fees and expenses of the compensation consultant.
Role of the Compensation Consultant.   The Compensation Committee selected Meridian Compensation Partners, LLC to serve as a consultant to the Compensation Committee on compensation-related issues. (Meridian Compensation Partners, LLC is referred to herein as the “Compensation Consultant.”)
Our Compensation Committee chose the Compensation Consultant because our Compensation Committee believes the Compensation Consultant has extensive experience in providing executive compensation advice, including specific experience in the oil and gas industry. Our Compensation Committee continues to believe it is beneficial to have an experienced, independent third party assist it in evaluating and setting executive compensation. On an annual basis and when otherwise required, the Compensation Consultant provides our Compensation Committee with an analysis of our executive compensation programs, including total direct compensation comprised of base salary and long-term incentive compensation, in order to assess the competitiveness of our programs and to provide conclusions and recommendations. Additionally, the Compensation Consultant attends meetings with the Compensation Committee and the Board, reviews various Company public disclosures, provides market data on officer and Board compensation and design practices, updates the Compensation Committee on emerging trends and regulatory changes, and serves as a resource for the Chair of our Compensation Committee on an as-needed basis.
In making a determination to retain the Compensation Consultant, the Compensation Committee assesses the independence of the Compensation Consultant pursuant to SEC rules and considers, among other things, whether the Compensation Consultant provides any other services to us, the policies of the Compensation Consultant that are designed to prevent any conflicts of interest between the Compensation Consultant, the Compensation Committee, and us, any personal or business relationships between the Compensation Consultant and a member of the Compensation Committee or one of our executive officers, and whether the Compensation Consultant owns any shares of our common stock. Based in part on representations made by the Compensation Consultant, the Compensation Committee has concluded that the Compensation Consultant does not have any conflicts of interest in the representation of our Compensation Committee. While the Compensation Consultant makes recommendations to our Compensation Committee on compensation, our Compensation Committee and Board make and implement compensation decisions and have full discretion to do so independent of the Compensation Consultant’s recommendations. The Compensation Committee also has the right to terminate the services of the Compensation Consultant and appoint a new compensation consultant at any time. For fiscal year 2023, our Compensation Committee took into consideration the discussions, guidance, and compensation studies produced by the Compensation Consultant to make compensation decisions.
Competitive Benchmarking and Peer Group.   Our Compensation Committee considers competitive industry data in making executive pay determinations. The Compensation Committee focuses on a group of peer companies with market capitalization and growth profiles similar to ours, taking into account geographic footprint and employee count and location. The Committee intends to continue, at a minimum on an annual basis, its review and assessment of the peer group and will make changes to the group when it is deemed appropriate.
The peer group of companies used by the Compensation Committee when considering compensation matters, including for setting compensation for 2023 (the “2023 Peer Group”), consisting of the following companies:
2023 Peer Group

•
Antero Resources Corporation

•
Callon Petroleum Company

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Chord Energy Corporation

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CNX Resources Corporation

•
Devon Energy Corporation

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Diamondback Energy, Inc.

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Marathon Oil Corporation

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Matador Resources Company

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Murphy Oil Corporation

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Ovintiv Inc.

•
PDC Energy, Inc.

•
Permian Resources Corporation

•
Pioneer Natural Resources Company

•
Range Resources Corporation

•
SM Energy Company

•
Southwestern Energy Company

CIVITAS RESOURCES, INC. 2024 Proxy Statement

The Compensation Consultant compiled compensation data for the 2023 Peer Group from a variety of sources, including proxy statements, other publicly filed documents, and S&P Capital IQ.
Utilizing data obtained from the Compensation Consultant, we establish compensation standards for our named executive officers targeting compensation levels that are competitive with the peer group and companies against which we compete for talent, as a guideline or starting point, and adjust such benchmarks as appropriate for individual considerations such as experience, performance, tenure, and job responsibilities, and with consideration to the absence of an annual incentive plan (where base salaries for officers are set towards the higher-end of the peer group market range but target total cash compensation is set towards the lower-end of the peer group market range).
Role of CEO and Other Named Executive Officers in Determining Executive Compensation.   The Compensation Committee, after reviewing the information provided by the Compensation Consultant and considering other factors, determines each element of compensation assessed against the Company’s rigorous goals. When making determinations about each element of compensation for the other executive officers, the Compensation Committee considers recommendations from our Chief Executive Officer. Additionally, at the Compensation Committee’s request, our executive officers may assess the design of, and make recommendations related to, our compensation and benefit programs, including recommendations related to the performance measures used in our incentive programs. The Compensation Committee is under no obligation to use these recommendations and is conscious of the need for the evaluation and incorporation of an effective independent and stockholder-focused compensation review process.
Elements of Our 2023 Executive Compensation and Why We Pay Each Element
Our Compensation Committee, assisted by the Compensation Consultant and executive management, continues to develop compensation programs that provide our named executive officers with an overall compensation package tailored to our Company. With respect to our named executive officers in 2023, our Compensation Committee designed these programs to consist of four elements: base salary, long-term equity-based compensation (LTIP), severance and change-in-control benefits, and other employee benefits and perquisites as set forth below.
Compensation Element	Description	Purpose
Base Salary	Fixed pay for performing day-to-day responsibilities; reflects individual experience, education, tenure in role, performance, internal pay equity, and market compensation based on our peer group	Attract and retain qualified employees; and recognize skills, competencies, experience, and individual contributions
LTIP	Equity-based long-term compensation opportunity that encourages executive retention with vesting of awards over multiple years	Drive stockholder value creation; align management interests with stockholders; encourage retention; reward the achievement of our long-term goals, and conserve cash resources
Severance and Change in Control	Lump sum cash payments of salary and bonus multiples, accelerated equity vesting, and continuation of COBRA benefits following certain termination events
Eliminate or reduce the reluctance of executives to pursue potential corporate transactions that could benefit the Company, but result in adverse consequences to the executive’s employment; and clarify termination benefits

Other Compensation: Benefits and Perquisites	401(k) match, parking, medical, dental, life and disability insurance, wellness reimbursement	Attract and retain highly qualified employees and support the overall health and well-being of all employees
Pay-for-Performance.   Our pay-for-performance philosophy is demonstrated in the mix of compensation that we provide to our named executive officers. A significant portion of our named executive officers’ compensation in 2023 was in the form of long-term equity-based incentives under the LTIP. The long-term equity-based incentives under the LTIP were designed to steer the officers’ conduct and decision-making toward returns and capital efficiency that would benefit our stockholders. Compensation that is paid in the form of time-based

CIVITAS RESOURCES, INC. 2024 Proxy Statement

RSUs instead of cash is at-risk because its value varies with changes in the stock price and because it is forfeitable if the executive voluntarily terminates employment (without “good reason”) prior to vesting. In addition, compensation that is paid in the form of PSUs is at risk both for the same reasons time-based RSUs are at-risk and because its value is tied to the Company achieving certain absolute TSR performance metrics. With a considerable percentage of their compensation paid in equity during 2023, our named executive officers have a significant stake in the long-term success of the Company along with all other stockholders.
The following chart illustrates the mix of pay in 2023 under our officer compensation program for our named executive officers who served through December 31, 2023. The indicated percentages are based on each such named executive officer’s 2023 base salary earned in 2023 and target amounts of compensation with respect to LTIP awards awarded in 2023. The chart does not include the one-time special transaction cash bonuses awarded to the named executive officers in November 2023 as these awards are not part of our regular ongoing officer compensation program.
The chart below further illustrates, approximately 87.5% of total target compensation for such named executive officers is attributable to the LTIP, and thus is variable and tied to performance of the Company (i.e., “at-risk”).
NEOs Mix of Pay
2023 Compensation Actions
Base Salary.   Base salary is intended to provide a guaranteed amount of compensation that recognizes the level of responsibility and authority of each individual named executive officer and compensates for the individual named executive officer’s day-to-day contributions to the Company’s success. In response to tight expense controls and efforts to preserve stakeholder value while retaining key employees, our Board and Compensation Committee have generally increased base salaries only modestly for cost of living increases to account for inflation or in connection with special circumstances of promotions, competitive pay positioning, instances where the Compensation Committee concluded that an officer’s salary is significantly below market, and mergers. In February 2023, the Compensation Committee approved salary increases for each of Messrs. Doyle and Counts and Ms. Foschi. Accordingly, the base salaries of Messrs. Doyle and Counts and Ms. Foschi increased from $1,300,000, $682,500, and $603,750, respectively.
Base salaries as of December 31, 2023 for each named executive officer who remained employed as of December 31, 2023 are as follows:
Name	2023 Base Salary as of 12/31/23 ($)
M. Christopher Doyle	1,365,000
Marianella Foschi	760,000
T. Hodge Walker	765,000
Travis L. Counts	755,000
Jeffrey S. Kelly	650,000
Annual Cash Incentive Awards.    All of our employees generally have been eligible to receive annual cash incentive awards tied to both the Company’s performance and the underlying individual’s performance. On November 1, 2021, however, our Board determined that the Company’s executive officers would no longer participate in the Company’s STIP or receive annual cash incentive awards. This remained true for 2023.

CIVITAS RESOURCES, INC. 2024 Proxy Statement

The Board’s decision to remove executive officers from the STIP was based on the conclusion that their incentive compensation should be more heavily weighted toward stock in the Company, which in turn strengthens their alignment with our stockholders.
Special Transaction Bonus Awards.   In November 2023, the Compensation Committee awarded a one-time special transaction cash bonus award to our named executive officers. The award was approved in recognition of the extraordinary efforts of the named executive officers since 2022 to diversify, scale, and transform the Company. Specifically, the Compensation Committee recognized the additional responsibilities and workloads of the named executive officers to meet all key deliverables under the Company’s 2023 business plan, while simultaneously identifying, closing, and integrating several large-scale accretive transactions that resulted in significant shareholder value creation. See “Compensation Discussion and Analysis — Introduction” above for further information. The special transaction bonus amounts for each named executive officer is as follows:
Name	Special Transaction Bonus ($)
M. Christopher Doyle	2,047,500
Marianella Foschi	760,000
T. Hodge Walker	765,000
Travis L. Counts	755,000
Jeffrey S. Kelly	325,000
Long-Term Equity-Based Incentives.   In February 2023, the Compensation Committee determined that 2023 LTIP awards to our named executive officers would consist of 70% PSUs and 30% RSUs using grant date fair value for the allocation. Based on the Compensation Consultant’s market assessment and views expressed by stockholders and equity analysts, the Compensation Committee also determined that the PSUs would be based on absolute total shareholder return, measured over a three-year performance period. In addition, the Compensation Committee reviewed the Compensation Consultant’s market analysis to assist in determining the appropriate amount of equity to grant to each named executive officer based on market data, while also taking into consideration the Company’s performance as well as individual performance and retention objectives.
The following table describes the performance metrics used in 2023 to determine PSU payouts and why we use these metrics.
Performance Metric	Description	Purpose
Absolute TSR	The Company’s absolute TSR, over a three-year period	Most directly aligns the interests of named executive officers and the interests of the Company’s stockholders
In February 2023 (or, for Messrs. Walker and Kelly, on their start dates and, for Mr. Counts’ additional award in connection with his appointment as Chief Administrative Officer and Secretary, November 2023), each of our named executive officers received an award of PSUs and RSUs. The amount and type of equity awards granted to our named executive officers in 2023 were as follows:
Name	PSUs (#)(1)	RSUs (#)(2)	Total Long-Term Equity Grant Value ($)(3)
M. Christopher Doyle	66,014	28,292	9,008,479
Marianella Foschi	25,597	10,970	3,493,030
T. Hodge Walker	24,138	32,883	4,974,970
Travis L. Counts	23,736	10,172	3,161,580
Jeffrey S. Kelly	12,509	13,609	2,584,698
Matthew R. Owens(4)	25,261	10,826	3,447,178

(1)
Reflects the number of PSUs granted at “target” performance level.

(2)
Messrs. Walker and Kelly each received a one-time grant of RSUs on their first day of employment pursuant to the terms of their offer letters. They also received RSUs as part of their 2023 LTIP awards consistent with the 2023 LTIP structure for our named executive officers as described above.

CIVITAS RESOURCES, INC. 2024 Proxy Statement

(3)
Reflects the aggregate grant date fair value of RSU and PSU awards granted in 2023, computed in accordance with ASC Topic 718.

(4)
Mr. Owens’ employment with the Company terminated effective April 3, 2023. Pursuant to the terms of the Owens Severance Agreement, a prorated portion of the RSUs and PSUs granted to Mr. Owens in 2023 vested in connection with his termination (with PSUs vesting based on actual performance as of Mr. Owens’ termination date).

Upon the closing of the Extraction Merger, the Company assumed Extraction’s 2021 Long Term Incentive Plan (the “Extraction LTIP”). Further, pursuant to the terms of the merger agreement between the Company and Extraction, all outstanding Extraction LTIP awards, including those held by Ms. Foschi and Mr. Owens, were converted to economically equivalent Civitas awards. Ms. Foschi’s and Mr. Owens’ outstanding awards, in the form of PSUs tied to absolute TSR and time-based RSUs, were thus converted to awards that have been settled in the Company’s stock.
Further Details of PSU and RSU Awards.   The 2023 PSU awards vest on a cliff-basis at the end of their three-year performance period (the “Performance Period”), provided the award recipient remains continuously employed through the Performance Period. That period concludes at the end of fiscal year 2025. The details associated with vesting and payout scenarios for the PSUs are described below. The details associated with the vesting for 2023 RSUs are also described below.
2023 PSUs—Absolute TSR
The 2023 PSUs are subject to a performance criteria based solely on absolute TSR performance and vest based on the Company’s absolute TSR performance during the Performance Period.
Calculation of Company’s Absolute TSR Performance.
The Company’s absolute TSR performance is the Company’s annualized TSR for the Performance Period. Annualized TSR is calculated based on the change in stock price over the measurement period plus dividends paid.
In all events, TSR is adjusted to give effect to any stock dividends, stock splits, reverse stock splits and similar transactions.
PSU Vesting.
Subject to the named executive officer’s continued employment through the Performance Period, the 2023 PSUs vest in accordance with the following table:
Performance Level	Absolute TSR Performance (3-year Annualized)	% of Target # Shares Earned
Maximum	≥ 22.5%	225%
	20%	200%
	15%	150%
	12%	120%
Target	10%	100%
	5%	50%
Minimum	0%	10%
	<0%	0%
In the event absolute TSR performance is between the thresholds shown above, the number of shares of common stock earned is adjusted through linear interpolation.
2023 RSUs
The 2023 RSU awards vest annually in three equal installments over a three-year period from the grant date, provided the award recipient remains continuously employed through the applicable vesting dates. Except for Messrs. Walker’s and Kelly’s awards, which were granted on their respective start dates in April 2023 and August 2023, respectively and Mr. Counts’ additional award in connection with his appointment as Chief

CIVITAS RESOURCES, INC. 2024 Proxy Statement

Administrative Officer and Secretary which was granted in November 2023, the 2023 RSUs vest in three equal tranches in February 2024, February 2025, and February 2026.
Treatment upon Termination and Change in Control of 2023 PSUs and RSUs
In accordance with the accelerated vesting provisions contained in the award agreements, the vesting of the 2023 PSU and RSU awards will accelerate in full (with PSUs vesting based on the greater of target and actual performance levels) in connection with a “change in control” (as defined in the Severance Plan) if (i) the PSUs and RSUs are not assumed in connection with the “change in control” or (ii) the PSUs and RSUs are assumed in connection with the “change in control” and such named executive officer’s employment is terminated without “cause” or due to a resignation for “good reason” (in each case, as defined in the Severance Plan) during the 12 month period following such change in control. Also, in accordance with the accelerated vesting provisions contained in the award agreements, a prorated number of 2023 PSUs and RSUs will vest (with PSUs vesting based on actual performance at the end of the Performance Period) if such named executive officer’s employment is terminated without “cause” or due to a resignation for “good reason” outside of a “change in control”. In addition, all 2023 PSUs and RSUs will vest in full (with PSUs vesting at target performance level) upon a termination due to death or “disability” (as defined in the Severance Plan). In the event of all other terminations, the award agreements provide that the 2023 PSUs and RSUs will be forfeited without consideration.
No Dividends
While a named executive officer holds unvested PSUs or RSUs, he or she is not entitled to vote or receive dividends, if any, with respect to such unvested units. The named executive officers’ RSUs and PSUs include dividend equivalent rights payable in cash at the same time as the related RSUs and PSUs vest and are settled.
Officer Arrangements and Severance
None of our currently employed named executive officers is party to an employment agreement or offer letter that obligates the Company to provide any ongoing compensation or benefits other than (i) base salary, (ii) participation in the Company’s LTIP program, (iii) participation in the Severance Plan in effect at the time of the executive’s termination, and (iv) the same health, welfare, and other employee benefits available to our employees generally. See “Eighth Amended and Restated Severance Plan” below for a description of the Severance Plan and the severance benefits provided under the Severance Plan to our named executive officers.
The executive officers are also each party to an Employee Restrictive Covenants, Proprietary Information and Inventions Agreement with the Company (the “Restrictive Covenants Agreement”). The Restrictive Covenants Agreements generally prohibit the executives from being involved in oil and gas exploration and development activities and other activities that directly compete with the Company’s business. The Restrictive Covenants Agreements also generally prohibit the executives from (i) participating in any business engaged in oil and gas exploration and development activities within a 25-mile radius of any mineral property interest of the Company or its affiliates (with exceptions in both cases for preexisting business activities and certain permitted investments) and (ii) soliciting employees or customers of the Company, in each case, for a defined period of time after employment with the Company has ended. Under the Restrictive Covenants Agreements, the executives are also generally prohibited from (i) using or disclosing the Company’s proprietary information and (ii) disparaging the Company or its business or any of its employees or officers, in each case, at any time during or after termination of employment.
Eighth Amended and Restated Severance Plan.    On January 21, 2022, the Board adopted the Eighth Amended and Restated Executive Change in Control and Severance Plan (the “Severance Plan”), pursuant to which our named executive officers are entitled to certain severance benefits upon a qualifying termination or qualifying resignation if such termination is initiated by the Company for any reason other than for Cause (as defined in the Severance Plan), or by the officer for Good Reason (as defined in the Severance Plan). The Severance Plan provides enhanced severance benefits if such qualifying termination or qualifying resignation occurs within twelve months following a Change in Control (as defined in the Severance Plan). The severance benefits provided under the Severance Plan to our named executive officers are described below.

CIVITAS RESOURCES, INC. 2024 Proxy Statement

Under the Severance Plan, the Compensation Committee of the Board identifies Eligible Individuals (as defined in the Severance Plan) as “Tier 1 Executives,” “Tier 2 Executives,” “Tier 3 Executives,” “Tier 4 Executives,” or “Tier 5 Key Employees”. Our named executive officers are identified as the following:
Name	Severance Plan Tier
M. Christopher Doyle	1
Marianella Foschi	2
T. Hodge Walker	2
Travis L. Counts	2
Jeffrey S. Kelly	3
Matthew R. Owens(1)	1

(1)
The employment of Mr. Owens terminated in April 2023. See “Severance Agreement with Mr. Owens” below for a description of his severance agreement.

The Severance Plan provides that, upon the termination of an Eligible Individual’s employment without Cause or due to an Eligible Individual’s resignation for Good Reason (each, a “Qualifying Termination”), Tier 1, Tier 2, and Tier 3 Executives will be eligible to receive (i) a cash severance payment equal to 2.0x, 1.5x, and 1.0x, respectively, their then current Base Salary (as defined in the Severance Plan) as of the Date of Termination (as defined in the Severance Plan), paid in equal monthly installments over a 24-month period with respect to Tier 1 Executives and a 12-month period with respect to Tier 2 and Tier 3 Executives, in each case, following the Date of Termination and (ii) reimbursement for the cost of any COBRA premiums incurred by the Executives during the 24-month period with respect to Tier 1 Executives and 12-month period with respect to Tier 2 and Tier 3 Executives, in each case, following the Date of Termination. For Tier 1, Tier 2, and Tier 3 Executives, the cash severance payment under the Severance Plan no longer includes an annual bonus component since our executive officers no longer participate in the Company’s STIP. All equity incentives then held by such Tier 1, Tier 2, and Tier 3 Executives pursuant to the LTIP or otherwise will be governed by the award agreement applicable to the equity incentive award.
The Severance Plan provides that if a Qualifying Termination occurs within 12 months following a Change in Control, Tier 1, Tier 2, and Tier 3 Executives will be eligible to receive (i) a lump sum cash severance payment equal to 3.0x, 2.5x, and 2.0x, respectively, their then current Base Salary as of the Date of Termination and (ii) reimbursement for the cost of any COBRA premiums incurred by such Executives during the 24-month period with respect to Tier 1 Executives and 18-month period with respect to Tier 2 and Tier 3 Executives, in each case, following the Date of Termination. For Tier 1, Tier 2, and Tier 3 Executives, the cash severance payment under the Severance Plan no longer includes an annual bonus component since our executive officers no longer participate in the Company’s STIP. All equity incentives then held by such Tier 1, Tier 2, and Tier 3 Executive pursuant to the LTIP or otherwise will be governed by the award agreement applicable to the equity incentive award.
Severance Agreement with Mr. Owens.   In connection with Mr. Owens’ termination of employment with the Company effective April 3, 2023, Mr. Owens and the Company entered into a Severance and Release Agreement (the “Owens Severance Agreement”) on May 31, 2023. Mr. Owens’ departure was a termination without “cause” that was not in connection with a “change in control” under the Severance Plan. Mr. Owens received the severance benefits applicable for such termination as set forth in the Severance Plan for a Tier 1 Executive, as modified by the Owens Severance Agreement, which included (i) a cash severance payment equal to $1,500,000, payable in ratable installments during the 24 months following his separation date (which the Owens Severance Agreement modified to accelerate the timing of certain installments), (ii) treatment of outstanding equity awards in accordance with their terms (which the Owens Severance Agreement modified such that (a) all of Mr. Owens’ outstanding RSUs and PSUs granted in 2022 vested (with PSUs vesting at “target” performance levels) in connection with his termination and (b) the pro-rata portion of Mr. Owens’ outstanding PSUs granted in 2021 and 2023 vested in connection with his termination, with actual performance for PSUs measured as of Mr. Owens’ termination date), and (iii) Company reimbursement of COBRA premium costs for up to 24 months following his separation date. Mr. Owens’ severance benefits were subject to his execution and non-revocation of a general release of claims in favor of the Company. See “Potential Payments upon Termination or Change in Control” below for a quantification of Mr. Owens’ severance benefits.
Other Employee Benefits.   We expect that the named executive officers will continue to be eligible for the same health, welfare, and other employee benefits available to our employees generally, including medical and dental insurance, short and long-term disability benefits, parking, and a 401(k) plan that includes Company

CIVITAS RESOURCES, INC. 2024 Proxy Statement

matching of an employee’s contributions of up to 6% of such employee’s cash earnings. We believe that offering a comprehensive employee benefits package helps us attract and retain executive talent and remain competitive in our industry.
Executive Officer Stock Ownership Policy
We have established a Stock Ownership Policy for executive officers with the goal of promoting ownership of our common stock and aligning the interests of our executive officers with those of our stockholders. In February 2024, our Board of Directors approved amendments to the Stock Ownership Policy to account for changes in leadership of the Company.
The ownership requirements for our named executive officers are currently established at the following minimum levels:
Position	Multiple
President and Chief Executive Officer	5x base salary
Direct reports of the President and Chief Executive Officer	2x base salary
Chief Accounting Officer, Chief Sustainability Officer, and Senior Vice Presidents	1x base salary
Executive officers have five years from the date of their appointment as an executive officer to achieve their targeted ownership level. Upon reaching the required ownership level based on the then-current closing price of our common stock, executive officers are not required to accumulate any shares in excess of shares held as of the determination date, regardless of changes in the price of our common stock. However, after obtaining the required ownership level, executive officers may only sell shares if, after the sale of such shares, such executive officer will still be in compliance with the ownership requirements as of the day the shares are sold based on the then-current share price and salary level.
The Compensation Committee monitors stock ownership levels on an annual basis. If an executive is promoted to a position with a higher salary multiple, such executive will have two years from the date of the change in position to reach the higher expected stock ownership level, but still must meet the prior expected ownership level within the original five-year period. Executives who do not satisfy the ownership requirements within the time required must hold one hundred percent (100%) of the net shares acquired through the LTIPs until the ownership levels are satisfied. Shares owned outright, including shares purchased as part of any co-investment requirement, and unvested restricted shares and shares underlying unvested restricted stock units that, in each case, vest solely based on time and continued employment count towards satisfaction of the guidelines, but unvested performance-based restricted shares and shares underlying unvested performance stock units do not.
Clawback Policy
The Compensation Committee adopted a clawback policy (the “Clawback Policy”) that complies with the NYSE’s new clawback rules promulgated under Section 10D of the Exchange Act and the rules promulgated thereunder. In the event the Company is required to prepare an accounting restatement of its financial statements due to the Company’s material noncompliance with any such financial reporting requirement, the Clawback Policy requires that covered executives must reimburse the Company, or forfeit, any excess incentive-based compensation received by such covered executive during the three completed fiscal years immediately preceding the date on which the Company is required to prepare the restatement. Executives covered by the Clawback Policy are current and former executive officers, as determined by the Compensation Committee in accordance with Section 10D of the Exchange Act and the NYSE listing standards. Incentive-based compensation subject to the Clawback Policy includes any cash or equity compensation that is granted, earned, or vested based wholly or in part on the attainment of a financial reporting measure. The amount subject to recovery is the excess of the incentive-based compensation received based on the erroneous data over the incentive-based compensation that would have been received had it been based on the restated results. The Clawback Policy will only apply to incentive-based compensation received on or after October 2, 2023.
Tax Considerations
Our Compensation Committee considers tax and accounting rules and regulations when structuring the executive compensation paid to our named executive officers, including the following:
Tax Gross-Ups.   Our arrangements with our executive officers do not provide a “gross-up” or other reimbursement payment for any tax liability that such officer might owe as a result of the application of

CIVITAS RESOURCES, INC. 2024 Proxy Statement

Section 409A of the Code or with respect to Sections 280G and 4999 of the Code (which may provide for, among other things, an excise tax on certain golden parachute payments received by the executives upon a change in control of the Company), and we have not agreed and are not otherwise obligated to provide any named executive officers with such a “gross-up” or other reimbursement. Our arrangements, including the Severance Plan, generally provide that if any payments upon a change in control constitute “parachute payments” (as defined under Section 280G of the Code), then such payments may be either paid in full or reduced so that such payments are less than the limitation under Section 280G, whichever produces the better after-tax result for the executive officer.
Indemnification and Exculpation
Our certificate of incorporation and bylaws provide indemnification rights to our directors and officers and permit us to purchase insurance on behalf of any officer, director, employee, or other agent for any liability arising out of that person’s actions as our officer, director, employee, or agent, regardless of whether Delaware law would mandate indemnification. Additionally, we have entered into separate indemnity agreements with our directors and officers to provide additional indemnification benefits, including the right to receive, in advance, reimbursements for expenses incurred in connection with a defense for which the director or officer is entitled to indemnification. Our certificate of incorporation also provides that none of our officers will be liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as an officer, other than (a) for any breach of the officer’s duty of loyalty to the Company or its stockholders, (b) for any act or omission not in good faith or which involved intentional misconduct or a knowing violation of law, (c) for any transaction from which the officer derived an improper personal benefit, or (d) for any action by or in the right of the Company. We believe that the limitation of liability provisions in our certificate of incorporation, bylaws, and the indemnity agreements will facilitate our ability to continue to attract and retain qualified individuals to serve as directors and officers.

CIVITAS RESOURCES, INC. 2024 Proxy Statement

Compensation Committee Report

The information contained in this Compensation Committee Report shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates such information.
The Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement and be incorporated by reference into the Annual Report on Form 10-K filed by the Company with the SEC on February 27, 2024.
Compensation Committee of the Board
Howard A. Willard III, Chair
Morris R. Clark, Member
Wouter van Kempen, Member
Jeffrey E. Wojahn, Member

CIVITAS RESOURCES, INC. 2024 Proxy Statement

Executive Compensation Tables and other Compensation Disclosure

2023 Summary Compensation Table
The following table contains information concerning the annual compensation for services provided to us by our named executive officers during the fiscal years ended December 31, 2023, 2022, and 2021.
Name and Principal Position(1)	Year	Salary ($)(2)	Bonus ($)(3)	Stock Awards ($)(4)	Non-Equity Incentive Plan Compensation ($)(5)	All Other Compensation ($)(6)	Total ($)
M. Christopher Doyle President and Chief Executive Officer	2023	1,352,500	2,047,500	9,008,479	—	54,666	12,463,145
	2022	850,000	—	8,731,021	—	44,397	9,625,418
Marianella Foschi Chief Financial Officer and Treasurer	2023	729,952	760,000	3,493,030	—	33,143	5,016,125
	2022	599,327	—	1,911,094	124,264(7)	48,978	2,683,663
	2021	88,462	—	—	—	1,462	89,924
Thomas Hodge Walker Chief Operating Officer	2023	552,418	765,000	4,974,970	—	520	6,292,908
Travis L. Counts Chief Administrative Officer and Secretary	2023	741,058	755,000	3,161,580	—	58,662	4,716,300
	2022	275,625	—	2,570,397	—	40,455	2,886,477
Jeffrey S. Kelly Chief Transformation Officer	2023	237,500	325,000	2,584,698	—	10,500	3,157,698
Matthew R. Owens(8) Former Chief Operating Officer	2023	213,462	—	3,447,178	—	3,209,646	6,870,286
	2022	729,615	—	2,326,466	—	25,030	3,081,111

(1)
Mr. Doyle joined the Company as its President and Chief Executive Officer on May 2, 2022. Mr. Counts joined the Company as its Chief Legal Officer and Secretary on August 1, 2022 and, in October 2023, transitioned to serve as the Company’s Chief Administrative Officer and Corporate Secretary. Mr. Walker and Mr. Kelly joined the Company in their respective roles in April 2023 and August 2023, respectively.

(2)
The following are the annual base salaries payable to each of the named executive officers as of December 31, 2023: Mr. Doyle, $1,365,000; Ms. Foschi, $760,000; Mr. Walker, $765,000; Mr. Counts, $755,000; and Mr. Kelly, $650,000. See “2023 Compensation Actions—Base Salary” above for further information.

(3)
Reflects a one-time special transaction cash bonus paid award received in recognition of the efforts of Messrs. Doyle, Walker, Counts and Kelly, and Ms. Foschi in connection with the Company’s large-scale acquisitions in 2023.See “Special Transaction Bonus Awards” above for further information.

(4)
Reflects the aggregate grant date fair value of RSU and PSU awards granted in 2023, computed in accordance with ASC Topic 718. It does not reflect the actual value that may be realized by the named executive officer. The discussion of the assumptions used in calculating the aggregate grant date fair value of the RSU and PSU awards can be found in Note 7 to the financial statements as set forth in the Company’s Form 10-K filed with the SEC on February 27, 2024. Aggregate grant date fair value of the PSU awards granted in 2023 to each named executive officer, assuming maximum performance achievement, are as follows: $15,802,266 for Mr. Doyle; $6,127,346 for Ms. Foschi; $5,882,913 for Mr. Walker; $5,521,769 for Mr. Counts; $3,434,846 for Mr. Kelly; and $5,375,036 for Mr. Owens. There were no stock options granted in 2023.

(5)
There were no bonuses earned under the Company’s STIP in 2023. On November 1, 2021, our Board determined that the Company’s executive officers would no longer participate in STIP.

CIVITAS RESOURCES, INC. 2024 Proxy Statement

(6)
All Other Compensation for 2023 included the following:

Named Executive Officer	Reserved Parking ($)(A)	401(k) Employer Match ($)	Relocation Allowance ($)(B)	Vacation Payout ($)(C)	Severance ($)(D)	Total ($)
M. Christopher Doyle	—	19,800	34,866	—	—	54,666
Marianella Foschi	780	19,800	12,563	—	—	33,143
T. Hodge Walker	520	—	—	—	—	520
Travis L. Counts	520	19,800	38,342	—	—	58,662
Jeffrey S. Kelly	—	10,500	—	—	—	10,500
Matthew R. Owens	260	16,659	—	64,182	3,128,545	3,209,646

(A)
Parking is available to all employees. The amount listed includes excess costs for reserved parking.

(B)
Messrs. Doyle and Counts were eligible to receive reimbursement of up to $200,000 and $150,000, respectively, in substantiated relocation expenses incurred during the 18-month period commencing on May 2, 2022 and August 1, 2022, respectively. The amounts reflected are expenses incurred during fiscal year 2023. Ms. Foschi is eligible to receive reimbursement of up to $150,000 for her travel in lieu of relocation between Houston and Denver that covers expenses for 2022 ($24,652) through August 2024. The amount reflected is expenses incurred during fiscal year 2023 (based on invoices received by the Company).

(C)
Reflects vacation payout for Mr. Owens in connection with his termination from the Company.

(D)
Reflects the value of severance benefits received by Mr. Owens under the Owens Severance Agreement. For Mr. Owens, includes (i) $1,222,500 representing Mr. Owens’ cash severance paid through December 31, 2023, (ii) $1,891,334 representing the incremental fair value, computed in accordance with ASC Topic 718, associated with modifications made to certain of Mr. Owens’ RSUs and PSUs that were outstanding as of his separation date in accordance with the terms of the Owens Severance Agreement (and does not reflect the actual value that was realized by Mr. Owens), and (iii) $14,711 representing reimbursement for COBRA premiums through December 31, 2023. See “Severance Agreement with Mr. Owens” above for further information.

(7)
Ms. Foschi received a one-time cash payment pursuant to the Extraction LTIP.

(8)
Mr. Owens’ employment with the Company terminated effective April 3, 2023.

CIVITAS RESOURCES, INC. 2024 Proxy Statement

2023 Grants of Plan-Based Awards
The following table sets forth information concerning each grant of an award made in 2023 to our named executive officers.
Name(1)	Grant Date	Committee Approval Date	Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards; Number of Shares of Stock or Units (#)(3)	Grant Date Fair Value of Stock Awards ($)(4)
			Threshold (#)	Target (#)	Maximum (#)
M. Christopher Doyle
RSUs	02/28/23	—	—	—	—	28,292	1,985,250
PSUs—aTSR(5)	02/28/23	—	6,601	66,014	148,532	—	7,023,229
Marianella Foschi
RSUs	02/28/23	—	—	—	—	10,970	769,765
PSUs—aTSR(5)	02/28/23	—	2,560	25,597	57,593	—	2,723,265
T. Hodge Walker
RSUs	04/05/23	04/03/23	—	—	—	32,883	2,360,342
PSUs—aTSR(5)	04/05/23	04/03/23	2,414	24,138	54,311	—	2,614,628
Travis L. Counts
RSUs	02/28/23	—	—	—	—	7,265	509,785
PSUs—aTSR(5)	02/28/23	—	1,695	16,953	38,144	—	1,803,630
RSUs	11/08/23	10/19/23	—	—	—	2,907	197,676
PSUs—aTSR(5)	11/08/23	10/19/23	678	6,783	15,262	—	650,490
Jeffrey S. Kelly
RSUs	08/14/23	08/02/23	—	—	—	13,609	1,058,100
PSUs—aTSR(5)	08/14/23	08/02/23	1,251	12,509	28,145	—	1,526,598
Matthew R. Owens(6)
RSUs	02/28/23	—	—	—	—	10,826	759,660
PSUs—aTSR(5)	02/28/23	—	2,526	25,261	56,837	—	2,687,518

(1)
Awards granted to all named executive officers were granted under the Extraction LTIP. The awards granted to each of Messrs. Walker and Kelly were granted on the date such executive’s employment with the Company commenced and, as reflected in the Committee Approval Date column, such grants were approved prior to such grant date. Mr. Counts received additional awards in connection with his appointment as Chief Administrative Officer and Secretary and, as reflected in the Committee Approval Date column, such grants were approved prior to the grant date. All other grants were approved on the same date as the grant date.

(2)
These amounts represent the threshold, target, and maximum payouts under the PSU awards granted to each of the named executive officers in 2023 under the Extraction LTIP. The PSUs have a three-year performance period beginning on January 1, 2023 through December 31, 2025 (the “Performance Period”) with cliff vesting and will be payable in shares of common stock based upon the achievement by the Company over the Performance Period of absolute TSR performance criteria, as described in “2023 Compensation Actions—Long-Term Equity Based Incentives” above.

(3)
Reflects the number of RSUs granted in 2023. The RSUs will vest in three equal installments on each of the first three anniversaries of the date of grant.

(4)
Reflects the aggregate grant date fair value of RSUs and PSUs, computed in accordance with ASC Topic 718, and does not reflect the actual value that may be realized by the named executive officer. The discussion of the assumptions used in calculating the aggregate grant date fair value of the RSU awards for purposes of the Company’s financial statements can be found in Note 7 to the financial statements as set forth in the Company’s Form 10-K filed with the SEC on February 27, 2024. The grant date fair value for PSUs is calculated based on a stochastic process using the Geometric Brownian motion model. These values have been determined under the principles used to calculate the grant date fair value of equity awards for purposes of the Company’s financial statements, as set forth in Note 7 to the financial statements as set forth in the Company’s Form 10-K filed with the SEC on February 27, 2024.

(5)
The PSUs vest based on the Company’s absolute TSR performance during the Performance Period. See “2023 Compensation Actions—Long-Term Equity Based Incentives” above for further information.

CIVITAS RESOURCES, INC. 2024 Proxy Statement

(6)
Mr. Owens’ employment with the Company terminated effective April 3, 2023. Pursuant to the terms of the Owens Severance Agreement, he received accelerating vesting of a pro-rata portion of his RSUs and PSUs granted in 2023, with actual performance for PSUs measured as of Mr. Owens’ termination date.

Narrative Discussion of Summary Compensation Table and 2023 Grants of Plan-Based Awards Table
Our executive compensation policies and practices, pursuant to which the compensation set forth in the Summary Compensation Table and 2023 Grants of Plan-Based Awards Table was paid or awarded, are described in detail above in the CD&A.
2023 Outstanding Equity Awards at Fiscal Year-End
The following table sets forth certain information with respect to the outstanding stock awards held by our named executive officers at the end of fiscal year 2023.
		Stock Awards
		Restricted Stock Unit Awards		Performance Stock Unit Awards
Name	Grant Date	Number of Shares or Units of Stock That Have not Vested (#)(1)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)
M. Christopher Doyle	05/02/22	37,584	2,569,994	69,641	4,034,303
	02/28/23	28,292	1,934,607	66,014	4,514,037
Marianella Foschi	01/20/21	5,504(4)	376,364	49,537(4)(5)	3,387,340
	02/23/22	5,924	405,083	26,660	1,544,414
	02/28/23	10,970	750,129	25,597	1,750,323
T. Hodge Walker	04/05/23	32,883	2,248,540	24,138	1,650,556
Travis L. Counts	08/01/22	12,762	872,666	18,822	1,090,358
	02/28/23	7,265	496,781	16,953	1,159,246
	11/08/23	2,907	198,781	6,783	463,822
Jeffrey S. Kelly	08/14/23	13,609	930,583	12,509	855,365
Matthew R. Owens(6)	—	—	—	—	—

(1)
RSUs vest in three equal installments on each of the first three anniversaries of the date of grant, provided the recipient remains continuously employed through the applicable vesting dates, or if earlier, upon a change-in-control and certain termination events.

(2)
The market value was calculated using the closing price of our common stock on December 29, 2023, the last trading day of fiscal year 2023, as quoted by the NYSE, which was $68.38.

(3)
The amounts here reflect the target amount of the initial number of PSUs granted to the named executive officers. The number of shares of the Company’s common stock that may be issued to settle PSUs ranges from 0% to 200% for PSUs granted in 2022 and 0% to 225% for PSUs granted in 2023 of the number of PSUs awarded based upon attainment of certain pre-determined performance goals. For all PSU awards, the PSUs will be settled in shares of the Company’s common stock following the conclusion of the three-year measurement period. See “Compensation Discussion and Analysis—2023 Compensation Actions—Long-Term Equity Based Incentives” above for further information on the PSUs granted in 2023.

(4)
Pursuant to the Agreement and Plan of Merger by which the Extraction Merger was consummated, at the effective time of the Extraction Merger (the “Extraction Merger Effective Time”), Ms. Foschi’s awards of RSUs and PSUs issued pursuant to the Extraction LTIP that were outstanding immediately prior to the Extraction Merger Effective Time and that by their terms did not vest by reason of the occurrence of the closing of the Extraction Merger (each, an “Extraction RSU Award” or an “Extraction PSU Award”, respectively) were assumed by Civitas and converted into a number of RSUs or PSUs (each, a “Converted RSU Award” or a

CIVITAS RESOURCES, INC. 2024 Proxy Statement

“Converted PSU Award”, respectively), with respect to shares (rounded to the nearest number of whole shares) of Civitas common stock equal to the product of the number of Extraction common stock subject to the Extraction RSU Award or Extraction PSU Award immediately prior to the Extraction Merger Effective Time multiplied by the exchange ratio for the Extraction Merger. Each Converted RSU Award and Converted PSU Award continued to be governed by the same terms and conditions (including vesting and forfeiture) that were applicable to the corresponding Extraction Award immediately prior to the Extraction Merger Effective Time. Ms. Foschi’s Converted RSU Award continued to vest in three equal installments on each of the first three anniversaries of the date of grant.
(5)
Ms. Foschi’s Converted PSU Award continued to be measured pursuant to the same terms and conditions as the underlying Extraction PSU Award in effect immediately prior to the Extraction Merger Effective Time and vested at the end of the three-year performance period on January 20, 2024 based on performance during the performance period. The performance achievement for the Converted PSU Award was determined based on a single criterion based on the Company’s annualized absolute total stockholder return (“ATSR”). The ATSR was determined based upon the performance of the Company’s common stock relative to a baseline price established at the grant date and then divided by three to produce an annualized ATSR. PSUs underlying the Converted PSU Award (“Converted PSUs”) were eligible to vest as follows: (i) at less than 0% annualized ATSR, zero Converted PSUs vest; (ii) at 0% annualized ATSR, 50% of the Converted PSUs vest; (iii) at 10% annualized ATSR, 100% of the Converted PSUs vest; and (iv) at 20% ATSR, 200% of the Converted PSUs vest.

(6)
Mr. Owens’ employment with the Company terminated effective April 3, 2023. He received accelerated vesting of his unvested RSUs and PSUs in accordance with the terms of the Owens Severance Agreement. See “Severance Agreement with Mr. Owens” above for further information.

2023 Options Exercised and Stock Vested
The following table sets forth time-based RSUs and PSUs held by our named executive officers that vested during fiscal year 2023. None of our named executive officers held or exercised any stock options during fiscal year 2023.
	Stock Awards
Name	Number of Shares Acquired on Vesting(1)	Value Realized on Vesting ($)(2)
M. Christopher Doyle	18,792	1,285,561
Marianella Foschi	8,467	535,450
T. Hodge Walker	—	—
Travis L. Counts	6,381	477,682
Jeffrey S. Kelly	—	—
Matthew R. Owens(3)	155,240	10,595,574

(1)
The number of shares reflected in this column reflects the gross number of RSU awards that vested prior to tax withholding. Accordingly, the named executive officers actually received fewer shares than the amounts set forth in the table above.

(2)
The value realized on vesting is based upon the gross shares underlying the time-based RSU awards that vested on their relevant vesting dates multiplied by the closing price of our common stock on the NYSE on the trading date preceding the date of settlement.

(3)
In addition to the vesting of RSU awards regularly scheduled to vest in 2023, these amounts include accelerated vesting of the unvested equity grants Mr. Owens received on January 20, 2021, February 23, 2022, and February 28, 2023, pursuant to the terms of the Owens Severance Agreement, resulting in the vesting of 14,574 RSUs and 130,034 PSUs. Pursuant to the Owens Severance Agreement, his unvested RSU and PSU awards vested as follows: (i) 14,574 gross shares underlying his RSUs vested with a value realized upon settlement totaling $1,000,068 and (ii) 130,034 gross shares underlying his PSUs vested with a value realized upon settlement totaling $8,922,933. The value realized was based upon the gross shares underlying the RSU and PSU awards that vested, multiplied by the closing price of our common stock on the NYSE on May 30, 2023, the trading date preceding the release of his shares.

CIVITAS RESOURCES, INC. 2024 Proxy Statement

Pension Benefits
Other than our 401(k) plan, we do not have any plan that provides for retirement benefits.
2023 Non-Qualified Deferred Compensation
We do not have any non-qualified deferred compensation plans.
Potential Payments Upon Termination and Change in Control
The table below discloses a hypothetical amount of compensation and/or benefits due to our continuing named executive officers in the event of their termination of employment and/or in the event we undergo a change in control. The amounts disclosed assume such termination and/or such change of control was effective as of December 31, 2023 and are calculated pursuant to the terms of the Severance Plan, as described in Compensation Discussion and Analysis—Officer Arrangements and Severance—Eighth Amended and Restated Severance Plan. The amounts below constitute estimates of the amounts that would be paid to the continuing named executive officers upon termination of their employment and/or upon a change in control. The actual amounts to be paid are dependent on various factors, which may or may not exist at the time a continuing named executive officer is actually terminated and/or a change in control actually occurs. Therefore, such amounts and disclosures should be considered “forward-looking statements.” The table below also discloses the actual amount of compensation and/or benefits received by our named executive officers whose employment terminated prior to the date of this proxy statement. All severance benefits are generally conditioned upon the named executive officer’s compliance with the restrictive covenants set forth in his or her Restrictive Covenants Agreement. See “Compensation Discussion and Analysis—Officer Arrangements and Severance” above for further information.
Name	Payment Type	Termination without Cause or Resignation for Good Reason ($)	Termination for Disability or Death ($)	Termination Without Cause or Resignation for Good Reason/ Change in Control ($)	Retirement ($)
M. Christopher Doyle	Cash Severance(1)	2,730,000	—	4,095,000	—
	RSUs(2)	1,618,977	5,195,997	5,195,997	—
	PSUs(3)	5,430,153	10,660,495	20,523,970	—
	Health Payment(4)	50,365	—	50,365	—
	TOTAL	9,829,495	15,856,492	29,865,332	—
Marianella Foschi	Cash Severance(1)	1,140,000	—	1,900,000	—
	RSUs(2)	896,809	1,776,199	1,776,199	—
	PSUs(3)	2,806,436	8,236,308	16,161,919	—
	Health Payment(4)	8,062	—	12,093	—
	TOTAL	4,851,307	10,012,507	19,850,211	—
T. Hodge Walker	Cash Severance(1)	1,147,500	—	1,912,500	—
	RSUs(2)	600,310	2,427,752	2,427,751	—
	PSUs(3)	648,280	1,946,546	4,379,728	—
	Health Payment(4)	32,852	—	49,278	—
	TOTAL	2,428,942	4,374,298	8,769,257	—
Travis L. Counts	Cash Severance(1)	1,132,500	—	1,887,500	—
	RSUs(2)	378,403	1,772,353	1,772,353	—
	PSUs(3)	376,640	3,262,668	6,421,019	—
	Health Payment(4)	25,183	—	37,774	—
	TOTAL	1,912,726	5,035,021	10,118,647	—

CIVITAS RESOURCES, INC. 2024 Proxy Statement

Name	Payment Type	Termination without Cause or Resignation for Good Reason ($)	Termination for Disability or Death ($)	Termination Without Cause or Resignation for Good Reason/ Change in Control ($)	Retirement ($)
Jeffrey S. Kelly	Cash Severance(1)	650,000	—	1,300,000	—
	RSUs(2)	124,702	975,901	975,901	—
	PSUs(3)	316,084	949,088	2,135,449	—
	Health Payment(4)	25,183	—	37,774	—
	TOTAL	1,115,968	1,924,990	4,449,124	—
Matthew R. Owens(5)	Cash Severance	1,500,000	—	—	—
	RSUs	1,124,173	—	—	—
	PSUs	10,032,636	—	—	—
	Health Payment	44,132	—	—	—
	TOTAL	12,700,941	—	—	—

(1)
Upon termination without Cause or resignation for Good Reason (as such terms are defined in the Severance Plan), Mr. Doyle is entitled to a cash payment equal to 200% of his base salary, payable in equal monthly installments over a 24-month period following the date of termination; Ms. Foschi and Messrs. Walker and Counts are entitled to a cash payment equal to 150% of their base salaries, payable in equal monthly installments over a 12-month period following the date of termination; and Mr. Kelly is entitled to a cash payment equal to 100% of his base salary, payable in equal monthly installments over a 12-month period following the date of termination. If such termination occurs within 12 months following a change in control, Mr. Doyle is entitled to a cash payment equal to 300% of his base salary, payable in a lump sum, Ms. Foschi and Messrs. Walker and Counts are entitled to a cash payment equal to 250% of their base salaries, payable in a lump sum, and Mr. Kelly is entitled to a cash payment equal to 200% of his base salary, payable in a lump sum.

(2)
Upon termination without Cause or resignation for Good Reason (as such terms are defined in the Severance Plan), a pro-rata portion of any RSUs that have not vested as of a named executive officer’s date of termination shall vest as of such termination date, except for Ms. Foschi’s RSUs granted in 2021 prior to the Extraction Merger, which would fully vest as of such termination date. The pro-rata portion is determined by a fraction, the numerator of which is (A) the number of days between the last scheduled vesting date of the applicable award and such executive’s date of termination and the denominator of which is (B) the number of days between such last scheduled vesting date and the final vesting date of the applicable award. In the event such termination occurs within 12 months following a change in control, any RSUs that have not vested as of the named executive officer’s date of termination shall fully vest as of such termination date. Upon termination due to death or Disability (as defined in the Severance Plan), any RSUs that have not vested as of the named executive officer’s date of termination will fully vest as of such termination date. The accelerated vesting of the RSU awards is based upon the closing price per share of our common stock on December 29, 2023, which was $68.38, multiplied by the number of RSUs that would vest upon the occurrence of the event indicated, and then adding any accumulated cash amounts pursuant to the dividend equivalent rights attributable to any such RSUs on that date. See “Compensation Discussion and Analysis—2023 Compensation Actions—Further Details of PSU and RSU Awards—Treatment upon Termination and Change in Control of 2023 PSUs and RSUs” above for further information.

(3)
Upon termination without Cause or resignation for Good Reason (as such terms are defined in the Severance Plan), a pro-rata portion of any PSUs will remain outstanding and eligible to vest based on actual performance at the end of the Performance Period (which we have assumed to be target performance for purposes of this table). The pro-rata portion is determined by a fraction, the numerator of which is generally the number of days of the Performance Period the named executive officer remained an employee with the Company and the denominator of which is generally the number of days in the Performance Period. In the event such termination occurs within 12 months following a change in control, any PSUs that have not vested as of the named executive officer’s date of termination shall fully vest as of such termination date at actual performance level for PSUs granted prior to 2023 and at the greater of target and actual performance level for PSUs granted in 2023. Upon termination due to death or Disability (as defined in the Severance Plan), all PSUs will fully vest at target performance level as of such termination date. The accelerated vesting of the

CIVITAS RESOURCES, INC. 2024 Proxy Statement

PSUs is based upon the closing price per share of our common stock on December 29, 2023, which was $68.38, multiplied by the number of PSUs that would vest upon the occurrence of the event indicated, and then adding any accumulated cash amounts pursuant to the dividend equivalent rights attributable to any such PSUs on that date. See “Compensation Discussion and Analysis—2023 Compensation Actions—Further Details of PSU and RSU Awards—Treatment upon Termination and Change in Control of 2023 PSUs and RSUs” above for further information.
(4)
Upon termination without Cause or resignation with Good Reason (as such terms are defined in the Severance Plan), Mr. Doyle is entitled to reimbursement for the cost of any COBRA premiums incurred during the 24-month period following the date of termination; and Ms. Foschi and Messrs. Walker, Counts and Kelly, are entitled to reimbursement for the cost of any COBRA premiums incurred during the 12-month period following the date of termination. If such termination occurs within 12 months following a change in control, Mr. Doyle is entitled to reimbursement for the cost of any COBRA premiums incurred during the 24-month period following the date of termination; and Ms. Foschi and Messrs. Walker, Counts and Kelly, are entitled to reimbursement for the cost of any COBRA premiums incurred during the 18-month period following the date of termination.

(5)
Mr. Owens’ employment with the Company was terminated without “cause” effective April 3, 2023. Mr. Owens received the severance benefits applicable for such termination as set forth in the Severance Plan for a Tier 1 Executive, as modified by the Owens Severance Agreement, which included (i) a cash severance payment equal to $1,500,000, payable in ratable installments during the 24 months following his separation date (which the Owens Severance Agreement modified to accelerate the timing of certain installments), (ii) treatment of outstanding equity awards in accordance with their terms (which the Owens Severance Agreement modified such that (a) all of Mr. Owens’ outstanding RSUs and PSUs granted in 2022 vested (with PSUs vesting at “target” performance levels) in connection with his separation and (b) the pro-rata portion of Mr. Owens’ outstanding PSUs granted in 2021 and 2023 vested in connection with his separation instead of at the end of the performance period, with actual performance for PSUs measured as of Mr. Owens’ termination date), and (iii) Company reimbursement of COBRA premium costs for up to 24 months following his separation date. The COBRA premium cost for Mr. Owens was calculated using the monthly reimbursement amount of approximately $1,839 that he received in 2023, multiplied by 24 months. Mr. Owens’ severance benefits were subject to his execution and non-revocation of a general release of claims in favor of the Company. See “Compensation Discussion and Analysis—Severance Agreement with Mr. Owens” above for further information. The RSU and PSU figures in the table for Mr. Owens include $1,233,808 of dividend equivalents paid in cash on his RSUs and PSUs that were accelerated.

CEO Pay Ratio
As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the total compensation of our employees and the annual total compensation of our President and Chief Executive Officer (our “CEO”). Mr. Doyle served as our CEO for fiscal year 2023.
For 2023, our last completed fiscal year:
•
The median of the annual total compensation of all employees of our Company (other than our CEO) was $184,456.

•
The annual total compensation of our CEO was $12,463,145.

Based on this information for 2023, the ratio of the annual total compensation of our CEO to the annual total compensation of our median employee was 67:1. Our pay ratio has been calculated in a manner consistent with Item 402(u) of Regulation S-K.
We identified our median employee by examining the total cash compensation paid to all of our employees in 2023, excluding our CEO, who were employed by us on December 29, 2023, the last day of our payroll year. Our employee population consisted of 515 employees, other than the CEO, with all individuals located in the United States. This population consisted of our full-time and part-time employees. In making this determination, we annualized the compensation of all permanent employees who were hired in 2023 but did not work for the entire twelve-month period. As reflected in our payroll records, for purposes of determining the total cash compensation paid, we included: the annual total compensation paid (or, in the case of hourly workers, annualized wages including overtime pay) and the amount of any cash incentives, including cash incentives earned in 2023, but not paid to the employee until 2024.
We identified our median employee based on annual total cash compensation, we calculated annual total cash compensation for such employee using the same methodology we use for our named executive officers, as

CIVITAS RESOURCES, INC. 2024 Proxy Statement

set forth in the Summary Compensation Table described above. For the year ended December 31, 2023, the total compensation for Mr. Doyle, was $12,463,145 as reported in the Summary Compensation Table above, which was the amount used for the ratio of annual total compensation for our CEO to the annual total compensation for our median employee.
The pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules based on our payroll and employment records and the methodology described above. The SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions and to make reasonable estimates and assumptions that reflect their compensation practices. As such, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.
Pay versus Performance
The following table sets forth certain information with respect to the Company’s financial performance and the compensation paid to our named executive officers (“NEOs”) for the fiscal years ended on December 31, 2023, December 31, 2022, December 31, 2021, and December 31, 2020.
									Value of Initial Fixed $100 Investment Based On:
Year	Summary Compensation Table Total for PEO 1(1)	Compensation Actually Paid to PEO 1(4)	Summary Compensation Table Total for PEO 2(2)	Compensation Actually Paid to PEO 2(4)	Summary Compensation Table Total for PEO 3(3)	Compensation Actually Paid to PEO 3(4)	Average Summary Compensation Table Total for Non-PEO NEOs(5)	Average Compensation Actually Paid to Non-PEO NEOs(4)(5)	Total Shareholder Return(6)(8)	Peer Group Total Shareholder Return(6)(8)	Net Income(7)(8)
2023	$12,463,145	$16,096,619	N/A	N/A	N/A	N/A	$5,210,663	$5,555,798	$357.46	$160.83	$784
2022	$9,625,418	$9,339,010	$1,004,156	$950,457	$11,445,908	$11,443,023	$3,602,958	$4,421,346	$275.14	$154.88	$1,248
2021	N/A	N/A	N/A	N/A	$2,938,020	$9,723,776	$2,474,804	$3,977,856	$214.79	$106.29	$179
2020	N/A	N/A	N/A	N/A	$2,274,165	$1,297,858	$1,130,031	$910,473	$82.82	$63.42	$104

(1)
Mr. Doyle was a Principal Executive Officer of the Company (“PEO”) in fiscal years 2023 and 2022. Mr. Doyle joined the Company as its President and Chief Executive Officer on May 2, 2022.

(2)
Mr. Dell was a PEO only in fiscal year 2022. Mr. Dell served as Interim Chief Executive Officer from January 31, 2022 until May 2, 2022. During his service as Interim Chief Executive Officer at the Company, he remained an employee of Kimmeridge and did not receive any compensation directly from the Company for his service as Interim Chief Executive Officer or participate in any of the Company’s employee benefits plans. Mr. Dell only received compensation directly from the Company for his services as a director of the Company. In addition, Mr. Dell was allowed private aircraft usage during the period he served as Interim Chief Executive Officer, and the amounts for such private aircraft usage were paid by the Company to Kimmeridge.

(3)
Mr. Greager was a PEO in fiscal years 2022, 2021 and 2020. Mr. Greager’s employment with the Company terminated effective January 31, 2022.

(4)
The dollar amounts reported represent the amount of “compensation actually paid” (“CAP”), as computed in accordance with SEC rules. “Compensation actually paid” does not necessarily represent cash and/or equity value transferred to the applicable NEO without restriction, but rather is a value calculated under applicable SEC rules. The “compensation actually paid” reflects the adjustments set forth in the table below made to the total compensation amounts reported in the Summary Compensation Table for the applicable year, computed in accordance with Item 402(v) of Regulation S-K. We do not have a defined benefit plan so no adjustment for pension benefits is included in the table below. Similarly, no adjustment is made for dividends as the NEOs are not entitled to receive dividends with respect to unvested RSUs and PSUs and are only entitled to dividend equivalent rights that are payable in cash at the same time as the related RSUs and PSUs vest and are settled:

CIVITAS RESOURCES, INC. 2024 Proxy Statement

Fiscal Year	Executives	SCT (A)	Minus Stock Award Values from SCT (B)	Year End Value of New Awards (C1)	Change in Value of Unvested Awards (C2)	Change in Value of Vested Awards (C3)	Fair Value as of Vesting Date of Awards Granted and Vested in the Year (C4)	Prior Year End Value of Awards That Failed to Meet Vesting Criteria (C5)	Total Equity CAP (D) = (C1)+ (C2)+(C3)+ (C4)+(C5)	CAP (E) = (A)+ (B)+(D)
2023	PEO 1—Mr. Doyle	$12,463,145	$(9,008,479)	$8,963,696	$3,426,257	$252,001	$0	$0	$12,641,954	$16,096,620
	Non-PEO NEOs	$5,210,663	$(3,532,291)	$2,754,029	$958,198	$94,015	$71,184	$0	$3,877,426	$5,555,798

(A)
The dollar amounts reported in the Summary Compensation Table for the applicable year.

(B)
The amounts reported in the “Stock Awards” column in the Summary Compensation Table for the applicable year represent the grant date fair value of equity awards granted in the applicable year.

(C)
The recalculated value of equity awards for each applicable year includes the addition (or subtraction, as applicable) of the following:

(C1)
the year-end fair value of any equity awards granted in the applicable year that are outstanding and unvested as of the end of the year;

(C2)
the amount of change as of the end of the applicable year (from the end of the prior fiscal year) in fair value of any awards granted in prior years that are outstanding and unvested as of the end of the applicable year;

(C3)
for awards that vest in applicable year, the change in the fair value as of the vesting date from the end of the prior year;

(C4)
for awards that are granted and vest in the same year, the fair value as of the vesting date;

(C5)
the fair value of awards as of the end of previous fiscal year that were granted in prior years and failed to meet vesting criteria in the current fiscal year.

(D)
Total Equity Adjustments from the addition (or subtraction, as applicable) of re-valued equity.

(E)
“Compensation actually paid” does not necessarily represent cash and/or equity value transferred to the applicable NEO without restriction, but rather is a value calculated under applicable SEC rules.

In calculating the “compensation actually paid” amounts, the fair value or change in fair value, as applicable, of the equity award adjustments included in such calculations was computed in accordance with FASB ASC Topic 718. The valuation assumptions used to calculate such fair values did not materially differ from those disclosed at the time of grant.
(5)
The names of each of the non-PEO NEOs reflected in these columns for each applicable fiscal year are as follows: (i) for fiscal year 2023, Marianella Foschi, Thomas Hodge Walker, Travis L. Counts, Jeffrey S. Kelly, and Matthew R. Owens; (ii) for fiscal year 2022, Matthew R. Owens, Travis L. Counts, Marianella Foschi, Sandra K. Garbiso, Dean Tinsley, and Cyrus D. Marter; (iii) for fiscal year 2021, Brant H. DeMuth, Marianella Foschi, Cyrus D. Marter, Dean Tinsley, and Sandra K. Garbiso; and (iv) for fiscal year 2020, Brant H. DeMuth, Cyrus D. Marter, Dean Tinsley, and Sandra K. Garbiso.

(6)
The Company TSR and the Company’s Peer Group TSR reflected in these columns for each applicable fiscal year is calculated based on a fixed investment of $100 at the applicable measurement point on the same cumulative basis as is used in Item 201(e) of Regulation S-K. The peer group used to determine the Company’s Peer Group TSR for each applicable fiscal year is the Standard and Poor’s 500 Oil & Gas Exploration & Production Index (“S&P O&G E&P Index”) as disclosed in the Company’s Form 10-K filed with the SEC on February 27, 2024 pursuant to Item 201(e) of Regulation S-K.

(7)
Represents the amount of net income reflected in the Company’s audited financial statements for each applicable fiscal year (amounts presented in thousands).

(8)
As described below in “—Pay versus Performance Tabular List,” the only performance measure used by us to link ‘compensation actually paid’ to our NEOs to company performance for fiscal year 2023 was absolute total shareholder return, which is already required to be disclosed in the table. Accordingly, we have not included a separate Company-Selected Measure in the table.

CIVITAS RESOURCES, INC. 2024 Proxy Statement

Pay versus Performance Comparative Disclosure
As described in more detail in the section titled “Compensation Discussion and Analysis—Elements of Our 2023 Executive Compensation and Why We Pay Each Element—Pay-for-Performance,” the Company’s executive compensation program reflects a variable pay-for-performance philosophy. Further, the Company generally seeks to incentivize long-term performance, and therefore does not specifically align the Company’s performance measures with “compensation actually paid” for a particular year (as computed in accordance with Item 402(v) of Regulation S-K).
In accordance with Item 402(v) of Regulation S-K, the Company is providing graphical descriptions of the relationships between the information presented in the table above.

CIVITAS RESOURCES, INC. 2024 Proxy Statement

Pay versus Performance Tabular List
Our executive compensation program was simplified following mergers with Extraction and Crestone Peak to only provide base salary and long-term incentive as the direct pay elements (along with health and welfare benefits). Beginning in 2023, awards under the LTIP were restructured to be weighted (i) seventy percent in the form of PSUs tied to absolute total shareholder return, and (ii) thirty percent in the form of time-based RSUs. See “Compensation Discussion and Analysis—Introduction—Features of Our Compensation Program in 2023” above for further information.
The following table lists our most important and only performance measure used by us to link “compensation actually paid” to our NEOs to company performance for fiscal year 2023.
Most Important Performance Measure
Absolute Total Shareholder Return
Director Compensation
Our Board believes that attracting and retaining qualified independent directors is critical to the ongoing operation of our Company. Similar to the evaluation of the compensation of our executives, our Compensation Committee engages the Compensation Consultant to conduct an analysis of the independent director compensation.
Effective May 31, 2023, the Company adopted its Amended & Restated Independent Director Compensation Program (the “Independent Director Compensation Program”), which amended the Company’s previous independent director compensation program (the “Prior Independent Director Compensation Program”) in three main ways: (i) added the $125,000 annual fee for serving as Chair of the Board that the Company implemented in connection with Mr. van Kempen’s appointment to the Board on February 22, 2023, (ii) structured the DSU award component so that new awards vest annually instead of quarterly and become fully vested on the earlier of (a) the day immediately preceding the date of the first annual meeting following the grant date, and (b) the first anniversary of the grant date, and (iii) provided that all amounts payable as a result of dividend equivalent rights are no longer paid on a current basis on both vested and unvested DSUs but instead are paid (1) with respect to vested DSUs, at the same time dividends are paid to our stockholders and (2) with respect to unvested DSUs, when such underlying DSUs vest.
Under the Company’s Independent Director Compensation Program there is no cash fee paid solely for serving as a director or a committee member. Rather, each non-employee director receives an annual grant of DSUs with a grant date value equal to $300,000, determined based on the Company’s 30-day VWAP. The annual cash fees for serving as chair of a committee and the Board, which are paid in quarterly installments, are as follows:
Board/Committee	Committee Chair Compensation ($)
Board Chair	125,000
Audit Committee Chair	25,000
Compensation Chair	20,000
ESG Committee Chair	20,000
Nominating and Corporate Governance Chair	15,000
Directors who are also members of our executive management do not receive any additional compensation for their service on our Board.

CIVITAS RESOURCES, INC. 2024 Proxy Statement

The following table provides information concerning the compensation of our independent directors who served in 2023 for the fiscal year ended December 31, 2023.
Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Total ($)
Deborah Byers	—	375,509(3)	375,509
Morris R. Clark	25,000(4)	294,534	319,534
Benjamin Dell	—(5)	—	—
Carrie M. Fox	—	294,534	294,534
Carrie L. Hudak	20,000(6)	294,534	314,534
Brian Steck	2,184(7)	—	2,184
James M. Trimble	—	294,534	294,534
Wouter van Kempen	106,799(8)	375,509(3)	482,308
Howard A. Willard III	20,000(9)	294,534	314,534
Jeffrey E. Wojahn	12,816(10)	294,534	307,350

(1)
Amounts reflect the independent directors’ chair fees that were accrued and earned in 2023.

(2)
The amounts in the Stock Awards column represent the aggregate grant date fair value of DSU awards granted under our LTIPs in 2023, computed in accordance with ASC Topic 718. It does not reflect the actual value that may be realized by the independent director. The discussion of the assumptions used in calculating the aggregate grant date fair value of the DSU awards for purposes of the Company’s financial statements can be found in Note 7 to the financial statements as set forth in the Company’s Form 10-K filed with the SEC on February 27, 2024. Such calculation differs from the calculation used for purposes of our independent director compensation program, which uses the Company’s 30-day VWAP. The amounts in the Stock Awards column for grants of DSUs made at the 2023 annual meeting of stockholders are equivalent to a $300,000 grant-date fair value when determined based on the Company’s 30-day VWAP prior to the grant date. No stock options were awarded to independent directors in fiscal year 2023, and there were no outstanding stock options held by our independent directors as of December 31, 2023. Each DSU is entitled to a dividend equivalent right to receive a cash payment based on the regular cash dividends that would have been paid on a share of our common stock. The following table provides information, as of December 31, 2023, on outstanding DSUs held by our current independent directors.

Name	DSUs Outstanding and Deferred (#)
Deborah Byers	5,673
Morris R. Clark	28,704
Carrie M. Fox	28,704
Carrie L. Hudak	12,465
James M. Trimble	12,465
Wouter van Kempen	5,673
Howard A. Willard III	28,704
Jeffrey E. Wojahn	12,465

(3)
Ms. Byers and Mr. van Kempen were each appointed to our Board effective February 22, 2023. Accordingly, Ms. Byers and Mr. van Kempen were each awarded a pro-rated DSU award consisting of 1,305 restricted stock units on February 22, 2023, which vested in quarterly installments in accordance with the Prior Independent Director Compensation Program.

(4)
Includes fees for serving as Chair of the Audit Committee.

(5)
Mr. Dell resigned from our Board effective as of February 22, 2023.

(6)
Includes fees for serving as Chair of the ESG Committee.

(7)
Mr. Steck resigned from our Board effective as of February 22, 2023. The amount includes fees for serving as Chair of the Nominating and Corporate Governance Committee. Mr. Steck’s fees were prorated downward to cover the partial period during the first quarter that Mr. Steck served as the Chair of the Nominating and Corporate Governance Committee.

CIVITAS RESOURCES, INC. 2024 Proxy Statement

(8)
Includes fees for serving as Chair of the Board. Mr. van Kempen’s fees were prorated downward to cover the portion of 2023 that Mr. van Kempen served as Chair of the Board.

(9)
Includes fees for serving as Chair of the Compensation Committee.

(10)
Includes fees for serving as Chair of the Nominating and Corporate Governance Committee. Mr. Wojahn’s fees were prorated downward to cover the portion of 2023 that Mr. Wojahn served as Chair of the Nominating and Corporate Governance Committee.

CIVITAS RESOURCES, INC. 2024 Proxy Statement

Securities Authorized for Issuance Under Equity Compensation Plans

The following table represents the securities authorized for issuance under our compensation plans, as of December 31, 2023.
Equity Compensation Plan Information
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in first column)
Equity compensation plans approved by security holders	956,510(1)	34.36(2)	463,473(3)
Equity compensation plans not approved by security holders	1,100,748(4)	N/A	1,996,410(5)
Total	2,057,259	—	2,459,883

(1)
Represents (i) 1,131 shares underlying outstanding stock options to purchase shares of the Company’s common stock, (ii) 370,081 RSUs, and (iii) 585,298 PSUs granted under the Company’s 2017 LTIP and 2021 LTIP. The number of shares of the Company’s common stock that may be issued to settle PSUs ranges from 0% to 200% for PSUs granted prior to 2023 and 0% to 225% for PSUs granted in 2023 of the number of PSUs awarded based upon attainment of certain pre-determined performance goals. For all PSU awards, the PSUs will be settled in shares of the Company’s common stock following the conclusion of the three-year measurement period. The amount in this column assumes the maximum 200% or 225% payout of PSUs, as applicable. See “Compensation Discussion and Analysis—2023 Compensation Actions—Long-Term Equity Based Incentives” above for further information.

(2)
The weighted-average exercise price relates solely to shares subject to outstanding stock options, as shares subject to RSUs and PSUs have no exercise price.

(3)
Represents securities available for issuance under our 2021 LTIP.

(4)
Represents 485,546 RSUs and 615,202 PSUs granted under the Extraction LTIP. Pursuant to the terms of the merger agreement between the Company and Extraction, all outstanding Extraction LTIP awards were converted to economically equivalent Civitas awards. The number of shares of the Company’s common stock that may be issued to settle PSUs ranges from 0% to 200% for PSUs granted prior to 2023 and 0% to 225% for PSUs granted in 2023 of the number of PSUs awarded based upon attainment of certain pre-determined performance goals. For all PSU awards, the PSUs will be settled in shares of the Company’s common stock following the conclusion of the three-year measurement period. The amount in this column assumes the maximum 200% or 225% payout of PSUs, as applicable. See “Compensation Discussion and Analysis—2023 Compensation Actions — Long-Term Equity Based Incentives” above for further information.

(5)
Represents securities available for issuance under the Extraction LTIP. The Extraction LTIP was approved by the U.S. Bankruptcy Court for the District of Delaware and became effective upon Extraction’s emergence from bankruptcy proceedings. Civitas assumed the Extraction LTIP in connection with the merger. New awards under the Extraction LTIP can only be granted to individuals (i) who were employed by or otherwise providing services to Extraction or its affiliates immediately before the closing of the merger or (ii) who were hired by, or otherwise became service providers to, the Company or its affiliates on or after the closing of the merger. See Note 7 to the financial statements, set forth in the Company’s Form 10-K filed with the SEC on February 27, 2024, for further information regarding the Extraction LTIP.

CIVITAS RESOURCES, INC. 2024 Proxy Statement

Compensation Committee Interlocks and Insider Participation

Messrs. van Kempen, Clark, Willard, and Wojahn are the current members of the Compensation Committee. No member of our Compensation Committee has been at any time an employee of ours. None of our executive officers serve or have served on the board of directors or compensation committee of a company that has one or more executive officers who serve on our Board or Compensation Committee. No member of our Board is an executive officer of a company at which one or more of our executive officers serves as a member of the board of directors or compensation committee of that company.

CIVITAS RESOURCES, INC. 2024 Proxy Statement

Audit Committee Report

The information contained in this Audit Committee Report and references in this proxy statement to the independence of the Audit Committee members shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates such information by reference in such filing.
The Audit Committee is currently composed of four directors, Messrs. Clark and Trimble, and Mses. Byers and Hudak, and operates under a written charter adopted by the Board. Each member of the Audit Committee meets the independence requirements of the NYSE listing standards and other applicable standards. The duties of the Audit Committee are summarized in this proxy statement under “Corporate Governance—Audit Committee” and are more fully described in the charter which can be viewed on the Company’s website under “Corporate Governance.”
The Board has charged the Audit Committee with a number of responsibilities, including review of the adequacy of the Company’s financial reporting, accounting systems and processes, and internal controls. During the last fiscal year, and earlier this year in preparation for the filing with the SEC of the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, the Audit Committee:
•
reviewed and discussed the Company’s audited financial statements as of and for the year ended December 31, 2023 with management and with the independent registered public accountants;

•
reviewed and discussed the Company’s system of internal controls;

•
required management to perform an evaluation and make an assessment of the effectiveness of the Company’s internal controls over financial reporting asserting compliance with the Sarbanes-Oxley Act of 2002 and discussed the results with management and with the independent registered public accountants;

•
reviewed and discussed the Company’s assessment of risk related to financial reporting;

•
provided oversight to the internal audit function;

•
reviewed and discussed with the independent registered public accountants (i) their judgments as to the quality of the Company’s accounting policies, (ii) the quality, clarity, consistency, and completeness of the Company’s financial reporting and disclosures, (iii) the written disclosures and letter from the independent registered public accountants required by Public Company Accounting Oversight Board Independence Rules, including the independent registered public accountants’ independence, and (iv) the matters required to be discussed by Public Company Accounting Oversight Board Auditing Standard No. 16, Communications with Audit Committees;

•
discussed with management and with the independent registered public accountants the process by which the Company’s principal executive officer and principal financial officer make the certifications required by the SEC in connection with the filing with the SEC of the Company’s periodic reports, including reports on Forms 10-K and 10-Q;

•
pre-approved all auditing services and non-audit services to be performed for the Company by the independent registered public accountants as required by the applicable rules promulgated pursuant to the Exchange Act (details regarding the fees paid to Deloitte in fiscal year 2023 for audit services, tax services and all other services, are set forth in “Proposal Two—Ratification of Selection of Independent Registered Public Accountant—Audit and Other Fees” below); and

•
considered whether, to assure continuing auditor independence, it would be advisable to regularly rotate the audit firm itself, as recommended by the NYSE’s corporate governance rules.

With respect to rotation of the audit firm, the Audit Committee has concluded that the current benefits to the Company from continued retention of Deloitte warrant retaining the firm at this time. The Audit Committee will, however, continue to review this issue on an ongoing basis.
Notwithstanding the foregoing actions and the responsibilities set forth in the Audit Committee’s charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s consolidated financial statements are complete and accurate and in accordance with generally accepted accounting principles. Management is responsible for the Company’s financial reporting process, including its system of internal controls, and for the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States. The independent registered public accountants are responsible for

CIVITAS RESOURCES, INC. 2024 Proxy Statement

expressing an opinion on those financial statements. Audit Committee members are not employees of the Company. Therefore, the Audit Committee has relied, without independent verification, on management’s representation that the consolidated financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States and on the representations of the independent registered public accountants included in their report on the Company’s consolidated financial statements.
The Audit Committee meets regularly with management, the Company’s internal auditors, and the independent auditors, including private discussions with the independent registered public accountants, and receives the communications described above. The Audit Committee has also established procedures for (i) the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters and (ii) the confidential, anonymous submission by the Company’s employees of concerns regarding questionable accounting or auditing matters. However, this oversight does not provide us with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, our considerations and discussions with management and the independent registered public accountants do not assure that the Company’s consolidated financial statements are presented in accordance with generally accepted accounting principles or that the audit of the Company’s consolidated financial statements has been carried out in accordance with generally accepted auditing standards.
Based on the review and discussion referred to above, and in reliance on the information, opinions, reports, and statements presented to us by the Company’s management and Deloitte, we recommended to the Board that the December 31, 2023 audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K.
Audit Committee of
The Board of Directors
Morris R. Clark, Chair
Deborah Byers, Member
Carrie L. Hudak, Member
James M. Trimble, Member

CIVITAS RESOURCES, INC. 2024 Proxy Statement

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information regarding the beneficial ownership of common stock as of April 8, 2024 by (i) each person who is known by the Company to own beneficially more than five percent of the outstanding shares of common stock, (ii) each named executive officer of the Company, (iii) each director of the Company, and (iv) all directors and executive officers as a group.
Except as otherwise indicated in the footnotes to the table, each person has sole voting and investment power with respect to all shares of our common stock beneficially owned by them, except to the extent this power may be shared with a spouse. The address for the Company’s directors and executive officers is 555 17th Street, Suite 3700, Denver, Colorado 80202.
Name of Beneficial Owner	Common Stock Beneficially Owned(1)	Warrants	Restricted Stock Units(2)	Deferred Restricted Stock Units	Non- Qualified Stock Options	Total Stock and Stock- Based Holdings	Percentage of Class(3)
Significant Stockholders
Canada Pension Plan Investment Board(4)	16,480,721	—	—	—	—	16,480,721	16.5%
BlackRock, Inc. (5)	9,997,967	—	—	—	—	9,997,967	10.0%
The Vanguard Group(6)	9,426,017	—	—	—	—	9,426,017	9.4%
Vencer Energy Holdings, LLC(7)	7,181,527	—	—	—	—	7,181,527	7.2%
Directors and Named Executive Officers
Deborah Byers(8)	5,673	—	—	5,673	—	5,673	*
Morris A. Clark(8)	28,704	—	—	28,704	—	28,704	*
Carrie M. Fox(8)	28,704	—	—	28,704	—	28,704	*
Carrie L. Hudak(8)	27,404	—	—	12,465	—	27,404	*
James M. Trimble(8)	39,347	—	—	12,465	—	39,347	*
Wouter van Kempen(8)	5,673	—	—	5,673	—	5,673	*
Howard A. Willard(8)	28,704	—	—	28,704	—	28,704	*
Jeffrey E. Wojahn(8)	34,234	—	—	12,465	—	34,234	*
M. Christopher Doyle(8)(9)	68,454	—	85,698	—	—	135,360	*
Marianella Foschi(9)(10)	75,653	955	21,612	—	—	98,220	*
T. Hodge Walker(9)	6,164	—	33,334	—	—	39,498	*
Travis L. Counts(9)	15,388	—	31,773	—	—	47,161	*
Jeffrey S. Kelly(9)	—	—	19,890	—	—	19,890	*
Matthew R. Owens(9)(11)	91,683	—	—	—	—	91,683	*
All current directors and executive officers as a group (14 persons)(12)	364,102	955	199,320	134,853	—	545,585	*

*
Less than 1%.

(1)
Includes shares under outstanding RSUs and DSUs that directors (if they were to resign from the Board) and executive officers may acquire within 60 days from April 8, 2024 as follows: (i) Mr. Doyle, 18,792 shares and (ii) each non-employee director, a number of shares equal to the number of DSUs set forth in the table.

(2)
According to SEC rules, beneficial ownership includes shares as to which the individual or entity has voting power or investment power and any shares that the individual has a right to acquire within 60 days of a date reasonably selected by us, through the exercise of any right. We selected April 8, 2024 as the determination date.

(3)
Based on 100,090,259 shares of common stock outstanding as of April 8, 2024.

(4)
According to a Schedule 13D/A filed with the SEC on January 27, 2023 by Canada Pension Plan Investment Board (“CPPIB”) and CPPIB Crestone Peak Resources Canada Inc. (“CP Canada”), CPPIB has, with respect to Civitas Resources’ common stock, sole power to vote no shares, shared voting power over 16,480,721 shares, sole power to dispose of no shares, and shared power to dispose of 16,480,721 shares. CP Canada

CIVITAS RESOURCES, INC. 2024 Proxy Statement

has, with respect to Civitas Resources’ common stock, sole power to vote no shares, shared voting power over 16,480,721 shares, sole power to dispose of no shares, and shared power to dispose of 16,480,721 shares. The 13D/A contained information as of January 24, 2023, and may not reflect current holdings of Civitas Resources’ common stock. The address of CPPIB and CP Canada is One Queen Street East, Suite 2500, Toronto, Ontario, M5C 2W, Canada.
(5)
According to a Schedule 13G/A filed with the SEC on January 24, 2024 by BlackRock, Inc. (“BlackRock”), Blackrock has, with respect to Civitas Resources’ common stock, sole power to vote 9,997,967 shares, shared voting power over no shares, sole power to dispose of 9,997,967 shares, and shared power to dispose of no shares. The 13G/A contained information as of December 31, 2023 and may not reflect current holdings of Civitas Resources’ common stock. The address of BlackRock is 50 Hudson Yards, New York, NY 10001.

(6)
According to a Schedule 13G/A filed with the SEC on February 13, 2024 by The Vanguard Group (“Vanguard”), Vanguard has, with respect to Civitas Resources’ common stock, sole voting power over no shares, shared voting power over 50,318 shares, sole power to dispose of 9,303,513 shares, and shared power to dispose of 122,504 shares. The 13G/A contained information as of December 29, 2023, and may not reflect current holdings of Civitas Resources’ common stock. The address of Vanguard is 100 Vanguard Blvd., Malvern, PA 19355.

(7)
According to a Schedule 13G filed with the SEC on January 11, 2024 by Vencer Energy Holdings, LLC (“Vencer Holdings”), Vencer Energy AIV, LLC (“Vencer AIV”), V-US Upstream Co. (“V-US”), Vitol US Holding Co. (“Vitol US”), Euromin Inc. (“Euromin”), and Vitol Holding B.V. (“Vitol Holding” and together with Vencer Holdings, Vencer AIV, V-US, Vitol US, and Euromin, the “Vencer Entities”), each of the Vencer Entities has, with respect to Civitas Resources’ common stock, sole voting power over no shares, shared voting power over 7,181,527 shares, sole power to dispose over no shares, and shared power to dispose of 7,181,527 shares. The 13G contained information as of January 2, 2024, and may not reflect current holdings of Civitas Resources’ common stock. The principal business address for Vitol Holding is Weena 690, 18th Floor, 3012 CN Rotterdam, the Netherlands. The principal business address for Vencer AIV is 94 Solaris Avenue, Camana Bay, P.O. Box 1348, Grand Cayman, KY1-1108. The principal business address for each of Vencer Holdings, V-US, Vitol US, and Euromin is 2925 Richmond Ave., 11th Floor, Houston, TX 77098.

(8)
Director of the Company. See “Executive Compensation Tables and Other Compensation Disclosure—Director Compensation” above for further information.

(9)
Named executive officer of the Company.

(10)
Includes 637 Tranche A Warrants issued at a price of $91.91 and 318 Tranche B Warrants issued at a price of $104.45.

(11)
Mr. Owens’ employment with the Company terminated effective April 3, 2023. Amounts reflect shares held by Mr. Owens as reported by Mr. Owens on January 27, 2024.

(12)
Includes directors and current executive officers.

Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than ten percent of our common stock, to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock.
To our knowledge, based solely on a review of the copies of such reports and amendments thereto furnished to us and written representations that no other reports were required, we believe that all required reports of our officers, directors and greater than ten percent stockholders under Section 16(a) were timely filed during the year ended December 31, 2023.

CIVITAS RESOURCES, INC. 2024 Proxy Statement

Transactions With Related Persons

Procedures for Review, Approval and Ratification of Related Person Transactions
An “Interested Transaction” is any transaction, arrangement or relationship or series of similar transactions, arrangements or relationships (including any indebtedness or guarantee of indebtedness) in which: (i) the aggregate amount involved will or may be expected to exceed $120,000 in any fiscal year; (ii) the Company or any of its subsidiaries is a participant; and (iii) any “Related Party” has or will have a direct or indirect material interest (other than solely as a result of being a director or a less than 10% beneficial owner of another entity). A “Related Party” includes:
•
a director or director nominee of the Company;

•
an executive officer of the Company;

•
a stockholder beneficially owning more than 5% of any class of the common stock of the Company;

•
a person who is an immediate family member or sharing the household of any of the foregoing; or

•
any firm, corporation, or other entity in which any of the foregoing persons is a partner or principal or in a similar position or in which such person has a 10% or greater beneficial ownership interest.

Our Audit Committee reviews all Interested Transactions that the rules of the SEC require be disclosed in the Company’s proxy statement and makes a determination regarding the initial authorization or ratification of any such transaction.
The Audit Committee is also charged with reviewing the material facts of all Interested Transactions and either approving or disapproving the Company’s participation in such transactions under the Company’s Related Party Transactions Policy adopted by the Board. This written policy preapproves the following transactions:
•
any employment of an executive officer if his or her compensation is required to be reported in the Company’s proxy statement under Item 402 of Regulation S-K;

•
director compensation which is required to be reported in the Company’s proxy statement under Item 402 of Regulation S-K;

•
any transaction with another company at which a Related Party’s only relationship is as an employee (other than an executive officer), director, or beneficial owner of less than 10% of that company’s voting securities if the aggregate amount involved for any particular service does not exceed the greater of $500,000 or 25% of that company’s total annual revenues; and

•
any charitable contribution, grant or endowment by the Company to a charitable organization, foundation, or university at which a Related Party’s only relationship is as an employee (other than an executive officer) or a director if the aggregate amount involved does not exceed the lesser of $200,000 or 10% of the charitable organization’s total annual receipts.

Prior to a Related Party entering into an Interested Transaction, the Audit Committee reviews the material facts of such Interested Transaction and either approves or disapproves the Interested Transaction. If advance Audit Committee approval of an Interested Transaction is not feasible, then the Interested Transaction is considered and ratified (if the Audit Committee determines it to be appropriate) at the Audit Committee’s next regularly scheduled meeting. In determining whether to approve or disapprove an Interested Transaction, the Audit Committee takes into account, among other factors, the following: (i) whether the Interested Transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances, (ii) the extent of the Related Party’s interest in the transaction, and (iii) whether the Interested Transaction is material to the Company. Further, the policy requires all Interested Transactions that are required to be disclosed in the Company’s filings with the SEC to be disclosed in accordance with applicable laws, rules, and regulations.
Related Party Transactions
On January 24, 2023, we entered into a share purchase agreement (the “Share Purchase Agreement”) with CP Canada, for the purchase of 4,918,032 shares of our common stock in a privately-negotiated transaction (the “Purchase”). At the time of the Purchase, CP Canada beneficially owned 21,398,753 shares of common stock, which represented approximately 25.1% of the outstanding shares of common stock. CP Canada remains our largest stockholder following the Purchase, owning approximately 16.4% of the common stock currently outstanding.

CIVITAS RESOURCES, INC. 2024 Proxy Statement

The price per share for the Purchase equaled $61.00 for a total purchase price of approximately $300 million. The Share Purchase Agreement contained customary representations and warranties of the Company and CP Canada. The Purchase and the Share Purchase Agreement were approved by the Board and, following a review pursuant to the Company’s Related Party Transactions Policy described above, by the Audit Committee.
On August 2, 2023, the Company completed the transactions (such transactions, the “Tap Rock Acquisition”) contemplated by that certain membership interest purchase agreement, dated as of June 19, 2023, by and between the Company, Tap Rock Resources Legacy, LLC, Tap Rock Resources Intermediate, LLC, Tap Rock Resources II Legacy, LLC, Tap Rock Resources II Intermediate, LLC, Tap Rock NM10 Legacy Holdings, LLC, Tap Rock NM10 Holdings Intermediate, LLC, and Tap Rock I Legacy, and Tap Rock Resources, LLC (collectively, the “Tap Rock Entities”), pursuant to which certain subsidiaries of the Tap Rock Entities became subsidiaries of the Company (the “Tap Rock Acquired Subsidiaries”). Carrie Fox, one of the Company’s independent directors, is the President and Chief Executive Officer of Driltek, Inc. (“Driltek”). Historically, certain of the Tap Rock Acquired Subsidiaries paid Driltek for operational technical services (“Services”) pursuant to a master services agreement (the “Master Services Agreement”) and, as a result of the consummation of the Tap Rock Acquisition, the Company became party to the Master Services Agreement for the provision of Services. The transactions contemplated by the Master Services Agreement were made on an arms-length basis, are of like-kind for similar businesses to that of the Company, and were made in the ordinary course of the Company’s business, and the Master Services Agreement was ratified and approved pursuant to the Company’s Related Party Transactions Policy. For the fiscal year ended December 31, 2023, Driltek was paid approximately $195,000 by the Company for Services following the completion of the Tap Rock Acquisition.
Mr. Troy Owens, brother of Mr. Matthew R. Owens, our former Chief Operating Officer, is employed by us as an engineer. Consistent with market compensation for his services, Mr. Troy Owens received approximately $0.2 million in aggregate cash compensation relating to the fiscal year ended December 31, 2023. In addition, Mr. Troy Owens received certain long-term incentives during the same period in the form of restricted stock units that vest over a period of three years, as well as nonequity incentive compensation awards under the Company’s STIP and other benefits (including Company contributions to his 401(k)).
Other than as described above, from January 1, 2023 to the present, there was no transaction or series of transactions, nor is there currently any proposed transaction, to which we were or are a party in which the amount involved exceeded or exceeds $120,000 and in which any of our directors, executive officers, holders of more than 5% of any class of our voting securities, or any member of the immediate family of any of the foregoing persons, had or will have a direct or indirect material interest, other than compensation arrangements with directors or executive officers, which are described in “Compensation Discussion and Analysis” and “Executive Compensation Tables and Other Compensation Disclosure—Director Compensation.”

CIVITAS RESOURCES, INC. 2024 Proxy Statement

PROPOSAL TWO: RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANT

The Audit Committee has selected Deloitte & Touche LLP (“Deloitte”) as the independent registered public accounting firm of the Company for the year ending December 31, 2024. The Board is submitting the selection of Deloitte for ratification at the Annual Meeting. The submission of this matter for approval by stockholders is not legally required, but the Board and the Audit Committee believe the submission provides an opportunity for stockholders, through their vote, to communicate with the Board and the Audit Committee about an important aspect of corporate governance. If the stockholders do not ratify the selection of Deloitte, the Audit Committee will reconsider the selection of that firm as the Company’s auditors.
The Audit Committee has the sole authority and responsibility to retain, evaluate, and replace the Company’s auditors. The stockholders’ ratification of the appointment of Deloitte does not limit the authority of the Audit Committee to change auditors at any time, if it determines that such a change would be in the best interests of the Company or our stockholders.
Audit and Other Fees
The following tables set forth the aggregate fees paid by the Company for audit and other permitted services provided by Deloitte for the years ended December 31, 2023 and 2022:
Deloitte
Description	2023 ($)	2022 ($)
Audit Fees(1)	2,482,294	1,944,883
Audit-Related Fees(2)	677,352	233,443
Tax Fees(3)	458,973	828,738
All Other Fees	—	—
Total	3,618,619	3,007,064

(1)
Services rendered in 2023 and 2022 include auditing our financial statements included in the Company’s Annual Report filed on Form 10-K and our internal controls over financial reporting and quarterly reviews of our interim financial statements filed on Form 10-Q.

(2)
Includes fees for audits of, and related to, attest engagements, comfort letters, and similar items.

(3)
Represents professional services in connection with income tax compliance and assistance with tax matters related to the Permian Acquisitions.

The charter of the Audit Committee requires that the Audit Committee review and pre-approve the plan and scope of the independent auditor’s audit, tax, and other services. The Audit Committee pre-approved 100% of the services described above under the captions “Audit Fees,” “Audit-Related Fees,” “Tax Fees,” and “All Other Fees” incurred during 2023 and 2022.
Audit and Non-Audit Services Pre-Approval Policy.   The Audit Committee has adopted a Pre-Approval Policy (the “Policy”) for the approval of services of the independent registered public accounting firm (“Independent Auditor”). This Policy outlines the scope of services the Independent Auditor may provide to the Company. The Audit Committee must pre-approve the audit and non-audit services performed by its Independent Auditor in order to assure that the provision of such service does not impair the Independent Auditor’s independence. Before the Company engages an Independent Auditor to render any non-audit service, the engagement must be either: (1) specifically approved by the Audit Committee, or (2) entered into pursuant to the Policy. The Policy also specifies certain non-audit services that are prohibited from being performed by its Independent Auditor.
The Policy describes the Audit, Audit-Related, and Tax services, and All Other Services that have the pre-approval of the Audit Committee. The term of any pre-approval is twelve months from the date of pre-approval, unless the Audit Committee specifically provides for a different period. The Audit Committee will periodically revise the list of pre-approved services, based on subsequent determinations. The Audit Committee shall review the Policy annually with management and its Independent Auditor for purposes of assuring its continued appropriateness and compliance with applicable listing standards, including regulations of the SEC and Public Company Accounting Oversight Board (the “PCAOB”). The Audit Committee may delegate

CIVITAS RESOURCES, INC. 2024 Proxy Statement

pre-approval authority to one or more of its members. The member or members to whom such authority is delegated shall report any pre-approval decisions to the Audit Committee at its next scheduled meeting. The Audit Committee does not delegate to management the Audit Committee’s responsibilities to pre-approve services performed by the Independent Auditor.
The Company’s management shall inform the Audit Committee of each service performed by the Independent Auditor pursuant to the Policy or performed in violation of the Policy. Requests or applications to provide services that require separate approval by the Audit Committee shall be submitted to the Audit Committee by both the Independent Auditor and the Chief Financial Officer or the Chief Accounting Officer and must include a joint statement as to whether, in their view, the request or application is consistent with the SEC’s and the PCAOB’s rules on registered public accounting firm independence.
The Company expects that representatives of Deloitte will be present at the Annual Meeting to respond to appropriate questions and to make a statement if they desire to do so.
The Board unanimously recommends that stockholders vote “FOR” Proposal Two and approve the ratification of the selection of Deloitte as the independent registered public accountant of the Company for 2024.

CIVITAS RESOURCES, INC. 2024 Proxy Statement

PROPOSAL THREE: APPROVAL OF THE CIVITAS RESOURCES, INC. 2024 LONG TERM INCENTIVE PLAN

Overview
We are asking our stockholders to approve the Civitas Resources, Inc. 2024 Long Term Incentive Plan (the “Plan”), which, if approved by our stockholders, will supersede and replace the Civitas Resources, Inc. 2021 Long Term Incentive Plan (the “Prior Civitas Plan”), the Extraction Oil & Gas, Inc. 2021 Long Term Incentive Plan (the “Prior Extraction Plan”) and the Bonanza Creek Energy, Inc. 2017 Long Term Incentive Plan (the “Prior Bonanza Creek Plan” and, together with the Prior Civitas Plan and the Prior Extraction Plan, the “Prior Plans”) in their entirety.
The Compensation Committee adopted the Plan on April 11, 2024, subject to the approval of our stockholders at the Annual Meeting. The Compensation Committee and the Board believe that adopting the Plan is in the best interests of the Company and its stockholders because it will permit the Company to continue to provide incentive equity-based grants to promote the growth and success of the Company by aligning the interests of the Plan participants with those of the Company’s stockholders, and enable the Company to recruit, reward, and retain employees, officers, consultants, and directors of the Company and its affiliates.
If the Plan is approved by our stockholders at the Annual Meeting, the Plan will become effective on the date of the Annual Meeting, and the Prior Plans will terminate with respect to new awards effective on the date of the Annual Meeting, and from such date, no new awards will be granted under the Prior Plans. If the Plan is not approved by our stockholders at the Annual Meeting, the Plan will not become effective, and the Prior Civitas Plan will remain in effect until its expiration on June 2, 2031 and the Prior Extraction Plan will remain in effect until its expiration on January 20, 2031, in each case, in accordance with their terms (or, if occurring earlier, their termination), after which date no further awards may be granted under the Prior Civitas Plan or the Prior Extraction Plan. The Prior Bonanza Creek Plan was previously superseded and replaced by the Prior Civitas Plan, and no further awards will be granted under the Prior Bonanza Creek Plan regardless of whether the Plan is approved by our stockholders at the annual meeting. Whether or not the Plan is approved by our stockholders, each award granted under the Prior Plans prior to their expiration (or, if occurring earlier, their termination) will continue to be subject to the terms and provisions applicable to such award under the applicable award agreement and the applicable Prior Plan.
If the Plan is approved by our stockholders, we intend to file, pursuant to the Securities Act, a registration statement on Form S-8 to register the additional shares of common stock as soon as reasonably practicable thereafter.
Historical Information
The Prior Bonanza Creek Plan provided that the aggregate number of shares of common stock that were authorized for issuance thereunder was 2,467,430, and the Prior Civitas Plan, which replaced and superseded the Prior Bonanza Creek Plan in 2021, authorized for issuance an incremental 700,000 shares of common stock to those previously reserved under the Prior Bonanza Creek Plan. If any award granted under the Prior Civitas Plan or the Prior Bonanza Creek Plan expires or is canceled or forfeited, or if an award granted under the Prior Civitas Plan or the Prior Bonanza Creek Plan is settled in cash or otherwise terminates without delivery of any shares of common stock subject thereto, then the number of shares of common stock counted against the aggregate number of shares available under the Prior Civitas Plan with respect to such award shall again be available for issuance under the Prior Civitas Plan. The number of shares authorized for issuance under the Prior Civitas Plan is subject to adjustment in accordance with the terms of the Prior Civitas Plan upon certain changes in capitalization and similar events. In addition, in the event the Company substitutes or assumes awards in connection with a merger or similar event, the total number of shares of common stock reserved for issuance shall be increased by the corresponding number of awards assumed and, in the case of a substitution, by the net increase in the number of shares of common stock subject to awards before and after the substitution.
In conjunction with the Extraction Merger, the Company assumed the Prior Extraction Plan, which reserved 3,305,080 shares of common stock that became issuable by the Company. Shares of common stock subject to an award granted under the Prior Extraction Plan that expire or are canceled, forfeited, exchanged, settled in cash, or otherwise terminated (including shares forfeited with respect to restricted stock and the number of shares withheld or surrendered in payment of any exercise or purchase price of an award or taxes relating to an award) will again be available for awards under the Prior Extraction Plan. The number of shares authorized for issuance

CIVITAS RESOURCES, INC. 2024 Proxy Statement

under the Prior Extraction Plan is subject to adjustment in accordance with the terms of the Prior Extraction Plan upon certain changes in capitalization and similar events.
If the Plan is approved by our stockholders, 3,100,000 shares of common stock will be authorized for issuance thereunder, subject to adjustment in accordance with the terms of the Plan. This number includes 1,250,000 shares of common stock newly reserved for issuance under the Plan.
The market price per share of the securities underlying the shares as of April 8, 2024 was $75.72. For additional information regarding equity-based awards previously granted under the Prior Plans, please see Note 7 to our consolidated financial statements filed with our Form 10-K for the fiscal year ended December 31, 2023.
The following table provides certain additional information regarding awards outstanding and unvested under the Prior Plans as of April 8, 2024.
Total Full Value Awards Outstanding(1)	1,759,244
Total Outstanding Stock Options(2)	1,131
Weighted-Average Exercise Price of Stock Options Outstanding	$34.36
Weighted-Average Remaining Duration of Stock Options Outstanding	3.0
Total Number of Shares Available for Issuance under the Prior Plans(3)	1,570,330
Total Shares of Common Stock Outstanding	100,090,259

(1)
The total number of full value awards outstanding as of April 8, 2024 includes RSUs, DSUs, and PSUs. The number of shares subject to outstanding PSUs assumes performance at the target performance level.

(2)
No SARs were outstanding as of April 8, 2024.

(3)
The Prior Civitas Plan and the Prior Extraction Plan are our only active equity plans. The Company commits to grant no more than 20,000 shares subject to awards granted under the Prior Civitas Plan and the Prior Extraction Plan between April 8, 2024 and the date of the Annual Meeting. No additional shares may be granted under the Prior Civitas Plan and the Prior Extraction Plan subject to the approval of the Plan. The number of shares remaining available for future grant under the Prior Civitas Plan and the Prior Extraction Plan reflects PSUs at target payout.

Equity Use
Equity-based incentive awards represent a significant portion of our named executive officers’ compensation, representing approximately 87.5% of their total target compensation.
Expected Plan Duration.   Based on our historic and projected future use of equity-based compensation, we estimate that the shares requested under the Plan will be sufficient to provide awards for approximately three years. However, the actual duration of the share reserve will depend on currently unknown factors, such as the Company’s future stock price, changes in participation, our hiring and promotion activity, future grant practices, award type mix and levels, competitive market practices, acquisitions and divestitures, and the rate of returned shares due to forfeitures.
Burn Rate.   Our burn rate over the last three years has averaged 1.42%. “Burn rate” is calculated by dividing the total number of shares subject to equity awards granted in a given year by the total weighted average number of shares of common stock outstanding during the period and does not reflect any forfeitures or cancellations.
	2023	2022	2021
Stock Options and SARs Granted	—	—	—
Time-Based RSUs and DSUs Granted	607,987	573,524	662,748
PSUs Granted	290,496	282,224	177,034
Weighted-Average Fully Diluted Common Shares Outstanding	86,988,000	85,604,000	37,746,000
Burn Rate	1.03%	1.00%	2.22%
3 Year Average Burn Rate			1.42%
Overhang Calculation.   Our existing overhang as of April 8, 2024 is 1.76%. “Overhang” is a measure of potential dilution from equity compensation plans and is calculated by dividing the number of shares of common stock subject to equity awards outstanding plus the number of shares available for future grants under our equity plans by the total number of shares of common stock outstanding. Following the approval of the Plan, total potential overhang is expected to increase by 3.10% to 4.86%.

CIVITAS RESOURCES, INC. 2024 Proxy Statement

	As of April 8, 2024	Overhang
Total Shares of Common Stock Outstanding	100,090,259
Total Number of Shares Subject to Outstanding Awards(1)	1,760,375	1.76%
Shares Available for Grant under the Prior Plans(2)	0	0.00%
Existing Overhang	1,760,375	1.76%
Incremental Overhang from Proposed Share Authorization under the Plan	3,100,000	3.10%
Total Potential Overhang	4,860,375	4.86%

(1)
The number of shares subject to outstanding PSUs assumes performance at the target performance level.

(2)
No additional shares may be granted under the Prior Plans upon approval of the Plan.

Key Features of the Plan
•
No new awards will be granted under the Prior Plans following the Annual Meeting if the Plan is approved by our stockholders;

•
No automatic awards are promised to any eligible individual (other than automatic annual grants of deferred stock units to our non-employee directors in accordance with our Amended & Restated Independent Director Compensation Program, which grants will not be made prior to stockholder approval of the Plan);

•
Administered by the Compensation Committee, an independent committee of our Board;

•
No evergreen or automatic reload provision for the share reserve;

•
Ten-year term;

•
No automatic acceleration of vesting of awards in the event of a change in control of the Company unless the awards are not assumed or substituted in connection with the change in control;

•
Awards are subject to the Company’s Clawback Policy, Recoupment Policy or any similar policies adopted by the Company or required by applicable law or regulation;

•
No re-pricing of stock options or stock appreciation rights without stockholder approval;

•
Meaningful annual limits on total director compensation;

•
No granting of stock options and SARs with a per share exercise price of less than 100% of the fair market value of a share of common stock on the date of grant;

•
Awards granted under the Plan will not be eligible to vest earlier than first anniversary of the date of grant (subject to exceptions for (i) awards granted to non-employee directors that vest on the earlier of the one-year anniversary of the grant date and the first annual meeting of the Company’s stockholders following the grant date (provided that such vesting period may not be less than 50 weeks) and (ii) up to 5% of the shares reserved for issuance under the Plan may be issued pursuant to Awards that do not comply with such minimum one-year vesting period or clause (i) of this bullet point);

•
No liberal share recycling for stock option awards or SARs;

•
No payment of dividends or dividend equivalents until the underlying award is vested;

•
No “golden parachute” or tax gross ups; and

•
Awards are generally non-transferrable.

Summary of the Material Terms of the Plan
The following is a summary of the material terms of the Plan and is qualified in its entirety by reference to the Plan included as Appendix A to this proxy statement, which is incorporated by reference into this Proposal Three.
Purpose
The purpose of the Plan is to promote the success of the Company’s business for the benefit of its stockholders by enabling the Company to offer eligible individuals cash and stock-based incentives in order to attract, retain and reward such individuals and strengthen the mutuality of interests between such individuals and the Company’s stockholders.

CIVITAS RESOURCES, INC. 2024 Proxy Statement

Awards
The Plan provides for the grant of the following types of awards (each, an “Award”): (i) stock options (in the form of either incentive stock options, within the meaning of Section 422 of the Code (“ISOs”) or non-qualified stock options (“NSOs”)), (ii) SARs, (iii) restricted stock, (iv) RSUs, (v) performance awards, (vi) other stock-based awards and (vii) cash awards.
Securities Offered
Subject to adjustment pursuant to the Plan in the event of certain changes in our capitalization or corporate transactions or events, a total of 3,100,000 shares of our common stock have been reserved for issuance pursuant to Awards under the Plan. No more than 3,100,000 shares of our common stock under the Plan may be issued pursuant to ISOs. Any shares of our common stock subject to an Award that expires or is canceled, forfeited or otherwise terminated without issuance of the full number of shares to which such Award relates or subject to Award other than an option or a SAR that is delivered, withheld or surrendered to satisfy any tax withholding obligations, will, in each case, again be available for issuance or delivery pursuant to other Awards under the Plan. Any shares of our common stock subject to an option or a SAR under the Plan will not again be available for issuance or delivery under the Plan if such shares are tendered, withheld or surrendered in payment of the exercise price of such option or SAR or taxes relating to such option or SAR, shares that were not issued or delivered as a result of the net settlement or net exercise of such option or SAR or shares repurchased on the open market with the proceeds of an option’s exercise price.
Administration
The Plan is administered by a committee of our Board that has been duly authorized to administer the Plan, except if no such committee is authorized by our Board, our Board will administer the Plan (as applicable, the “Committee”). The Committee has broad discretion to administer the Plan, including, but not limited to, the power to determine the eligible individuals to whom Awards will be granted, the number and type of Awards to be granted and the terms and conditions of Awards. The Committee may also accelerate the vesting or exercise of any Award and make all other determinations and take all other actions necessary or advisable for the administration of the Plan.
Eligibility
Employees and consultants of the Company and its affiliates, as well as non-employee members of our Board, are eligible to receive Awards under the Plan, as determined by the Committee in its sole discretion. As of April 8, 2024, the Company and its affiliates had 585 employees, 255 consultants, and 8 non-employee directors who would be eligible to participate in the Plan.
Non-Employee Director Compensation Limits
Under the Plan, in a single calendar year, a non-employee director may not be granted Awards for such individual’s service on our Board having a value in excess of $750,000 (except that, (a) the Committee may make exceptions to this limit, but the non-employee director receiving such additional compensation may not participate in the decision to award such compensation or in other contemporaneous decisions involving compensation for non-employee directors and (b) for any year in which a non-employee director first commences services on our Board, serves on a special committee of our Board or serves as lead director or non-executive chair of our Board, this limit will be increased to $1,000,000).
Minimum Vesting Schedule
The Plan provides that a vesting period of at least one year will apply to all Awards issued under the Plan, except that (i) an award granted to a non-employee director may vest on the earlier of (a) the date that is one year following the date on which such award is granted or (b) the first annual meeting of the Company’s stockholders that occurs following the date such award is granted, provided that such vesting period may not be less than 50 weeks following the date such award is granted and (ii) up to 5% of the shares reserved for issuance under the Plan may be issued pursuant to Awards that do not comply with such minimum one-year vesting period or clause (i) of this sentence.
Types of Awards
Options.   We may grant options to eligible individuals under the Plan, except that ISOs may only be granted to individuals who are our employees or employees of one of our subsidiaries, in accordance with Section 422 of the Code. The exercise price of an option cannot be less than 100% of the fair market value of a share of our

CIVITAS RESOURCES, INC. 2024 Proxy Statement

common stock on the date on which the option is granted, and the option must not be exercisable for longer than ten years following the date of grant. However, in the case of an ISO granted to an individual who owns (or is deemed to own) at least 10% of the total combined voting power of all classes of our equity securities, the exercise price of the option must be at least 110% of the fair market value of a share of common stock on the date of grant, and the option must not be exercisable for longer than five years from the date of grant. The Committee has the discretion to determine other terms and conditions of an option Award.
SARs.   A SAR is the right to receive an amount equal to the excess of the fair market value of one share of our common stock on the date of exercise over the grant price of the SAR. The grant price of a SAR cannot be less than 100% of the fair market value of a share of our common stock on the date on which the SAR is granted. The term of a SAR may not exceed ten years. SARs may be granted in connection with, or independent of, other Awards. The Committee has the discretion to determine other terms and conditions of a SAR Award.
Restricted Stock Awards.   A restricted stock Award is a grant of shares of our common stock subject to certain restrictions on transferability and risk of forfeiture as determined by the Committee. Unless otherwise determined by the Committee and specified in the applicable Award agreement, the holder of a restricted stock Award will have all of the rights of a stockholder, including, without limitation, the right to vote the shares of our common stock subject to the restricted stock Award and the right to receive dividends on the shares of our common stock subject to the restricted stock Award during the applicable restriction period. The Committee may determine on what terms and conditions the participant will be entitled to dividends payable on the shares of restricted stock, provided that any dividends payable with respect to an Award of restricted stock will be payable to the participant only if and when the underlying Award vests, and any dividends payable with respect to Awards of restricted stock that do not vest will be forfeited. The Committee has the discretion to determine other terms and conditions of a restricted stock Award.
Restricted Stock Units.   An RSU is a right to receive cash, shares of our common stock or other consideration as determined by the Committee, subject to certain vesting conditions and other restrictions, equal to the fair market value of one share of our common stock on the date of vesting. RSUs may be subject to certain restrictions, including, without limitation, a risk of forfeiture, as determined by the Committee. The Committee may determine that a grant of RSUs will provide a participant a right to receive dividend equivalents, which entitles the participant to receive the equivalent value (in cash or shares of our common stock) of dividends paid on the underlying shares of our common stock. Dividend equivalents will be subject to the same restrictions as the RSUs with respect to which the dividend equivalents are granted. Any dividend equivalents payable with respect to an award of RSUs will be payable to the participant only if and when the underlying Award vests, and any dividend equivalents payable with respect to awards of RSUs that do not vest will be forfeited. The Committee has the discretion to determine other terms and conditions of an RSU Award.
Performance Awards.   A performance award is an Award that vests and/or becomes exercisable or distributable subject to the achievement of certain performance goals during a specified performance period, as established by the Committee. Performance awards may be granted alone or in addition to other Awards under the Plan, and may be paid in cash, shares of our common stock, other property, or any combination thereof, in the sole discretion of the Committee. Dividend equivalents will be subject to the same restrictions as the performance award. Any dividend equivalents payable with respect to a performance award will be payable to the participant only if and when the underlying performance award vests, and any dividend equivalents payable with respect to performance awards that do not vest will be forfeited. The Committee has the discretion to determine other terms and conditions of a performance award.
Other Stock-Based Awards.   Other stock-based awards are Awards payable in, valued in whole or in part by reference to, or otherwise based on or related to shares of our common stock. Other stock-based awards may be granted alone or in addition to other Awards under the Plan. Dividend equivalents will be subject to the same restrictions as the other stock-based award. Any dividend equivalents payable with respect to any other stock-based award will be payable to the participant only if and when the underlying other stock-based award vests, and any dividend equivalents payable with respect to other stock-based awards that do not vest will be forfeited. The Committee has the discretion to determine other terms and conditions of any other stock-based award.
Cash Awards.   Cash awards may be granted under the Plan in such amounts, on such terms and conditions, and for such consideration as the Committee will determine in its sole discretion.
Certain Transactions
In the event of certain changes in our capitalization or corporate transactions or events, such as a split, recapitalization, combination, merger, consolidation, statutory exchange, spin-off, reorganization, sale or transfer of all or substantially all the Company’s assets or business, or other corporate transaction or event, appropriate adjustments will be made by the Committee to the number of shares available for issuance under the Plan and/or the shares subject to Awards granted under the Plan.

CIVITAS RESOURCES, INC. 2024 Proxy Statement

Change in Control
The Plan does not provide for the automatic acceleration of vesting of outstanding Awards upon a change in control solely with respect to the occurrence of the change in control unless the successor company fails to assume or substitute the Awards in connection with such change in control, unless otherwise provided in an award agreement or any applicable employment agreement, severance agreement, or similar agreement. To the extent the successor company fails to assume or substitute the Awards, any performance-based awards will be deemed earned at the greater of (i) the target level of performance as set forth in the award agreement, and (ii) the actual performance achieved, as determined by the Compensation Committee immediately prior to the change in control in its sole discretion.
Unless the individual award agreement or any applicable employment agreement, severance agreement or similar agreement provides otherwise, if the successor company assumes or substitutes the Awards, vesting of the assumed Award granted prior to such change in control or substituted awards granted in connection with such change in control will be accelerated upon a subsequent termination of the participant’s service, consulting relationship or employment without cause, or, if the participant resigns for good reason, in each case, within 24 months following the change in control, with any performance-based awards deemed earned at the greater of (i) the target level of performance as set forth in the award agreement, and (ii) the actual performance achieved, measured, and calculated as of the date of such termination pursuant to a shortened performance period ending on the date of such termination.
For purposes of the Plan, an Award generally will be considered assumed or substituted by the successor company if following the change in control the Award (i) relates to publicly traded equity securities of the Company or the surviving entity or an affiliate thereof and (ii) confers the right to purchase or receive, for each share of common stock subject to the Award immediately prior to such change in control, on substantially the same vesting and other terms and conditions as were applicable to the Award immediately prior to such change in control, the consideration received in such change in control by the Company’s stockholders, however, if the consideration received by the Company’s stockholders is not solely common stock of the successor company, the Compensation Committee may, with the consent of the successor company, provide that the consideration to be received upon the exercise or vesting of an Award will be solely common stock of the successor company, substantially equal in fair market value to the per share consideration received by the Company’s stockholders in the change of control.
Clawback
All Awards granted under the Plan are subject to clawback, cancellation, recoupment, rescission, payback, reduction, or other similar action in accordance with the Company’s Clawback Policy, Recoupment Policy or similar policies or any applicable law related to such actions.
Amendment and Termination
Our Board or the Committee may at any time amend, suspend, or terminate the Plan, provided that the rights of a participant granted an Award prior to such amendment, suspension, or termination may not be materially impaired without such participant’s consent. In addition, stockholder approval will be required for any amendment to the extent necessary to comply with applicable law or applicable exchange listing standards. Our Board or the Committee will not have the authority, without the approval of the Company’s stockholders, to amend any outstanding option or SAR to reduce its exercise price per share or to take any action that would be considered a “repricing” of an option or SAR under the applicable exchange listing standards. The Plan will remain in effect for a period of ten years (unless earlier terminated in accordance with its terms).
Material U.S. Federal Income Tax Consequences
The following is a general summary under current law of the principal U.S. federal income tax consequences related to awards under the Plan. This summary deals with the general federal income tax principles that apply and is provided only for general information. Some kinds of taxes, such as state, local, and foreign income taxes and federal employment taxes, are not discussed. This summary is not intended as tax advice to participants, who should consult their own tax advisors.
Tax Consequences to Participants
Non-Qualified Stock Options
If a participant is granted an NSO under the Plan, the participant should not have taxable income on the grant of the option. Generally, the participant should recognize ordinary income at the time of exercise in an

CIVITAS RESOURCES, INC. 2024 Proxy Statement

amount equal to the fair market value of the shares acquired on the date of exercise, less the exercise price paid for the shares. The participant’s basis in the common stock for purposes of determining gain or loss on a subsequent sale or disposition of such shares generally will be the fair market value of our common stock on the date the participant exercises such option. Any subsequent gain or loss will be taxable as a long-term or short-term capital gain or loss. Subject to the discussion under “Tax Consequences to the Company” below, the Company and its subsidiaries or affiliates generally should be entitled to a federal income tax deduction at the time and for the same amount as the participant recognizes ordinary income.
Incentive Stock Options
A participant receiving ISOs should not recognize taxable income upon grant. Additionally, if applicable holding period requirements are met, the participant should not recognize taxable income at the time of exercise. However, the excess of the fair market value of the shares of our common stock received over the option exercise price is an item of tax preference income potentially subject to the alternative minimum tax. If stock acquired upon exercise of an ISO is held for a minimum of two years from the date of grant and one year from the date of exercise and otherwise satisfies the ISO requirements, the gain or loss (in an amount equal to the difference between the fair market value on the date of disposition and the exercise price) upon disposition of the stock will be treated as a long-term capital gain or loss, and we will not be entitled to any deduction. If the holding period requirements are not met, the ISO will be treated as one that does not meet the requirements of the Code for ISOs and the participant will recognize ordinary income at the time of the disposition equal to the excess of the amount realized over the exercise price, but not more than the excess of the fair market value of the shares on the date the ISO is exercised over the exercise price, with any remaining gain or loss being treated as capital gain or capital loss. We or our subsidiaries or affiliates generally are not entitled to a federal income tax deduction upon either the exercise of an ISO or upon disposition of the shares acquired pursuant to such exercise, except to the extent that the participant recognizes ordinary income on disposition of the shares.
Other Awards
The current federal income tax consequences of other awards authorized under the Plan generally follow certain basic patterns: SARs are taxed and deductible in substantially the same manner as NSOs; nontransferable restricted stock subject to a substantial risk of forfeiture results in income recognition equal to the excess of the fair market value over the price paid, if any, only at the time the restrictions lapse (unless the recipient elects to accelerate recognition as of the date of grant through a Section 83(b) election); RSUs, dividend equivalents and other stock or cash based awards are generally subject to tax at the time of payment. Subject to the discussion under “Tax Consequences to the Company” below, we or our subsidiaries or affiliates generally should be entitled to a federal income tax deduction at the time and for the same amount as the award recipient recognizes ordinary income.
Section 409A of the Code
Certain types of awards under the Plan may constitute, or provide for, a deferral of compensation subject to Section 409A of the Code. Unless certain requirements set forth in Section 409A of the Code are complied with, holders of such awards may be taxed earlier than would otherwise be the case (e.g., at the time of vesting instead of the time of payment) and may be subject to an additional 20% penalty tax (and, potentially, certain interest, penalties, and additional state taxes). To the extent applicable, the Plan and awards granted under the Plan are intended to be structured and interpreted in a manner intended to either comply with or be exempt from Section 409A of the Code and the Department of Treasury regulations and other interpretive guidance that may be issued under Section 409A of the Code. To the extent determined necessary or appropriate by the plan administrator, the Plan and applicable award agreements may be amended to further comply with Section 409A of the Code or to exempt the applicable awards from Section 409A of the Code.
Tax Consequences to the Company
Reasonable Compensation.   For the amounts described above to be deductible by the Company, such amounts must constitute reasonable compensation for services rendered or to be rendered and must be ordinary and necessary business expenses.
Golden Parachute Payments.   The Company’s ability (or the ability of one of our subsidiaries) to obtain a deduction for future payments under the Plan could also be limited by the golden parachute rules of Section 280G of the Code, which prevent the deductibility of certain excess parachute payments made in connection with a change in control of an employer-corporation.
Compensation of Covered Employees.   Our ability to obtain a deduction for amounts paid under the Plan could be limited by Section 162(m) of the Code. Section 162(m) of the Code limits our ability to deduct

CIVITAS RESOURCES, INC. 2024 Proxy Statement

compensation, for federal income tax purposes, paid during any year to a “covered employee” (within the meaning of Section 162(m) of the Code) in excess of $1,000,000.
New Plan Benefits
No awards have been granted or promised under the Plan. Awards are subject to the discretion of the Compensation Committee and no determination has been made as to the awards that will be granted in the future to specific individuals pursuant to the Plan. It presently is not possible to determine the benefits or amounts that will be received by or allocated to participants under the Plan or would have been received by or allocated to participants for the last completed fiscal year if the Plan then had been in effect because awards under the Plan will be made at the discretion of the Compensation Committee. Therefore, a New Plan Benefits table is not provided.
Vote Required for Approval
The affirmative vote of stockholders holding at least a majority of the shares present and entitled to be voted on the proposal is required for approval of Proposal Three. If you own shares through a bank, broker, or other holder of record, you must instruct your bank, broker, or other holder of record how to vote in order for them to vote your shares so that your vote can be counted on this proposal.
The Board unanimously recommends that the stockholders vote “FOR” Proposal Three and approve the adoption of the Civitas Resources, Inc. 2024 Long Term Incentive Plan as disclosed in this proxy statement.

CIVITAS RESOURCES, INC. 2024 Proxy Statement

PROPOSAL FOUR: ADVISORY VOTE ON EXECUTIVE COMPENSATION

We are asking our stockholders to provide advisory, non-binding approval of the compensation paid to our named executive officers, as described in the “Compensation Discussion and Analysis” section of this proxy statement (the “CD&A”). Our Board recognizes that executive compensation is an important matter for our stockholders. As described in detail in the CD&A section of this proxy statement, the Compensation Committee is tasked with the implementation of our executive compensation philosophy. In particular, the Compensation Committee strives to attract, retain, and motivate the best executives we can identify and recruit, to reward past performance measured against established goals and provide incentives for future performance and to align executives’ long-term interests with the interests of our stockholders. To do so, the Compensation Committee uses a combination of short-term and long-term incentive compensation to reward excellent performance and to encourage executives’ commitment to our long-range, strategic business goals. It is the intention of the Compensation Committee that our named executive officers be compensated competitively with the market and consistently with our strategy, sound corporate governance principles, and stockholder interests and concerns.
As described in the CD&A, we believe our compensation program is effective, appropriate, and strongly aligned with the long-term interests of our stockholders and that the total compensation packages provided to our named executive officers (including potential payouts upon a termination or change in control) are reasonable and not excessive. As you consider this Proposal Four, we urge you to read the CD&A section of this proxy statement for additional details on executive compensation, including information about our compensation philosophy and objectives and the past compensation of our named executive officers, and to review the tabular disclosures regarding named executive officer compensation together with the accompanying narrative disclosures in this proxy statement. Some of the program features incorporated by the Compensation Committee to align our executive compensation program with our executive compensation philosophy include:
•
performance-based and time-based equity awards, weighted predominantly to performance-based, incorporating a three-year vesting period to emphasize long-term performance and named executive officer commitment and retention;

•
annual performance-based cash awards incorporating operational, financial, and performance metrics in order to properly balance risk with the incentives needed to drive our key annual initiatives—such awards impose maximum payouts to further manage risk and mitigate the possibility of excessive payments;

•
double-trigger requirement for any acceleration of vesting of equity upon a change in control (i.e., a termination without cause or resignation for good reason is required in connection with a change in control);

•
stock ownership policy to further align the interests of our named executive officers with the interests of our stockholders; and

•
a policy requiring recoupment of certain incentive compensation paid to named executive officers under circumstances wherein named executive officers’ conduct constitutes “Detrimental Conduct” under the policy.

This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies, and practices described in this proxy statement. As an advisory vote, Proposal Four is not binding on our Board or the Compensation Committee, will not overrule any decisions made by our Board or the Compensation Committee, and will not require our Board or the Compensation Committee to take any specific action. Although the vote is non-binding, our Board and the Compensation Committee value the opinions of our stockholders and will carefully consider the outcome of the vote when making future compensation decisions for our named executive officers.
We are asking stockholders to vote “FOR” the following resolution:
“RESOLVED, that the stockholders approve, on an advisory basis, the compensation philosophy, policies, and procedures and the compensation of the named executive officers as disclosed in the proxy statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the compensation discussion and analysis, the compensation tables, and any related material disclosed in the proxy statement.”

CIVITAS RESOURCES, INC. 2024 Proxy Statement

The affirmative vote of stockholders holding at least a majority of the shares present and entitled to be voted on the proposal is required for approval of Proposal Four. If you own shares through a bank, broker, or other holder of record, you must instruct your bank, broker, or other holder of record how to vote in order for them to vote your shares so that your vote can be counted on this proposal.
The Board unanimously recommends that the stockholders vote “FOR” Proposal Four and approve the compensation of the named executive officers of the Company on an advisory basis, as disclosed in this proxy statement pursuant to the compensation disclosure rules of the SEC.

CIVITAS RESOURCES, INC. 2024 Proxy Statement

PROPOSAL FIVE: ADVISORY VOTE ON THE FREQUENCY OF FUTURE “SAY-ON-PAY” VOTES

In addition to the advisory “Say-on-Pay” vote, the Dodd-Frank Wall Street Reform and Consumer Protection Act also requires a related non-binding advisory vote that enables our stockholders to indicate how frequently we should seek an advisory “Say-on-Pay” vote, such as Proposal Four, included in this proxy statement, on the compensation of our named executive officers, as disclosed pursuant to the SEC’s compensation disclosure rules. By voting on Proposal Five, stockholders may indicate whether the advisory “Say-on-Pay” vote should occur every three years, every two years or every year. After careful consideration of this Proposal Five, the Board has determined that an advisory vote on executive compensation that occurs every year is the most appropriate alternative for our company, and therefore the Board recommends that you support a frequency period of every year for the advisory vote on executive compensation.
Setting a one-year period for holding this stockholder vote will enhance stockholder communication by providing a clear, simple means for us to obtain information on investor sentiment about our executive compensation philosophy. Annual voting provides for a higher level of accountability and allows for direct and immediate feedback on the Company’s executive compensation philosophy, policies, and practices as disclosed in the proxy statement each year.
As an advisory vote, Proposal Five is not binding on our Board, will not overrule any decisions made by our Board, and will not require our Board to take any specific action. Although the vote is non-binding, our Board values the opinions of our stockholders and will carefully consider the outcome of the vote when making decisions with respect to future “Say-on-Pay” frequency proposals.
We are soliciting your advice on the following resolution:
“RESOLVED, that an advisory “Say-on-Pay” vote of our stockholders to approve the compensation of the named executive officers, as disclosed pursuant to the SEC’s compensation disclosure rules (which disclosure includes the CD&A, the 2023 Summary Compensation Table, and the other related tables and disclosures), shall be held at an annual meeting of stockholders, beginning with the 2025 Annual Meeting of Stockholders:
(1)
every three years;

(2)
every two years; or

(3)
every year.”

You may vote for one of these three alternatives or you may abstain from making a choice.
Although non-binding, the Board and the Compensation Committee will carefully review the voting results on this Proposal Five. Notwithstanding the Board’s recommendation and the outcome of the stockholder vote, the Board may in the future decide to conduct advisory “Say-on-Pay” votes on a more or less frequent basis and may vary its practice based on factors such as discussions with stockholders or material changes to compensation programs.
The affirmative vote of stockholders holding at least a majority of the shares present and entitled to be voted on the proposal is required for approval of Proposal Five. If you own shares through a bank, broker, or other holder of record, you must instruct your bank, broker, or other holder of record how to vote in order for them to vote your shares so that your vote can be counted on this proposal.
The Board unanimously recommends that, for Proposal Five, stockholders vote for a frequency of
“EVERY YEAR” for future non-binding “Say-on-Pay” stockholder votes on the compensation of the named executive officers of the Company.

CIVITAS RESOURCES, INC. 2024 Proxy Statement

OTHER MATTERS

Stockholder Proposals; Identification of Director Candidates
Stockholder Proposals to be Included in Next Year’s Proxy Statement.   Pursuant to the various rules promulgated by the SEC, stockholders interested in submitting a proposal (a “Rule 14a-8 Proposal”) to be considered for inclusion in our proxy materials and for presentation at the 2025 Annual Meeting may do so by following the procedures set forth in Rule 14a-8 under the Exchange Act. In general, to be eligible for inclusion in our proxy materials, stockholder proposals must be received by our Secretary at our principal executive offices (located at Civitas Resources, Inc., 555 17th Street, Suite 3700, Denver, Colorado 80202) no later than December 24, 2024. The Company suggests that any such proposal be sent by certified mail, return receipt requested.
Director Nominations to be Included in Next Year’s Proxy Statement.   Our bylaws allow eligible stockholders to nominate a candidate for election to our Board for inclusion in our proxy materials in accordance with the “proxy access” provisions of our bylaws, which are contained in Section 2.6(B). The “proxy access” provisions allow a stockholder that satisfies, or a group of stockholders that collectively satisfy, the requirements of Section 2.6(B) of our bylaws and who has or have owned (as defined in our bylaws) continuously for at least three years that number of shares of capital stock constituting three percent or more of our outstanding capital stock (as of both (a) a date within seven calendar days prior to the date of the Nomination Notice (as defined in our bylaws) and (b) the record date for determining stockholders entitled to vote at the annual meeting), to nominate and include in our proxy materials director candidates constituting up to two directors or 20% of the Board (rounded down to the nearest whole number), whichever is greater, provided that the stockholder(s) and the nominee(s) satisfy the requirements specified in our bylaws (including similar information requirements to those set forth in Section 2.6(B) of our bylaws). If a stockholder or group of stockholders wishes to nominate one or more director candidates to be included in the Company’s proxy statement for the 2025 Annual Meeting of Stockholders pursuant to these proxy access provisions in Section 2.6(B) of our bylaws, written notice must be delivered to our Secretary at Civitas Resources, Inc., 555 17th Street, Suite 3700, Denver, Colorado 80202, Attention: Secretary, not later than the Close of Business on December 24, 2024 and not earlier than the Close of Business on November 24, 2024. However, if the date of the 2025 Annual Meeting of Stockholders is not within 30 days before or after June 4, 2025, such written notice must be received by the Secretary at Civitas Resources, Inc., 555 17th Street, Suite 3700, Denver, Colorado 80202, Attention: Secretary, no later than the Close of Business on the tenth day following the day on which the notice of the date of the Annual Meeting was mailed or public disclosure of the date of the 2025 Annual Meeting of Stockholders was made, whichever first occurs. Any such notice must also comply with the timing, disclosure, procedural and other requirements as set forth in our bylaws.
Director Nominations and Stockholder Proposals for Presentation at the 2025 Annual Meeting.   Stockholders who wish to nominate one or more individuals to serve as directors or to bring a proposal of business before the 2025 Annual Meeting of Stockholders (other than nominations pursuant to the “proxy access” provisions of our bylaws or Rule 14a-8 Proposal), must be a stockholder of record and must notify in writing our Secretary and provide the information required by Section 2.6(A)(3) of our bylaws. The notice must be delivered to, or mailed and received at, Civitas Resources, Inc., 555 17th Street, Suite 3700, Denver, Colorado 80202, Attention: Secretary, not later than the Close of Business on December 24, 2024 and not earlier than the Close of Business on November 24, 2024. However, if the date of our 2025 Annual Meeting of Stockholders is advanced or delayed by more than 30 days from June 4, 2025, then such notice must be delivered to, or mailed and received at, Civitas Resources, Inc., 555 17th Street, Suite 3700, Denver, Colorado 80202, Attention: Secretary, not earlier than the Close of Business on the 150th calendar day prior to the date of the 2025 Annual Meeting of Stockholders and not later than the Close of Business on the later of the 120th day prior to the date of the 2025 Annual Meeting of Stockholders or the tenth day following the day on which the public announcement (as defined in our bylaws) of the date of the 2025 Annual Meeting of Stockholders is first made. Any such notice must also comply with the timing, disclosure, procedural and other requirements as set forth in our bylaws.
Identification of Director Candidates.   It is the responsibility of the Nominating and Corporate Governance Committee to identify, evaluate, and recommend to the Board the director nominees for election at the annual meeting of stockholders, as well as to fill vacancies or additions on the Board that may occur between annual meetings. The Nominating and Corporate Governance Committee endeavors to recommend only director candidates who possess the highest personal values and integrity; who have experience and have exhibited achievements in one or more of the key professional, business, financial, legal, and other challenges that face a U.S. independent oil and gas company; who exhibit sound judgment, intelligence, personal character, and the ability to make independent analytical inquiries; who demonstrate a willingness to devote adequate time to Board duties; and who are likely to be able to serve on the Board for a sustained period. The Board is committed

CIVITAS RESOURCES, INC. 2024 Proxy Statement

to actively seeking women and minority candidates as well as individuals with diverse backgrounds, skills, and experiences. In general, the Nominating and Corporate Governance Committee will use the same process to evaluate candidates recommended by stockholders as it uses to evaluate all other director candidates. However, if a candidate is recommended by a stockholder or a group of stockholders, the Governance Committee also will review the information required of such nominees pursuant to our bylaws.
The Nominating and Corporate Governance Committee’s charter includes consideration of diversity of viewpoint on the Board. In that regard, the Nominating and Corporate Governance Committee endeavors to achieve an overall balance of diversity of experiences, skills, attributes, and viewpoints among our directors. The Nominating and Corporate Governance Committee believes it has achieved that balance through the representation on the Board of members having experience in the oil and gas industry, finance and accounting, and investment analysis, among other areas. The Nominating and Corporate Governance Committee does not discriminate based upon race, religion, sex, national origin, age, disability, citizenship, or any other legally protected status.
In identifying potential director candidates, the Nominating and Corporate Governance Committee will rely on any source available for the identification and recommendation of candidates, including current directors and officers. In addition, the Nominating and Corporate Governance Committee from time to time may engage a third-party search firm to identify or evaluate, or assist in identifying or evaluating potential candidates, for which the third-party search firm will be paid a fee.
Solicitation of Proxies
Solicitation of proxies on behalf of the Company may be made via the Internet, by mail or by personal interview or telephone by officers, directors, and employees of the Company, who will not receive any additional compensation for such solicitation activities. The Company may also request banking institutions, brokerage firms, custodians, nominees, and fiduciaries to forward solicitation material to the beneficial owners of the common stock that those companies or persons hold of record, and the Company will reimburse the forwarding expenses.
Stockholder List
In accordance with the Delaware General Corporation Law and the Company’s bylaws, the Company will maintain at its corporate offices in Denver, Colorado, a list of the stockholders entitled to vote at the Annual Meeting. The list will be open to the examination of any stockholder, for purposes germane to the Annual Meeting, during ordinary business hours for ten days before the Annual Meeting.
Proxy Materials, Annual Report and Householding
The Company’s Annual Report to Stockholders for the year ended December 31, 2023, is being sent to stockholders of record concurrently with this proxy statement and does not form part of the proxy solicitation material.
The SEC has adopted rules that permit companies and intermediaries (such as brokers) to satisfy the delivery requirements for proxy statements with respect to two or more security holders sharing the same address by delivering a single proxy statement addressed to those security holders. This process, which is commonly referred to as “householding,” potentially means extra convenience for security holders and cost savings for companies. This year, a number of brokers with account holders who are our stockholders will be householding our proxy materials. A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholder. Once you have received notice from your broker that they will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. If you would prefer to receive a separate copy of the proxy materials or if you are receiving multiple copies and would like to receive a single copy, please notify your broker or direct your request to us as follows: 555 17th Street, Suite 3700, Denver, Colorado, 80202, Attention: Investor Relations, (832) 736-8909. We will promptly deliver a separate copy to you upon request.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2024 ANNUAL MEETING TO BE HELD ON JUNE 4, 2024:
A COPY OF THE PROXY STATEMENT, THE FORM OF PROXY, AND THE COMPANY’S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2023 ARE AVAILABLE FREE OF CHARGE UPON REQUEST TO THE COMPANY AT 555 17th STREET, SUITE 3700, DENVER, COLORADO, 80202, ATTENTION: INVESTOR RELATIONS. THE PROXY STATEMENT AND ANNUAL REPORT ON FORM 10-K ARE ALSO AVAILABLE ON OUR WEBSITE AT www.civitasresources.com.

CIVITAS RESOURCES, INC. 2024 Proxy Statement

VOTING METHODS

Voting over the Internet.   For shares of stock that are registered in your name, you may vote by Internet by following the instructions set forth on the enclosed proxy card. You will need to use the control number appearing on your proxy card to vote via the Internet. Votes submitted by Internet must be received by 11:59 p.m., Eastern Daylight Time, on Monday, June 3, 2024. Internet voting is available 24 hours a day. If you vote via the Internet, you do not need to return your proxy card. The Internet voting procedures are designed to authenticate stockholder identities, to allow stockholders to give their voting instructions and to confirm that stockholders’ instructions have been recorded properly. Stockholders voting by Internet should remember that the stockholder must bear costs associated with electronic access, such as usage charges from Internet access providers.
Voting by Telephone.   Using a touch-tone telephone, you may transmit your voting instructions to the number provided in the proxy card. Votes submitted by telephone number must be received by 11:59 p.m., Eastern Daylight Time, on Monday, June 3, 2024. Telephone voting is available 24 hours a day. If you vote via the telephone, you do not need to return your proxy card. The telephone voting procedures are designed to authenticate stockholder identities, to allow stockholders to give their voting instructions, and to confirm that stockholders’ instructions have been recorded properly. Stockholders voting by Internet should remember that the stockholder must bear costs associated with electronic access, such as usage charges from telephone companies.
Voting by Mail.   If you received a printed proxy card, you can vote by marking, dating and signing it, and returning it in the postage-paid envelope provided. Please promptly mail your proxy card to ensure that it is received prior to the closing of the polls at the Annual Meeting.
Voting at the Meeting.   If you attend the Annual Meeting online and plan to vote, you will be able to vote virtually. If you are considered a stockholder of record, you have the right to vote online at the Annual Meeting. If you are considered the beneficial owner and you wish to vote at the Annual Meeting, you will need a legal proxy from your broker or other nominee authorizing you to vote those shares online at the Annual Meeting.
For further information concerning stockholders of record and beneficial owners see “General Information—Stockholders of Record and Beneficial Owners” above.
Forward-Looking Statements
This proxy statement may include “forward-looking statements” (as defined in the Private Securities Litigation Reform Act of 1995). The forward-looking statements include matters to be presented at the Annual Meeting; amount and allocation of forecasted capital expenditures; executive sessions of the Board; director attendance at the Annual Meeting; potential payments upon termination or change in control; statements regarding Section 162(m), Section 409A and Section 280G of the Code and ASC Topic 718; and impact of the compensation program on the Company. These statements are based on our current expectations and involve risks and uncertainties that may cause actual results to differ materially from those set forth in the statements, including changes in governmental regulations and interpretations thereunder and other risks identified in the Risk Factors section of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise. Forward-looking statements should be evaluated together with the many uncertainties that affect our business, particularly those mentioned in the Risk Factors section in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, and in our quarterly reports on Form 10-Q and current reports on Form 8-K.
IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO VOTE BY INTERNET, BY PHONE, OR IF YOU HAVE RECEIVED PAPER COPIES OF THE PROXY MATERIAL, BY COMPLETING, SIGNING, AND RETURNING THE PROXY IN THE ENCLOSED POSTAGE-PAID, ADDRESSED ENVELOPE.
By Order of the Board,
Adrian Milton
SVP, General Counsel and Assistant Corporate
Secretary
Denver, Colorado
April 23, 2024

CIVITAS RESOURCES, INC. 2024 Proxy Statement

Appendix A
CIVITAS RESOURCES, INC.

2024 LONG TERM INCENTIVE PLAN

ARTICLE I
PURPOSE
The purpose of this Civitas Resources, Inc. 2024 Long Term Incentive Plan (this “Plan”) is to promote the success of the Company’s business for the benefit of its stockholders by enabling the Company to offer Eligible Individuals cash and stock-based incentives in order to attract, retain, and reward such individuals and strengthen the mutuality of interests between such individuals and the Company’s stockholders. This Plan is effective as of the date set forth in Article XIV.
This Plan supersedes and replaces the Civitas Resources, Inc. 2021 Long Term Incentive Plan, the Extraction Oil & Gas, Inc. 2021 Long Term Incentive Plan and the Bonanza Creek Energy, Inc. 2017 Long Term Incentive Plan, each as amended from time to time (collectively, the “Prior Plans”) in their entirety. Awards may not be granted under the Prior Plans on or following the Effective Date. Awards granted under the Prior Plans prior to the Effective Date will remain subject to the terms and conditions set forth in the applicable Prior Plan.
ARTICLE II
DEFINITIONS
For purposes of this Plan, the following terms shall have the following meanings:
2.1   “Affiliate” means a corporation or other entity controlled by, controlling, or under common control with the Company. The term “control” (including, with correlative meaning, the terms “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of management and policies of such Person, whether through the ownership of voting or other securities, by contract or otherwise.
2.2   “Applicable Law” means the requirements relating to the administration of equity-based awards and the related shares under U.S. state corporate law, U.S. federal and state securities laws, the rules or requirements of any stock exchange or quotation system on which the shares are listed or quoted, and any other applicable laws, including tax laws, of any U.S. or non-U.S. jurisdictions where Awards are, or will be, granted under this Plan.
2.3   “Award” means any award under this Plan of any Stock Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Units, Performance Award, Other Stock-Based Award, or Cash Award. All Awards shall be evidenced by and subject to the terms of an Award Agreement, except as otherwise expressly provided in the Plan.
2.4   “Award Agreement” means the written or electronic agreement, contract, certificate, or other instrument or document evidencing the terms and conditions of an individual Award. Each Award Agreement shall be subject to the terms and conditions of this Plan.
2.5   “Board” means the Board of Directors of the Company.
2.6   “Cash Award” means an Award granted to an Eligible Individual pursuant to Section 9.3 of this Plan and payable in cash at such time or times and subject to such terms and conditions as determined by the Committee in its sole discretion.
2.7   “Cause”means, unless otherwise determined by the Committee in the applicable Award Agreement, with respect to a Participant’s Termination of Service, the following: (a) in the case where there is no Service Agreement applicable to the Participant (or where there is such Service Agreement in effect but it does not define “cause” (or words of like import)), (i) the Participant has failed or refused to substantially perform the Participant’s duties, responsibilities, or authorities (other than any such refusal or failure resulting from the Participant’s becoming Disabled); (ii) any commission by or indictment of the Participant of a felony or other crime of moral turpitude; (iii) the Participant has engaged in material misconduct in the course and scope of the Participant’s service with the Company, including, but not limited to, gross incompetence, disloyalty, disorderly conduct, insubordination, harassment of other employees or third parties, chronic abuse of alcohol or unprescribed controlled substances, improper disclosure of confidential information, chronic and unexcused absenteeism, improper appropriation of a corporate opportunity or any other material violation of the Company’s personnel policies, rules or codes of conduct or any fiduciary duty owed to the Company or its Affiliates, or any applicable law or regulation to which the Company or its Affiliates are subject; (iv) the Participant has committed any act of fraud, embezzlement, theft, dishonesty, misrepresentation or falsification of records; or (v) the Participant has engaged in any act or omission that is likely to materially damage the Company’s business, including, without limitation, damages to the Company’s reputation; or (b) in the case where there is a Service Agreement applicable to the Participant that defines “cause” (or words of like import), “cause” as defined under such Service Agreement; provided, however, that with regard to any Service Agreement under which the definition of “cause” only applies on occurrence of a change in control, such definition of “cause” shall not apply until a change in control (as defined in such agreement) actually takes place and then only with regard to a termination thereafter.
2.8   “Change in Control” means,
(a)   the acquisition after the Effective Date by any Person of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more of either (i) the then outstanding shares of Common Stock (the “Outstanding Company Common Stock”) or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”). For purposes of this Section 2.8, the following acquisitions by a Person will not constitute a Change in Control: (A) any acquisition directly from the Company; (B) any acquisition by the Company; (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company; or (D) any acquisition by any corporation pursuant to a transaction which complies with clauses (i), (ii) and (iii) of Section 2.8(c) below;
(b)   the individuals who, as of the later of the Effective Date or the last amendment to this Plan approved by the Committee, constitute the board of directors (the “Incumbent Board”) cease for any reason to constitute at least a majority of the board of directors. Any individual becoming a director subsequent to the later of the Effective Date or the last amendment to this Plan approved by the Committee whose election, or nomination for election by the Company’s stockholders, is approved by a vote of at least a majority of the directors then comprising the Incumbent Board will be considered a member of the Incumbent Board as of the later of the Effective Date or the last amendment to this Plan approved by the Committee, but any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Incumbent Board will not be deemed a member of the Incumbent Board as of the later of the Effective Date or the last amendment to this Plan approved by the Committee;
(c)   the consummation of a reorganization, merger, consolidation or sale or other disposition of all or substantially all of the assets of the Company after the Effective Date (a “Business Combination”), unless following such Business Combination: (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock (or, for a non-corporate entity, equivalent securities) and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (ii) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 30% or more of, respectively, the then outstanding shares of common stock (or, for a non-corporate entity, equivalent securities) of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or
(d)   the approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

Notwithstanding the foregoing, with respect to any Award that is characterized as “nonqualified deferred compensation” within the meaning of Section 409A of the Code, an event shall not be considered to be a Change in Control under the Plan for purposes of payment of such Award unless such event is also a “change in ownership,” a “change in effective control” or a “change in the ownership of a substantial portion of the assets” of the Company within the meaning of Section 409A of the Code.
2.9   “Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time. Any reference to any section of the Code shall also be a reference to any successor provision and any guidance and treasury regulation promulgated thereunder.
2.10   “Committee” means any committee of the Board duly authorized by the Board to administer this Plan; provided, however, that unless otherwise determined by the Board, the Committee shall consist solely of two or more members of the Board who are each (a) a “non-employee director” within the meaning of Rule 16b-3(b), and (b) “independent” under the listing standards or rules of the securities exchange upon which the Common Stock is traded, but only to the extent such independence is required in order to take the action at issue pursuant to such standards or rules. If no committee is duly authorized by the Board to administer this Plan, the term “Committee” shall be deemed to refer to the Board for all purposes under this Plan. The Board may abolish any Committee or re-vest in itself any previously delegated authority from time to time, and will retain the right to exercise the authority of the Committee to the extent consistent with Applicable Law.
2.11   “Common Stock” means the common stock, par value $0.01 per share, of the Company.
2.12   “Company” means Civitas Resources, Inc., a Delaware corporation, and its successors by operation of law.
2.13   “Consultant” means any natural person who is an advisor or consultant or other service provider to the Company or any of its Affiliates.
2.14   “Disability” or “Disabled” means, unless otherwise determined by the Committee in the applicable Award Agreement, with respect to a Participant’s Termination of Service, (a) in the case where there is no Service Agreement applicable to the Participant (or where there is such Service Agreement in effect but it does not define “disability” or “disabled” (or words of like import)), (i) the Participant receives disability benefits under either social security or the Company’s long-term disability plan, if any; provided that the Company reasonably believes that the term of eligibility will be at least six (6) months, or (ii) the Company, upon the written report of a qualified physician designated by the Company’s insurers, shall have determined (after a complete physical examination of the Participant at any time after the Participant has been absent from the Company for ninety (90) or more consecutive calendar days) that the Participant has become physically and/or mentally incapable of performing the Participant’s essential job functions with or without reasonable accommodation as required by law due to injury, illness, or other incapacity (physical or mental); or (b) in the case where there is a Service Agreement applicable to the Participant that defines “disability” or “disabled” (or words of like import), “disability” or “disabled” as defined under such Service Agreement; provided, however, for purposes of an Incentive Stock Option, the term Disability or Disabled shall have the meaning ascribed to it under Section 22(e)(3) of the Code. Unless provided otherwise in an applicable Service Agreement, the determination of whether an individual has a Disability or is Disabled shall be determined by the Committee, and the Committee may rely on any determination that a Participant is disabled for purposes of benefits under any long-term disability plan in which a Participant participates that is maintained by the Company or any Affiliate.
2.15   “Dividend Equivalent Rights” means a right granted to a Participant under this Plan to receive the equivalent value (in cash or Shares) of dividends paid on Shares.
2.16   “Effective Date” means the effective date of this Plan as defined in Article XIV.
2.17   “Eligible Employee” means each employee of the Company or any of its Affiliates. An employee on a leave of absence may be an Eligible Employee.
2.18   “Eligible Individual” means an Eligible Employee, Non-Employee Director, or Consultant who is designated by the Committee in its discretion as eligible to receive Awards subject to the terms and conditions set forth herein.
2.19   “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time. Reference to a specific section of the Exchange Act or regulation thereunder shall include such section or regulation, any valid regulation or interpretation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing, or superseding such section or regulation.
2.20   “Fair Market Value” means, for purposes of this Plan, unless otherwise required by any applicable provision of the Code or any regulations issued thereunder, as of any date and except as provided below, the last sales price reported for the Common Stock on the applicable date: (a) as reported on the principal national securities exchange in the United States on which it is then traded, listed or otherwise reported or quoted or (b) if the Common Stock is not traded, listed, or otherwise reported or quoted, the Committee shall determine in good faith the Fair Market Value in whatever manner it considers appropriate, taking into account the requirements of Section 409A of the Code. For purposes of the grant of any Award, the applicable date shall be the trading day immediately prior to the date on which the Award is granted. For purposes of the exercise of any Award, the applicable date shall be the date a notice of exercise is received by the Committee or, if not a date on which the applicable market is open, the next day that it is open. Notwithstanding the foregoing, for purposes of reporting and calculating taxable income and applicable tax withholdings, the Company may use any reasonable method to determine the Fair Market Value, including (i) using the closing price of the Common Stock on the applicable exchange or in the applicable market on the date immediately prior to the applicable determination date, and (ii) in the event the Participant makes arrangements with the Company to satisfy the tax withholdings required by Section 13.4 pursuant to a same day “sell-to-cover” or similar transaction, treating Fair Market Value as the amount received upon sale of the Common Stock in such same day “sell-to-cover” or similar transaction.
2.21   “Family Member” means “family member” as defined in Section A.1.(a)(5) of the general instructions of Form S-8.
2.22   “Incentive Stock Option” means any Stock Option granted to an Eligible Employee who is an employee of the Company or its Subsidiaries under this Plan and that is intended to be, and is designated as, an “Incentive Stock Option” within the meaning of Section 422 of the Code.
2.23   “Non-Employee Director” means a director on the Board who is not an employee of the Company.
2.24   “Non-Qualified Stock Option” means any Stock Option granted under this Plan that is not an Incentive Stock Option.
2.25   “Other Stock-Based Award” means an Award granted under Article IX of this Plan that is valued in whole or in part by reference to, or is payable in or otherwise based on, Shares, but may be settled in the form of Shares or cash.
2.26   “Participant” means an Eligible Individual to whom an Award has been granted pursuant to this Plan.
2.27   “Performance Award” means an Award granted under Article VIII of this Plan.
2.28   “Performance Goals” means goals established by the Committee as contingencies for Awards to vest and/or become exercisable or distributable.
2.29   “Performance Period” means the designated period during which the Performance Goals must be satisfied with respect to the Award to which the Performance Goals relate.
2.30   “Person”means any “person” as such term is used in Sections 13(d) and 14(d) of the Exchange Act.
2.31   “Prior Plan Award” means an award outstanding under any Prior Plan as of the Effective Date.
2.32   “Restricted Stock” means an Award of Shares granted under Article VII of this Plan.
2.33   “Restricted Stock Unit” means an unfunded, unsecured right to receive, on the applicable settlement date, one Share or an amount in cash or other consideration determined by the Committee to be of equal value as of such settlement date, subject to certain vesting conditions and other restrictions.
2.34   “Rule 16b-3” means Rule 16b-3 under Section 16(b) of the Exchange Act as then in effect or any successor provision.
2.35   “Section 409A of the Code” means the nonqualified deferred compensation rules under Section 409A of the Code and any applicable treasury regulations and other official guidance thereunder.
2.36   “Securities Act” means the Securities Act of 1933, as amended, and all rules and regulations promulgated thereunder. Reference to a specific section of the Securities Act or regulation thereunder shall include such section or regulation, any valid regulation or interpretation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing, or superseding such section or regulation.
2.37   “Service Agreement” means, with respect to a Participant, any employment agreement, offer letter, consulting agreement, change in control agreement, severance agreement, or similar agreement in effect between the Company or an Affiliate and the Participant or any severance plan, change in control plan or similar plan of the Company or an Affiliate in which the Participant participates.
2.38   “Shares” means shares of Common Stock.

2.39   “Stock Appreciation Right” means a stock appreciation right granted under Article VI of this Plan.
2.40   “Stock Option” or “Option” means any option to purchase Shares granted pursuant to Article VI of this Plan.
2.41   “Subsidiary” means any subsidiary corporation of the Company within the meaning of Section 424(f) of the Code.
2.42   “Ten Percent Stockholder” means a Person owning stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or its Subsidiaries.
2.43   “Termination of Service” means the termination of the applicable Participant’s employment with, or performance of services for, the Company and its Affiliates. Unless otherwise determined by the Committee, (a) if a Participant’s employment or services with the Company and its Affiliates terminates but such Participant continues to provide services to the Company and its Affiliates in a non-employee capacity, such change in status shall not be deemed a Termination of Service with the Company and its Affiliates and (b) a Participant employed by, or performing services for an Affiliate that ceases to be an Affiliate shall also be deemed to have incurred a Termination of Service provided the Participant does not immediately thereafter become an employee of the Company or another Affiliate. Notwithstanding the foregoing provisions of this definition, with respect to any Award that constitutes a “nonqualified deferred compensation plan” within the meaning of Section 409A of the Code, a Participant shall not be considered to have experienced a “Termination of Service” unless the Participant has experienced a “separation from service” within the meaning of Section 409A of the Code.
ARTICLE III
ADMINISTRATION
3.1   Authority of the Committee.   This Plan shall be administered by the Committee. Subject to the terms of this Plan and Applicable Law, the Committee shall have full authority to grant Awards to Eligible Individuals under this Plan. In particular, the Committee shall have the authority to:
(a)   determine whether and to what extent Awards, or any combination thereof, are to be granted hereunder to one or more Eligible Individuals;
(b)   determine the number of Shares to be covered by each Award granted hereunder;
(c)   determine the terms and conditions, not inconsistent with the terms of this Plan, of any Award granted hereunder (including, but not limited to, the exercise or purchase price (if any), any restriction or limitation, any vesting schedule or acceleration thereof, or any forfeiture restrictions or waiver thereof, regarding any Award and the Shares, if any, relating thereto, based on such factors, if any, as the Committee shall determine, in its sole discretion);
(d)   determine the amount of cash to be covered by each Award granted hereunder;
(e)   determine whether, to what extent, and under what circumstances grants of Options and other Awards under this Plan are to operate on a tandem basis and/or in conjunction with or apart from other awards made by the Company outside of this Plan;
(f)   determine whether and under what circumstances an Award may be settled in cash, Shares, other property, or a combination of the foregoing;
(g)   determine whether, to what extent and under what circumstances cash, Shares, or other property and other amounts payable with respect to an Award under this Plan shall be deferred either automatically or at the election of the Participant;
(h)   modify, waive, amend, or adjust the terms and conditions of any Award, at any time or from time to time, including but not limited to Performance Goals;
(i)   determine whether a Stock Option is an Incentive Stock Option or Non-Qualified Stock Option;
(j)   determine whether to require a Participant, as a condition of the granting of any Award, to not sell or otherwise dispose of Shares acquired pursuant to the exercise or vesting of an Award for a period of time as determined by the Committee, in its sole discretion, following the date of the acquisition of such Award or Shares;
(k)   modify, extend, or renew an Award, subject to Article XI and Section 6.8(g) of this Plan; and
(l)   determine how the Disability, death, retirement, authorized leave of absence or any other change or purported change in a Participant’s status affects an Award and the extent to which, and the period during which, the Participant, the Participant’s legal representative, conservator, guardian or beneficiary may exercise rights under the Award, if applicable.
3.2   Guidelines.   Subject to Article XI of this Plan, the Committee shall have the authority to adopt, alter, and repeal such administrative rules, guidelines, and practices governing this Plan and perform all acts, including the delegation of its responsibilities (to the extent permitted by Applicable Law and applicable stock exchange rules), as it shall, from time to time, deem advisable; to construe and interpret the terms and provisions of this Plan and any Award issued under this Plan (and any agreements or sub-plans relating thereto); and to otherwise supervise the administration of this Plan. The Committee may correct any defect, supply any omission, or reconcile any inconsistency in this Plan or in any agreement relating thereto in the manner and to the extent it shall deem necessary to effectuate the purpose and intent of this Plan. The Committee may adopt special rules, sub-plans, guidelines, and provisions for persons who are residing in or employed in, or subject to, the taxes of any domestic or foreign jurisdictions to satisfy or accommodate applicable foreign laws or to qualify for preferred tax treatment of such domestic or foreign jurisdictions.
3.3   Decisions Final.   Any decision, interpretation, or other action made or taken in good faith by or at the direction of the Company, the Board, or the Committee (or any of its members) arising out of or in connection with this Plan shall be within the absolute discretion of all and each of them, as the case may be, and shall be final, binding, and conclusive on the Company and all employees and Participants and their respective heirs, executors, administrators, successors, and assigns.
3.4   Designation of Consultants/Liability; Delegation of Authority.
(a)   The Committee may employ such legal counsel, consultants, and agents as it may deem desirable for the administration of this Plan and may rely upon any opinion received from any such counsel or consultant and any computation received from any such consultant or agent. Expenses incurred by the Committee or the Board in the engagement of any such counsel, consultant, or agent shall be paid by the Company. The Committee, its members, and any person designated pursuant to this Section 3.4 shall not be liable for any action or determination made in good faith with respect to this Plan. To the maximum extent permitted by Applicable Law, no officer of the Company or member or former member of the Committee or of the Board shall be liable for any action or determination made in good faith with respect to this Plan or any Award granted under it.
(b)   The Committee may delegate any or all of its powers and duties under this Plan to a subcommittee of directors or to any officer of the Company, including the power to perform administrative functions (including executing agreements or other documents on behalf of the Committee) and grant Awards; provided, that such delegation does not (i) violate Applicable Law, or (ii) result in the loss of an exemption under Rule 16b-3(d)(1) for Awards granted to Participants subject to Section 16 of the Exchange Act in respect of the Company. Upon any such delegation, all references in this Plan to the “Committee,” shall be deemed to include any subcommittee or officer of the Company to whom such powers have been delegated by the Committee. Any such delegation shall not limit the right of such subcommittee members or such an officer to receive Awards; provided, however, that such subcommittee members and any such officer may not grant Awards to himself or herself, a member of the Board, or any executive officer of the Company or an Affiliate, or take any action with respect to any Award previously granted to himself or herself, a member of the Board, or any executive officer of the Company or an Affiliate. The Committee may also designate employees or professional advisors who are not executive officers of the Company or members of the Board to assist in administering this Plan, provided, however, that such individuals may not be delegated the authority to grant or modify any Awards that will, or may, be settled in Shares.
3.5   Indemnification. To the maximum extent permitted by Applicable Law and to the extent not covered by insurance directly insuring such person, each current and former officer or employee of the Company or any of its Affiliates and member or former member of the Committee or the Board shall be indemnified and held harmless by the Company against any cost or expense (including reasonable fees of counsel acceptable to the Committee) or liability (including any sum paid in settlement of a claim with the approval of the Committee), and advanced amounts necessary to pay the foregoing at the earliest time and to the fullest extent permitted, arising out of any act or omission to act in connection with the administration of this Plan, except to the extent arising out of such officer’s, employee’s, member’s, or former member’s own fraud or bad faith. Such indemnification shall be in addition to any right of indemnification that the current or former employee, officer or member may have under Applicable Law or under the by-laws of the Company or any of its Affiliates. Notwithstanding anything else herein, this indemnification will not apply to the actions or determinations made by an individual with regard to Awards granted to such individual under this Plan.

ARTICLE IV
SHARE LIMITATION
4.1   Shares.   The aggregate number of Shares that may be issued pursuant to this Plan shall not exceed 3,100,000 Shares (subject to any increase or decrease pursuant to this Article IV), which may be either authorized and unissued Shares or Shares held in or acquired for the treasury of the Company or both. The aggregate number of Shares that may be issued or used with respect to any Incentive Stock Option shall not exceed 3,100,000 Shares (subject to any increase or decrease pursuant to this Section 4.1). Any Award under this Plan settled in cash shall not be counted against the foregoing maximum share limitations. Any Shares (a) subject to an Award or a Prior Plan Award that expires or is canceled, forfeited, or terminated without issuance of the full number of Shares to which the Award or the Prior Plan Award related or (b) subject to an Award or a Prior Plan Award other than an Option or Stock Appreciation Right that is delivered, withheld or surrendered to satisfy any tax withholding obligations, will, in the case of each of the foregoing clauses (a) and (b), again be available for issuance under this Plan; provided, however, that Shares subject to a Prior Plan Award that was granted pursuant to an exception under Section 303A.08 of the NYSE Listed Company Manual that become available for issuance under this Plan shall remain subject to the terms and conditions set forth in such exception. Notwithstanding anything to the contrary contained herein, Shares subject to an Option or Stock Appreciation Right under this Plan or a Prior Plan Award shall not again be available for issuance under this Plan if such Shares are (i) Shares tendered, withheld or surrendered in payment of the exercise or purchase price of such Option or Stock Appreciation Right or taxes relating to such Option or Stock Appreciation Right, (ii) Shares that were not issued or delivered as a result of the net settlement or net exercise of such Option or Stock Appreciation Right or (iii) Shares repurchased on the open market with the proceeds of an Option’s exercise price.
4.2   Substitute Awards.   In connection with an entity’s merger or consolidation with the Company or the Company’s acquisition of an entity’s property or stock, the Committee may grant Awards in substitution for any options or other stock or stock-based awards granted before such merger or consolidation by such entity or its affiliate (“Substitute Awards”). Substitute Awards may be granted on such terms as the Committee deems appropriate, notwithstanding limitations on Awards in this Plan. Substitute Awards will not count against the Shares authorized for grant under this Plan (nor shall Shares subject to a Substitute Award be added to the Shares available for Awards under this Plan as provided under Section 4.1 above), except that Shares acquired by exercise of substitute Incentive Stock Options will count against the maximum number of Shares that may be issued pursuant to the exercise of Incentive Stock Options under this Plan, as set forth in Section 4.1 above. Additionally, in the event that a Person acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grants pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under this Plan and shall not reduce the Shares authorized for grant under this Plan (and Shares subject to such Awards shall not be added to the Shares available for Awards under this Plan as provided under Section 4.1 above); provided that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not Eligible Employees or Non-Employee Directors prior to such acquisition or combination.
4.3   Adjustments.
(a)   The existence of this Plan and the Awards granted hereunder shall not affect in any way the right or power of the Board or the stockholders of the Company to make or authorize (i) any adjustment, recapitalization, reorganization, or other change in the Company’s capital structure or its business, (ii) any merger or consolidation of the Company or any Affiliate, (iii) any issuance of bonds, debentures, or preferred or prior preference stock ahead of or affecting the Shares, (iv) the dissolution or liquidation of the Company or any Affiliate, (v) any sale or transfer of all or part of the assets or business of the Company or any Affiliate, or (vi) any other corporate act or proceeding.
(b)   Subject to the provisions of Article X:
(i)   If the Company at any time subdivides (by any split, recapitalization or otherwise) the outstanding Shares into a greater number of Shares, or combines (by reverse split, combination, or otherwise) its outstanding Shares into a lesser number of Shares, then the respective exercise prices for outstanding Awards that provide for a Participant-elected exercise and the number of Shares covered by outstanding Awards shall be appropriately adjusted by the Committee to prevent dilution or enlargement of the rights granted to, or available for, Participants under this Plan; provided that the Committee in its sole discretion shall determine whether an adjustment is appropriate.

(ii)   Excepting transactions covered by Section 4.3(b)(i), if the Company effects any merger, consolidation, statutory exchange, spin-off, reorganization, sale or transfer of all or substantially all the Company’s assets or business, or other corporate transaction or event in such a manner that the Company’s outstanding Shares are converted into the right to receive (or the holders of Common Stock are entitled to receive in exchange therefor), either immediately or upon liquidation of the Company, securities or other property of the Company or other entity, then, subject to the provisions of Article X, (A) the aggregate number or kind of securities that thereafter may be issued under this Plan, (B) the number or kind of securities or other property (including cash) to be issued pursuant to Awards granted under this Plan (including as a result of the assumption of this Plan and the obligations hereunder by a successor entity, as applicable), or (C) the exercise or purchase price thereof, shall be appropriately adjusted by the Committee to prevent dilution or enlargement of the rights granted to, or available for, Participants under this Plan.
(iii)   If there shall occur any change in the capital structure of the Company other than those covered by Section 4.3(b)(i) or 4.3(b)(ii), any conversion, any adjustment, or any issuance of any class of securities convertible or exercisable into, or exercisable for, any class of equity securities of the Company, then the Committee shall adjust any Award and make such other adjustments to this Plan to prevent dilution or enlargement of the rights granted to, or available for, Participants under this Plan.
(iv)   In the event of any pending stock dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other extraordinary transaction or change affecting the Shares or the Share price, including any securities offering or other similar transaction, for administrative convenience, the Committee may refuse to permit the exercise of any Award for up to sixty (60) days before or after such transaction.
(v)   The Committee may adjust the Performance Goals applicable to any Awards to reflect any unusual or non-recurring events and other extraordinary items, impact of charges for restructurings, discontinued operations, and the cumulative effects of accounting or tax changes, each as defined by generally accepted accounting principles or as identified in the Company’s financial statements, notes to the financial statements, management’s discussion and analysis, or other Company public filing.
(vi)   Any such adjustment determined by the Committee pursuant to this Section 4.3(b) shall be final, binding, and conclusive on the Company and all Participants and their respective heirs, executors, administrators, successors, and permitted assigns. Any adjustment to, or assumption or substitution of, an Award under this Section 4.3(b) shall be intended to comply with the requirements of Section 409A of the Code and Treasury Regulation §1.424-1 (and any amendments thereto), to the extent applicable. Except as expressly provided in this Section 4.3 or in the applicable Award Agreement or any applicable Service Agreement, a Participant shall have no additional rights under this Plan by reason of any transaction or event described in this Section 4.3.
4.4   Annual Limit on Non-Employee Director Compensation.   In each calendar year during any part of which this Plan is in effect, a Non-Employee Director may not receive Awards for such individual’s service on the Board that, taken together with any cash fees paid to such Non-Employee Director during such calendar year for such individual’s service on the Board, have a value in excess of $750,000 (calculating the value of any such Awards based on the grant date fair value of such Awards for financial reporting purposes); provided, that (a) the Committee may make exceptions to this limit, except that the Non-Employee Director receiving such additional compensation may not participate in the decision to award such compensation or in other contemporaneous decisions involving compensation for Non-Employee Directors and (b) for any calendar year in which a Non-Employee Director (i) first commences service on the Board, (ii) serves on a special committee of the Board, or (iii) serves as lead director or non-executive chair of the Board, such limit shall be increased to $1,000,000; provided, further, that the limit set forth in this Section 4.4 shall be applied without regard to Awards or other compensation, if any, provided to a Non-Employee Director during any period in which such individual was an employee of the Company or any Affiliate or was otherwise providing services to the Company or to any Affiliate other than in the capacity as a Non-Employee Director.
4.5   Minimum Vesting Schedule.   A vesting period of at least one (1) year shall apply to all Awards issued under this Plan; provided that (a) an Award granted to a Non-Employee Director may vest on the earlier of (i) the date that is one (1) year following the date on which such Award is granted and (ii) the first annual meeting of the Company’s stockholders that occurs following the date such Award is granted, provided that such vesting period may not be less than fifty (50) weeks following the date such Award is granted, and(b) up to five percent (5%) of the Shares reserved for issuance under this Plan as of the Effective Date may be issued pursuant to Awards that do not comply with such minimum one (1) year vesting period or clause (a) of this Section 4.5.

ARTICLE V
ELIGIBILITY
5.1   General Eligibility.   All current and prospective Eligible Individuals are eligible to be granted Awards. Eligibility for the grant of Awards and actual participation in this Plan shall be determined by the Committee in its sole discretion. No Eligible Individual will automatically be granted any Award under this Plan.
5.2   Incentive Stock Options.   Notwithstanding the foregoing, only Eligible Employees who are employees of the Company or its Subsidiaries are eligible to be granted Incentive Stock Options under this Plan. Eligibility for the grant of an Incentive Stock Option and actual participation in this Plan shall be determined by the Committee in its sole discretion.
5.3   General Requirement.   The vesting and exercise of Awards granted to a prospective Eligible Individual are conditioned upon such individual actually becoming an Eligible Employee, Consultant, or Non-Employee Director, as applicable.
ARTICLE VI
STOCK OPTIONS; STOCK APPRECIATION RIGHTS
6.1   General.   Stock Options or Stock Appreciation Rights may be granted alone or in addition to other Awards granted under this Plan. Each Stock Option granted under this Plan shall be of one of two types: (a) an Incentive Stock Option or (b) a Non-Qualified Stock Option. Stock Options and Stock Appreciation Rights granted under this Plan shall be evidenced by an Award Agreement and subject to the terms, conditions and limitations in this Plan, including any limitations applicable to Incentive Stock Options.
6.2   Grants.   The Committee shall have the authority to grant to any Eligible Individual one or more Incentive Stock Options, Non-Qualified Stock Options, and/or Stock Appreciation Rights; provided, however, that Incentive Stock Options may only be granted to an Eligible Employee who is an employee of the Company or its Subsidiaries. To the extent that any Stock Option does not qualify as an Incentive Stock Option (whether because of its provisions or the time or manner of its exercise or otherwise), such Stock Option or the portion thereof which does not so qualify shall constitute a separate Non-Qualified Stock Option.
6.3   Exercise Price.   The exercise price per Share subject to a Stock Option or Stock Appreciation Right shall be determined by the Committee at the time of grant, provided that the per share exercise price of a Stock Option or Stock Appreciation Right shall not be less than 100% (or, in the case of an Incentive Stock Option granted to a Ten Percent Stockholder, 110%) of the Fair Market Value at the time of grant. Notwithstanding the foregoing, in the case of a Stock Option or Stock Appreciation Right that is a Substitute Award, the exercise price per Share for such Stock Option or Stock Appreciation Right may be less than the Fair Market Value on the date of grant; provided that such exercise price is determined in a manner consistent with the provisions of Section 409A of the Code and, if applicable, Section 424(a) of the Code.
6.4   Term.   The term of each Stock Option or Stock Appreciation Right shall be fixed by the Committee, provided that no Stock Option or Stock Appreciation Right shall be exercisable more than ten (10) years (or, in the case of an Incentive Stock Option granted to a Ten Percent Stockholder, five (5) years) after the date on which the Stock Option or Stock Appreciation Right, as applicable, is granted.
6.5   Exercisability.   Unless otherwise provided by the Committee in accordance with the provisions of this Section 6.5, Stock Options and Stock Appreciation Rights granted under this Plan shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee at the time of grant. Subject to Section 4.5, the Committee may, but shall not be required to, provide for an acceleration of vesting and exercisability upon the occurrence of a specified event. Unless otherwise determined by the Committee, if the exercise of a Non-Qualified Stock Option or Stock Appreciation Right within the permitted time periods is prohibited because such exercise would violate the registration requirements under the Securities Act or any other Applicable Law or the rules of any securities exchange or interdealer quotation system, the Company’s insider trading policy (including any blackout periods) or a “lock-up” agreement entered into in connection with the issuance of securities by the Company, then the expiration of such Non-Qualified Stock Option or Stock Appreciation Right shall be extended until the date that is thirty (30) days after the end of the period during which the exercise of the Non-Qualified Stock Option or Stock Appreciation Right would be in violation of such registration requirement or other Applicable Law or rules, blackout period or lock-up agreement, as determined by the Committee; provided, however, that in no event shall any such extension result in any Non-Qualified Stock Option or Stock Appreciation Right remaining exercisable after the ten (10)-year term of the applicable Non-Qualified Stock Option or Stock Appreciation Right.
6.6   Method of Exercise.   Subject to any applicable waiting period or exercisability provisions under Section 6.5, to the extent vested, Stock Options and Stock Appreciation Rights may be exercised in whole or in part at any time during the term of the applicable Stock Option or Stock Appreciation Right, by giving written notice of exercise (which may be electronic) to the Company specifying the number of Stock Options or Stock Appreciation Rights, as applicable, being exercised. Such notice shall be accompanied by payment in full of the exercise price (which shall equal the product of such number of Shares to be purchased multiplied by the applicable exercise price). The exercise price for the Stock Options may be paid upon such terms and conditions as shall be established by the Committee and set forth in the applicable Award Agreement. Without limiting the foregoing, the Committee may establish payment terms for the exercise of Stock Options pursuant to which the Company may withhold a number of Shares that otherwise would be issued to the Participant in connection with the exercise of the Stock Option having a Fair Market Value on the date of exercise equal to the exercise price, or that permit the Participant to deliver cash or Shares with a Fair Market Value equal to the exercise price on the date of payment, or through a simultaneous sale through a broker of Shares acquired on exercise, all as permitted by Applicable Law. No Shares shall be issued until payment therefor, as provided herein, has been made or provided for. Upon the exercise of a Stock Appreciation Right a Participant shall be entitled to receive, for each right exercised, up to, but no more than, an amount in cash and/or Shares (as chosen by the Committee in its sole discretion) equal in value to the excess of the Fair Market Value of one (1) Share on the date that the right is exercised over the Fair Market Value of one (1) Share on the date that the right was awarded to the Participant.
6.7   Non-Transferability.   No Stock Option or Stock Appreciation Right shall be transferable by the Participant other than by will or by the laws of descent and distribution, and all Stock Options and Stock Appreciation Rights shall be exercisable, during the Participant’s lifetime, only by the Participant. Notwithstanding the foregoing, the Committee may determine, in its sole discretion, at the time of grant or thereafter that a Non-Qualified Stock Option that is otherwise not transferable pursuant to this Section 6.7 is transferable to a Family Member of the Participant in whole or in part and in such circumstances, and under such conditions, as specified by the Committee. A Non-Qualified Stock Option that is transferred to a Family Member pursuant to the preceding sentence (a) may not be subsequently transferred other than by will or by the laws of descent and distribution and (b) remains subject to the terms of this Plan and the applicable Award Agreement. Any Shares acquired upon the exercise of a Non-Qualified Stock Option by a permissible transferee of a Non-Qualified Stock Option or a permissible transferee pursuant to a transfer after the exercise of the Non-Qualified Stock Option shall be subject to the terms of this Plan and the applicable Award Agreement.
6.8   Termination.   Unless otherwise determined by the Committee at grant or, if no rights of the Participant are reduced, thereafter, subject to the provisions of the applicable Award Agreement and this Plan and any applicable Service Agreement, upon a Participant’s Termination of Service for any reason, Stock Options and Stock Appreciation Rights may remain exercisable following a Participant’s Termination of Service as follows:
(a)   Termination by Death or Disability.   Unless otherwise provided in the applicable Award Agreement or any applicable Service Agreement, or otherwise determined by the Committee at the time of grant or, if no rights of the Participant are reduced, thereafter, if a Participant’s Termination of Service is by reason of death or Disability, all Stock Options and Stock Appreciation Rights that are held by such Participant that are vested and exercisable at the time of the Participant’s Termination of Service may be exercised by the Participant (or in the case of the Participant’s death, by the legal representative of the Participant’s estate) at any time within a period of one (1) year from the date of such Termination of Service, but in no event beyond the expiration of the stated term of such Stock Options and Stock Appreciation Rights; provided, however, that, in the event of a Participant’s Termination of Service by reason of Disability, if the Participant dies within such exercise period, all unexercised Stock Options and Stock Appreciation Rights held by such Participant shall thereafter be exercisable, to the extent to which they were exercisable at the time of death, for a period of one (1) year from the date of such death, but in no event beyond the expiration of the stated term of such Stock Options and/or Stock Appreciation Rights.
(b)   Involuntary Termination Without Cause.   Unless otherwise provided in the applicable Award Agreement or any applicable Service Agreement or otherwise determined by the Committee at the time of grant or, if no rights of the Participant are reduced, thereafter, if a Participant’s Termination of Service is by involuntary termination by the Company without Cause, all Stock Options and Stock Appreciation Rights that are held by such Participant that are vested and exercisable at the time of the Participant’s Termination of Service may be exercised by the Participant at any time within a period of ninety (90) days from the date of such Termination of Service, but in no event beyond the expiration of the stated term of such Stock Options or Stock Appreciation Rights.
(c)   Voluntary Resignation.   Unless otherwise provided in the applicable Award Agreement or any applicable Service Agreement or otherwise determined by the Committee at the time of grant or, if no rights of the Participant are reduced, thereafter, if a Participant’s Termination of Service is voluntary (other than a voluntary termination described in Section 6.8(d) hereof), all Stock Options and Stock Appreciation Rights that are held by such Participant that are vested and exercisable at the time of the Participant’s

Termination of Service may be exercised by the Participant at any time within a period of ninety (90) days from the date of such Termination of Service, but in no event beyond the expiration of the stated term of such Stock Options or Stock Appreciation Rights.
(d)   Termination for Cause. Unless otherwise provided in the applicable Award Agreement or any applicable Service Agreement or determined by the Committee at the time of grant, or if no rights of the Participant are reduced, thereafter, if a Participant’s Termination of Service (i) is for Cause or (ii) is a voluntary Termination of Service (as provided in Section 6.8(c)) after the occurrence of an event that would be grounds for a Termination of Service for Cause, all Stock Options and Stock Appreciation Rights, whether vested or not vested, that are held by such Participant shall thereupon immediately terminate and expire as of the date of such Termination of Service.
(e)   Unvested Stock Options and Stock Appreciation Rights.   Unless otherwise provided in the applicable Award Agreement or any applicable Service Agreement or determined by the Committee at the time of grant or, if no rights of the Participant are reduced, thereafter, Stock Options and Stock Appreciation Rights that are not vested as of the date of a Participant’s Termination of Service for any reason shall terminate and expire as of the date of such Termination of Service.
(f)   Incentive Stock Option Limitations.   To the extent that the aggregate Fair Market Value (determined as of the time of grant) of the Shares with respect to which Incentive Stock Options are exercisable for the first time by an Eligible Employee during any calendar year under this Plan and/or any other stock option plan of the Company or any Subsidiary exceeds $100,000, such Options shall be treated as Non-Qualified Stock Options. In addition, if an Eligible Employee does not remain employed by the Company or any Subsidiary at all times from the time an Incentive Stock Option is granted until three (3) months prior to the date of exercise thereof (or such other period as required by Applicable Law), such Stock Option shall be treated as a Non-Qualified Stock Option. Should any provision of this Plan not be necessary in order for the Stock Options to qualify as Incentive Stock Options, or should any additional provisions be required, the Committee may amend this Plan accordingly, without the necessity of obtaining the approval of the stockholders of the Company.
(g)   Modification, Extension and Renewal of Stock Options.   The Committee may (i) modify, extend, or renew outstanding Stock Options granted under this Plan (provided that the rights of a Participant are not reduced without such Participant’s consent and provided, further that such action does not subject the Stock Options to Section 409A of the Code without the consent of the Participant), and (ii) accept the surrender of outstanding Stock Options (to the extent not theretofore exercised) and authorize the granting of new Stock Options in substitution therefor (to the extent not theretofore exercised). Notwithstanding the foregoing, an outstanding Option may not be modified to reduce the exercise price thereof nor may a new Option at a lower price be substituted for a surrendered Option (other than adjustments or substitutions in accordance with Article IV), unless such action is approved by the stockholders of the Company.
6.9   Automatic Exercise.   The Committee may include a provision in an Award Agreement providing for the automatic exercise of a Non-Qualified Stock Option or Stock Appreciation Right on a cashless basis on the last day of the term of such Option or Stock Appreciation Right if the Participant has failed to exercise the Non-Qualified Stock Option or Stock Appreciation Right as of such date, with respect to which the Fair Market Value of the Shares underlying the Non-Qualified Stock Option or Stock Appreciation Right exceeds the exercise price of such Non-Qualified Stock Option or Stock Appreciation Right on the date of expiration of such Option or Stock Appreciation Right, subject to Section 13.4.
6.10   Dividends.   No dividends or Dividend Equivalent Rights shall be granted with respect to Stock Options or Stock Appreciation Rights.
6.11   Other Terms and Conditions.   As the Committee shall deem appropriate, Stock Options and Stock Appreciation Rights may be subject to additional terms and conditions or other provisions, which shall not be inconsistent with any of the terms of this Plan.
ARTICLE VII
RESTRICTED STOCK; RESTRICTED STOCK UNITS
7.1   Awards of Restricted Stock and Restricted Stock Units.   Shares of Restricted Stock and Restricted Stock Units may be granted alone or in addition to other Awards granted under this Plan. The Committee shall determine the Eligible Individuals to whom, and the time or times at which, grants of Restricted Stock and/or Restricted Stock Units shall be made, the number of shares of Restricted Stock or Restricted Stock Units to be awarded, the price (if any) to be paid by the Participant (subject to Section 7.2), the time or times within which such Awards may be subject to forfeiture, the vesting schedule and rights to acceleration thereof, and all other terms and conditions of the Awards. The Committee shall determine and set forth in the Award Agreement the terms and conditions for each Award of Restricted Stock and Restricted Stock Units, subject to the conditions and limitations contained in this Plan, including any vesting or forfeiture conditions.
The Committee may condition the grant or vesting of Restricted Stock and Restricted Stock Units upon the attainment of specified Performance Goals or such other factor as the Committee may determine in its sole discretion.
7.2   Awards and Certificates.   Restricted Stock and Restricted Stock Units granted under this Plan shall be evidenced by an Award Agreement and subject to the following terms and conditions and shall be in such form and contain such additional terms and conditions not inconsistent with the terms of this Plan, as the Committee shall deem desirable:
(a)   Restricted Stock.
(i)   Purchase Price.   The purchase price of Restricted Stock shall be fixed by the Committee. The purchase price for shares of Restricted Stock may be zero to the extent permitted by Applicable Law, and, to the extent not so permitted, such purchase price may not be less than par value.
(ii)   Legend.   Each Participant receiving Restricted Stock shall be issued a stock certificate in respect of such shares of Restricted Stock, unless the Committee elects to use another system, such as book entries by the Company’s transfer agent, as evidencing ownership of shares of Restricted Stock. Such certificate shall be registered in the name of such Participant, and shall, in addition to such legends required by Applicable Law, bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock.
(iii)   Custody.   If stock certificates are issued in respect of shares of Restricted Stock, the Committee may require that any stock certificates evidencing such shares be held in custody by the Company until the restrictions thereon shall have lapsed, and that, as a condition of any grant of Restricted Stock, the Participant shall have delivered a duly signed stock power or other instruments of assignment (including a power of attorney), each endorsed in blank with a guarantee of signature if deemed necessary or appropriate by the Company, which would permit transfer to the Company of all or a portion of the shares subject to the Award of Restricted Stock in the event that such Award is forfeited in whole or part.
(iv)   Rights as a Stockholder.   Except as provided in Section 7.3(a) and this Section 7.2(a) or as otherwise determined by the Committee in an Award Agreement, the Participant shall have, with respect to the shares of Restricted Stock, all of the rights of a holder of Shares, including, without limitation, the right to receive dividends, the right to vote such shares, and, subject to and conditioned upon the full vesting of shares of Restricted Stock, the right to tender such shares; provided that the Award Agreement shall specify on what terms and conditions the applicable Participant shall be entitled to dividends payable on the Shares. Any dividends payable with respect to an Award of Restricted Stock shall be payable to the Participant only if, when and to the extent such underlying Award vests. The dividends payable with respect to Awards of Restricted Stock that do not vest shall be forfeited.
(v)   Lapse of Restrictions.   If and when the Restriction Period expires without a prior forfeiture of the Restricted Stock, the certificates for such Shares shall be delivered to the Participant. All legends shall be removed from said certificates at the time of delivery to the Participant, except as otherwise required by Applicable Law or other limitations imposed by the Committee.
(b)   Restricted Stock Units.
(i)   Settlement.   The Committee may provide that settlement of Restricted Stock Units will occur upon or as soon as reasonably practical after the Restricted Stock Units vest or will instead be deferred, on a mandatory basis or at the Participant’s election, in a manner intended to comply with Section 409A of the Code.
(ii)   Rights as a Stockholder.   A Participant will have no rights of a stockholder with respect to Shares subject to any Restricted Stock Unit unless and until Shares are delivered in settlement of the Restricted Stock Units.
(iii)   Dividend Equivalent Rights.   If the Committee so provides, a grant of Restricted Stock Units may provide a Participant with the right to receive Dividend Equivalent Rights. Dividend Equivalent Rights shall be subject to the same restrictions on transferability and forfeitability as the Restricted Stock Units with respect to which the Dividend Equivalent Rights are granted and subject to other terms and conditions as set forth in the Award Agreement. Any Dividend Equivalent Rights granted with respect to an Award shall be payable to the Participant only if, when and to the extent such underlying Award vests. The Dividend Equivalent Rights granted with respect to Awards that do not vest shall be forfeited.
7.3   Restrictions and Conditions.
(a)   Restriction Period.
(i)   The Participant shall not be permitted to transfer shares of Restricted Stock awarded under this Plan or vest in Restricted Stock Units during the period or periods set by the Committee (the “Restriction Period”) commencing on the date of such Award, as set forth in the applicable Award Agreement and such agreement shall set forth a vesting schedule and any event that would accelerate vesting of the Restricted Stock and/or Restricted Stock Units. Within these limits, based on service, attainment of Performance Goals pursuant to Section 7.3(a)(ii), and/or such other factors or criteria as the Committee may determine in its sole discretion, the Committee may condition the grant or provide for the lapse of such restrictions in installments in whole or in part, or may accelerate the vesting of all or any part of any Award of Restricted Stock or Restricted Stock Units and/or waive the deferral limitations for all or any part of any Award of Restricted Stock or Restricted Stock Units.
(ii)   If the grant of shares of Restricted Stock or Restricted Stock Units or the lapse of restrictions or vesting schedule is based on the attainment of Performance Goals, the Committee shall establish the objective Performance Goals and the applicable vesting percentage applicable to each Participant or class of Participants in the applicable Award Agreement prior to the beginning of the applicable fiscal year or at such later date as otherwise determined by the Committee and while the outcome of the Performance Goals are substantially uncertain. Such Performance Goals may incorporate provisions for disregarding (or adjusting for) changes in accounting methods, corporate transactions (including, without limitation, dispositions and acquisitions), and other similar types of events or circumstances.
(b)   Termination.   Unless otherwise provided in the applicable Award Agreement or any applicable Service Agreement or determined by the Committee at grant or, if no rights of the Participant are reduced, thereafter, upon a Participant’s Termination of Service for any reason during the relevant Restriction Period, all Restricted Stock or Restricted Stock Units still subject to restriction will be forfeited in accordance with the terms and conditions established by the Committee at grant or thereafter.
ARTICLE VIII
PERFORMANCE AWARDS
The Committee may grant a Performance Award to a Participant payable upon the attainment of specific Performance Goals either alone or in addition to other Awards granted under this Plan. The Performance Goals to be achieved during the Performance Period and the length of the Performance Period shall be determined by the Committee upon the grant of each Performance Award. The conditions for grant or vesting and the other provisions of Performance Awards (including, without limitation, any applicable Performance Goals) need not be the same with respect to each Participant. Performance Awards may be paid in cash, Shares, other property, or any combination thereof, in the sole discretion of the Committee as set forth in the applicable Award Agreement. If the Committee so provides, a grant of a Performance Award may provide a Participant with the right to receive dividends or Dividend Equivalent Rights; provided that any dividends or Dividend Equivalent Rights credited with respect to a Performance Award shall be subject to the same restrictions on transferability and forfeitability to the same extent as the Performance Award and subject to other terms and conditions as set forth in the Award Agreement. Any dividends or Dividend Equivalent Rights granted with respect to an Award shall be payable to the Participant only if, when and to the extent such underlying Award vests. The Dividend Equivalent Rights granted with respect to Awards that do not vest shall be forfeited.
ARTICLE IX
OTHER STOCK-BASED AND CASH AWARDS
9.1   Other Stock-Based Awards.   The Committee is authorized to grant to Eligible Individuals Other Stock-Based Awards that are payable in, valued in whole or in part by reference to, or otherwise based on or related to Shares, including but not limited to, Shares awarded purely as a bonus and not subject to restrictions or conditions, Shares in payment of the amounts due under an incentive or performance plan sponsored or maintained by the Company, stock equivalent units, and Awards valued by reference to the book value of Shares. Other Stock-Based Awards may be granted either alone or in addition to or in tandem with other Awards granted under this Plan.

Subject to the provisions of this Plan, the Committee shall have authority to determine the Eligible Individuals, to whom, and the time or times at which, such Other Stock-Based Awards shall be made, the number of Shares to be awarded pursuant to such Awards, and all other conditions of the Awards. The Committee may also provide for the grant of Shares under such Awards upon the completion of a specified Performance Period. The Committee may condition the grant or vesting of Other Stock-Based Awards upon the attainment of specified Performance Goals as the Committee may determine, in its sole discretion.
9.2   Terms and Conditions.   Other Stock-Based Awards made pursuant to this Article IX shall be evidenced by an Award Agreement and subject to the following terms and conditions and shall be in such form and contain such additional terms and conditions not inconsistent with the terms of this Plan, as the Committee shall deem desirable:
(a)   Non-Transferability.   Subject to the applicable provisions of the Award Agreement and this Plan, Shares subject to Other Stock-Based Awards may not be transferred prior to the date on which the Shares are issued or, if later, the date on which any applicable restriction, performance, or deferral period lapses.
(b)   Dividends.   Unless otherwise determined by the Committee at the time of the grant of an Other Stock-Based Award, subject to the provisions of the Award Agreement and this Plan, the recipient of an Other Stock-Based Award shall not be entitled to receive, currently or on a deferred basis, dividends or Dividend Equivalent Rights in respect of the number of Shares covered by the Other Stock-Based Award. If the Committee does provide that a grant of Other Stock-Based Award provides a Participant with the right to receive dividends or Dividend Equivalent Rights, any such dividends or Dividend Equivalent Rights credited with respect to an Other Stock-Based Award shall be subject to the same restrictions on transferability and forfeitability to the same extent as the Other Stock-Based Award and subject to other terms and conditions as set forth in the Award Agreement. Any dividends or Dividend Equivalent Rights granted with respect to an Award shall be payable to the Participant only if, when and to the extent such underlying Award vests. The Dividend Equivalent Rights granted with respect to Awards that do not vest shall be forfeited.
(c)   Vesting.   Any Other Stock-Based Award and any Shares covered by any such Other Stock-Based Award shall vest or be forfeited to the extent so provided in the Award Agreement, as determined by the Committee, in its sole discretion.
(d) Price.   Shares under this Article IX may be issued for no cash consideration. Shares purchased pursuant to a purchase right awarded pursuant to an Other Stock-Based Award shall be priced, as determined by the Committee in its sole discretion.
9.3   Cash Awards.   The Committee may from time to time grant Cash Awards to Eligible Individuals in such amounts, on such terms and conditions, and for such consideration, including no consideration or such minimum consideration as may be required by Applicable Law, as it shall determine in its sole discretion. Cash Awards may be granted subject to the satisfaction of vesting conditions or may be awarded purely as a bonus and not subject to restrictions or conditions, and if subject to vesting conditions, the Committee may accelerate the vesting of such Awards at any time in its sole discretion. Cash Awards that are awarded purely as a bonus and not subject to restrictions or conditions do not need to be evidenced by an Award Agreement. The grant of a Cash Award shall not require a segregation of any of the Company’s assets for satisfaction of the Company’s payment obligation thereunder.
ARTICLE X
CHANGE IN CONTROL PROVISIONS
10.1   Treatment of Awards Assumed or Substituted by a Successor Entity.   Unless otherwise provided by the Committee in an Award Agreement or provided for in any applicable Service Agreement:
(a)   In the event of a Change in Control in which the surviving entity (together with its affiliates, the “Surviving Entity”) assumes outstanding Awards or substitutes similar awards under the Surviving Entity’s equity compensation plan for outstanding Awards on the same terms and conditions as the original Awards, such Awards that are assumed or substituted shall not vest solely as a result of the occurrence of the Change in Control.
(b)   If, within twenty-four (24) months following the date on which such Change in Control occurs, a Participant’s service, consulting relationship or employment with the Surviving Entity is terminated by the Surviving Entity without Cause or the Participant resigns for Good Reason, any outstanding assumed Awards granted prior to such Change in Control or substitute awards granted in connection with such Change in Control shall become immediately vested and exercisable, as applicable. Unless the applicable Award Agreement or applicable Service Agreement specifically provides for different treatment upon the circumstances described in this Section 10.1(b), Awards that vest based on performance shall be settled at the greater of (i) the target level of performance as set forth in the Award Agreement, and (ii) the actual performance achieved, measured and calculated as of the date of such termination pursuant to a shortened performance period ending on the date of such termination. With regard to each Award, “Good Reason” shall have the meaning set forth in the applicable Award Agreement or the Participant’s applicable Service Agreement, and a Participant shall not be considered to have resigned for Good Reason unless either (A) the Award Agreement governing such Award includes such provision or (B) the Participant is covered by a Service Agreement that includes provisions in which the Participant is permitted to resign for Good Reason.
10.2   Treatment of Awards not Assumed or Substituted.   Unless otherwise provided by the Committee in an Award Agreement or provided for in any applicable Service Agreement, upon a Change in Control in which outstanding Awards are not assumed or substitute awards are not granted by the Surviving Entity as provided in Section 10.1 above, any such Awards shall become immediately vested and exercisable, as applicable, and any restrictions then in force will lapse, with performance-based Awards deemed earned at the greater of (a) the target level of performance as set forth in the Award Agreement, and (b) the actual performance achieved, as determined by the Committee immediately prior to the Change in Control in its sole discretion, which determination shall be conclusive and binding.
10.3   Meaning of Assumed or Substituted.   For the purposes of this Plan, an Award shall be considered assumed or substituted by the Surviving Entity if following the applicable transaction the Award (a) relates to publicly traded equity securities of (i) the Company or an Affiliate or (ii) the Surviving Entity and (b) confers the right to purchase or receive, for each share of Common Stock subject to the Award immediately prior to the applicable transaction, on substantially the same vesting and other terms and conditions as were applicable to the Award immediately prior to the applicable transaction, the consideration (whether stock, cash or other securities or property) received in the applicable transaction by holders of shares of Common Stock for each share of Common Stock held on the effective date of such transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if such consideration received in the applicable transaction is not solely common stock of the successor company or its parent or subsidiary, the Committee may, with the consent of the successor company or its parent or subsidiary, provide that the consideration to be received upon the exercise or vesting of an Award, for each share of Common Stock subject thereto, will be solely common stock of the successor company or its parent or subsidiary substantially equal in fair market value to the per share consideration received by holders of shares of Common Stock in the applicable transaction. The determination of such substantial equality of value of consideration shall be made by the Committee in its sole discretion and its determination shall be conclusive and binding.
ARTICLE XI
TERMINATION OR AMENDMENT OF PLAN
Notwithstanding any other provision of this Plan, the Board or the Committee may at any time, and from time to time, amend, in whole or in part, any or all of the provisions of this Plan (including any amendment deemed necessary to ensure that the Company may comply with any Applicable Law), or suspend or terminate it entirely, retroactively or otherwise; provided, however, that, unless otherwise required by Applicable Law or specifically provided herein, the rights of a Participant with respect to Awards granted prior to such amendment, suspension, or termination may not be materially impaired without the consent of such Participant and, provided, further, that without the approval of the holders of the Shares entitled to vote in accordance with Applicable Law, no amendment may be made that would (a) increase the aggregate number of Shares that may be issued under this Plan (except by operation of Section 4.1); (b) change the classification of individuals eligible to receive Awards under this Plan; (c) reduce the exercise price of any Stock Option or Stock Appreciation Right; (d) grant any new Stock Option, Stock Appreciation Right, or other award in substitution for, or upon the cancellation of, any previously granted Stock Option or Stock Appreciation Right that has the effect of reducing the exercise price thereof; (e) exchange any Stock Option or Stock Appreciation Right for Common Stock, cash, or other consideration when the exercise price per Share under such Stock Option or Stock Appreciation Right exceeds the Fair Market Value of a Share; or (f) take any action that would be considered a “repricing” of a Stock Option or Stock Appreciation Right under the applicable listing standards of the national exchange on which the Common Stock is listed (if any). Notwithstanding anything herein to the contrary, the Board or the Committee may amend this Plan or any Award Agreement at any time without a Participant’s consent to comply with Applicable Law, including Section 409A of the Code. The Committee may amend the terms of any Award theretofore granted, prospectively or retroactively, but, subject to Article IV or as otherwise specifically provided herein, no such amendment or other action by the Committee shall materially impair the rights of any Participant without the Participant’s consent.

ARTICLE XII
UNFUNDED STATUS OF PLAN
This Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payment as to which a Participant has a fixed and vested interest but which is not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any right that is greater than those of a general unsecured creditor of the Company.
ARTICLE XIII
GENERAL PROVISIONS
13.1   Lock-Up; Legend.   The Committee may require each person receiving Shares pursuant to a Stock Option or other Award under this Plan to represent to and agree with the Company in writing that the Participant is acquiring the Shares without a view to distribution thereof. The Company may, in connection with registering the offering of any Company securities under the Securities Act, prohibit Participants from, directly or indirectly, selling or otherwise transferring any Shares or other Company securities during any period determined by the underwriter or the Company. In addition to any legend required by this Plan, the certificates for such Shares may include any legend that the Committee deems appropriate to reflect any restrictions on transfer. All certificates for Shares delivered under this Plan shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Common Stock is then listed or any national securities exchange system upon whose system the Common Stock is then quoted, and any Applicable Law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions. If the Shares are held in book-entry form, then the book-entry will indicate any restrictions on such Shares.
13.2   Other Plans.   Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required, and such arrangements may be either generally applicable or applicable only in specific cases.
13.3   No Right to Employment/Directorship/Consultancy.   Neither this Plan nor the grant of any Award hereunder shall give any Participant or other employee, Consultant or Non-Employee Director any right with respect to continuance of employment, consultancy or directorship by the Company or any Affiliate, nor shall there be a limitation in any way on the right of the Company or any Affiliate by which an employee is employed or a Consultant or Non-Employee Director is retained to terminate such employment, consultancy, or directorship at any time.
13.4   Withholding of Taxes.   A Participant shall be required to pay to the Company or one of its Affiliates, as applicable, or make arrangements satisfactory to the Company regarding the payment of, any income tax, social insurance contribution or other applicable taxes that are required to be withheld in respect of an Award. The Committee may (but is not obligated to), in its sole discretion, permit or require a Participant to satisfy all or any portion of the applicable taxes that are required to be withheld with respect to an Award by (a) the delivery of Shares (which are not subject to any pledge or other security interest) that have been both held by the Participant and vested for at least six (6) months (or such other period as established from time to time by the Committee in order to avoid adverse accounting treatment under applicable accounting standards) having an aggregate Fair Market Value equal to such withholding liability (or portion thereof); (b) having the Company withhold from the Shares otherwise issuable or deliverable to, or that would otherwise be retained by, the Participant upon the grant, exercise, vesting, or settlement of the Award, as applicable, a number of Shares with an aggregate Fair Market Value equal to the amount of such withholding liability; or (c) by any other means specified in the applicable Award Agreement or otherwise determined by the Committee.
13.5   Fractional Shares.   No fractional Shares shall be issued or delivered pursuant to this Plan. The Committee shall determine whether cash, additional Awards, or other securities or property shall be used or paid in lieu of fractional Shares or whether any fractional shares should be rounded, forfeited, or otherwise eliminated.
13.6   No Assignment of Benefits.   No Award or other benefit payable under this Plan shall, except as otherwise specifically provided in this Plan or under Applicable Law or permitted by the Committee, be transferable in any manner, and any attempt to transfer any such benefit shall be void, and any such benefit shall not in any manner be liable for or subject to the debts, contracts, liabilities, engagements, or torts of any person who shall be entitled to such benefit, nor shall it be subject to attachment or legal process for or against such person.
13.7   Clawbacks.   All awards, amounts, or benefits received or outstanding under this Plan will be subject to clawback, cancellation, recoupment, rescission, payback, reduction, or other similar action in accordance with the Company’s Clawback Policy, Recoupment Policy or similar policies (each as amended from time to time) or any Applicable Law related to such actions. A Participant’s acceptance of an Award will constitute the Participant’s acknowledgement of and consent to the Company’s application, implementation, and enforcement of the Company’s Clawback Policy, Recoupment Policy or similar policies (each as amended from time to time), as applicable, that may apply to the Participant, whether adopted before or after the Effective Date, and any Applicable Law relating to clawback, cancellation, recoupment, rescission, payback, or reduction of compensation, and the Participant’s agreement that the Company may take any actions that may be necessary to effectuate any such policy or Applicable Law, without further consideration or action.
13.8   Listing and Other Conditions.
(a)   Unless otherwise determined by the Committee, as long as the Common Stock is listed on a national securities exchange or system sponsored by a national securities association, the issuance of Shares pursuant to an Award shall be conditioned upon such Shares being listed on such exchange or system. The Company shall have no obligation to issue such Shares unless and until such Shares are so listed, and the right to exercise any Option or other Award with respect to such Shares shall be suspended until such listing has been effected.
(b)   If at any time counsel to the Company advises the Company that any sale or delivery of Shares pursuant to an Award is or may in the circumstances be unlawful or result in the imposition of excise taxes on the Company under Applicable Law, the Company shall have no obligation to make such sale or delivery, or to make any application or to effect or to maintain any qualification or registration under the Securities Act or otherwise, with respect to Shares or Awards, and the right to exercise any Option or other Award shall be suspended until, based on the advice of said counsel, such sale or delivery shall be lawful or will not result in the imposition of excise taxes on the Company.
(c)   Upon termination of any period of suspension under this Section 13.8, any Award affected by such suspension which shall not then have expired or terminated shall be reinstated as to all Shares available before such suspension and as to Shares which would otherwise have become available during the period of such suspension, but no such suspension shall extend the term of any Award.
(d)   A Participant shall be required to supply the Company with certificates, representations, and information that the Company requests and otherwise cooperate with the Company in obtaining any listing, registration, qualification, exemption, consent, or approval that the Company deems necessary or appropriate.
13.9   Governing Law.   This Plan and actions taken in connection herewith shall be governed and construed in accordance with the laws of the State of Delaware, without reference to principles of conflict of laws.
13.10   Construction.   Wherever any words are used in this Plan in the masculine gender they shall be construed as though they were also used in the feminine gender in all cases where they would so apply, and wherever words are used herein in the singular form they shall be construed as though they were also used in the plural form in all cases where they would so apply.
13.11   Other Benefits.   No Award granted or paid out under this Plan shall be deemed compensation for purposes of computing benefits under any retirement plan of the Company or its Affiliates or affect any benefit or compensation under any other plan now or subsequently in effect under which the availability or amount of benefits is related to the level of compensation.
13.12   Costs. The Company shall bear all expenses associated with administering this Plan, including expenses of issuing Shares pursuant to Awards hereunder.
13.13   No Right to Same Benefits.   The provisions of Awards need not be the same with respect to each Participant, and such Awards to individual Participants need not be the same in subsequent years.
13.14   Death/Disability.   The Committee may in its discretion require the transferee of a Participant to supply it with written notice of the Participant’s death or Disability and to supply it with a copy of the will (in the case of the Participant’s death) or such other evidence as the Committee deems necessary to establish the validity of the transfer of an Award. The Committee may also require the agreement of the transferee to be bound by all of the terms and conditions of this Plan.
13.15   Section 16(b) of the Exchange Act.   It is the intent of the Company that this Plan satisfy, and be interpreted in a manner that satisfies, the applicable requirements of Rule 16b-3 as promulgated under Section 16 of the Exchange Act so that Participants will be entitled to the benefit of Rule 16b-3, or any other rule promulgated under Section 16 of the Exchange Act, and will not be subject to short-swing liability under Section 16 of the Exchange Act. Accordingly, if the operation of any provision of this Plan would conflict with the intent expressed in this Section 13.15, such provision to the extent possible shall be interpreted and/or deemed amended so as to avoid such conflict.
13.16   Deferral of Awards.   The Committee may establish one or more programs under this Plan to permit selected Participants the opportunity to elect to defer receipt of consideration upon exercise of an Award, satisfaction of performance criteria, or other event that absent the election would entitle the Participant to payment or receipt of Shares or other consideration under an Award. The Committee may establish the election procedures, the timing of such elections, the mechanisms for payments of, and accrual of interest or other earnings, if any, on amounts, Shares or other consideration so deferred, and such other terms, conditions, rules, and procedures that the Committee deems advisable for the administration of any such deferral program.
13.17   Section 409A of the Code.   This Plan and Awards are intended to comply with or be exempt from the applicable requirements of Section 409A of the Code and shall be limited, construed, and interpreted in accordance with such intent. To the extent that any Award is subject to Section 409A of the Code, it shall be paid in a manner that will comply with Section 409A of the Code. Notwithstanding anything herein to the contrary, any provision in this Plan that is inconsistent with Section 409A of the Code shall be deemed to be amended to comply with or be exempt from Section 409A of the Code and, to the extent such provision cannot be amended to comply therewith or be exempt therefrom, such provision shall be null and void. The Company shall have no liability to a Participant, or any other party, if an Award that is intended to be exempt from, or compliant with, Section 409A of the Code is not so exempt or compliant or for any action taken by the Committee or the Company and, in the event that any amount or benefit under this Plan becomes subject to penalties under Section 409A of the Code, responsibility for payment of such penalties shall rest solely with the affected Participants and not with the Company. Notwithstanding any contrary provision in this Plan or Award Agreement, any payment(s) of “nonqualified deferred compensation” (within the meaning of Section 409A of the Code) that are otherwise required to be made under this Plan to a “specified employee” (as defined under Section 409A of the Code) as a result of such employee’s separation from service (other than a payment that is not subject to Section 409A of the Code) shall be delayed for the first six (6) months following such separation from service (or, if earlier, until the date of death of the specified employee) and shall instead be paid (in a manner set forth in the Award Agreement) upon expiration of such delay period.
13.18   Data Privacy.   As a condition of receipt of any Award, each Participant explicitly and unambiguously consents to the collection, use, and transfer, in electronic or other form, of personal data as described in this Section 13.18 by and among, as applicable, the Company and its Affiliates, for the exclusive purpose of implementing, administering, and managing this Plan and Awards and the Participant’s participation in this Plan. In furtherance of such implementation, administration, and management, the Company and its Affiliates may hold certain personal information about a Participant, including, but not limited to, the Participant’s name, home address, telephone number, date of birth, social security or insurance number or other identification number, salary, nationality, job title(s), information regarding any securities of the Company or any of its Affiliates, and details of all Awards (the “Data”). In addition to transferring the Data amongst themselves as necessary for the purpose of implementation, administration, and management of this Plan and Awards and the Participant’s participation in this Plan, the Company and its Affiliates may each transfer the Data to any third parties assisting the Company in the implementation, administration, and management of this Plan and Awards and the Participant’s participation in this Plan. Recipients of the Data may be located in the Participant’s country or elsewhere, and the Participant’s country and any given recipient’s country may have different data privacy laws and protections. By accepting an Award, each Participant authorizes such recipients to receive, possess, use, retain, and transfer the Data, in electronic or other form, for the purposes of assisting the Company in the implementation, administration, and management of this Plan and Awards and the Participant’s participation in this Plan, including any requisite transfer of such Data as may be required to a broker or other third party with whom the Company or the Participant may elect to deposit any shares of Common Stock. The Data related to a Participant will be held only as long as is necessary to implement, administer, and manage this Plan and Awards and the Participant’s participation in this Plan. A Participant may, at any time, view the Data held by the Company with respect to such Participant, request additional information about the storage and processing of the Data with respect to such Participant, recommend any necessary corrections to the Data with respect to the Participant, or refuse or withdraw the consents herein in writing, in any case without cost, by contacting his or her local human resources representative. The Company may cancel the Participant’s eligibility to participate in this Plan, and in the Committee’s discretion, the Participant may forfeit any outstanding Awards if the Participant refuses or withdraws the consents described herein. For more information on the consequences of refusal to consent or withdrawal of consent, Participants may contact their local human resources representative.
13.19   Successor and Assigns.   This Plan shall be binding on all successors and permitted assigns of a Participant, including, without limitation, the estate of such Participant and the executor, administrator, or trustee of such estate.

13.20   Severability of Provisions.   If any provision of this Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof, and this Plan shall be construed and enforced as if such provisions had not been included.
13.21   Headings and Captions; References; Interpretation.   The headings and captions herein are provided for reference and convenience only, shall not be considered part of this Plan, and shall not be employed in the construction of this Plan. The words “hereof,” “herein” and “hereunder” and words of similar import, when used in this Plan, shall refer to this Plan as a whole and not to any particular provision of this Plan. All references herein to Sections shall, unless the context requires a different construction, be deemed to be references to the Sections of this Plan. The word “or” as used herein is not exclusive and is deemed to have the meaning “and/or.” All references to “including” shall be construed as meaning “including without limitation.” Unless the context requires otherwise, all references herein to a law, agreement, instrument or other document shall be deemed to refer to such law, agreement, instrument or other document as amended, supplemented, modified and restated from time to time to the extent permitted by the provisions thereof. All references to “dollars” or “$” in this Plan refer to United States dollars. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural and vice versa.
ARTICLE XIV
EFFECTIVE DATE OF PLAN
This Plan shall become effective on June 4, 2024, which is the date this Plan is approved by the stockholders of the Company in accordance with the requirements of the laws of the State of Delaware. If this Plan is not approved by the Company’s stockholders, this Plan will not become effective and no Awards will be granted under this Plan and the Prior Plans will continue in full force and effect in accordance with their terms.
ARTICLE XV
TERM OF PLAN
No Award shall be granted pursuant to this Plan on or after the tenth (10th) anniversary of the earlier of the date that this Plan is adopted by the Compensation Committee of the Board or the date of stockholder approval, but Awards granted prior to such tenth (10th) anniversary may extend beyond that date.
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SCAN TO VIEW MATERIALS & VOTE

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Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

	For All	Withhold All	For All Except
1. To elect nine directors named in this proxy statement to our board of directors;	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees

The Board of Directors recommends you vote FOR proposals 2, 3 and 4.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

0000638104_1 R1.0.0.6

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.KEEP THIS PORTION FOR YOUR RECORDSDETACH AND RETURN THIS PORTION ONLYTO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) DateSCAN TOVIEW MATERIALS & VOTETo withhold authority to vote for anyindividual nominee(s), mark “For AllExcept” and write the number(s) of thenominee(s) on the line below.0 0 00 0 00 0 00 0 00 0 0 00000638104_1 R1.0.0.6For Withhold For AllAll All ExceptThe Board of Directors recommends you vote FORthe following:1. To elect nine directors named in this proxystatement to our board of directors;Nominees01) Wouter van Kempen 02) Deborah L. Byers 03) Morris R. Clark 04) Carrie M. Fox 05) Carrie L. Hudak06) James M. Trimble 07) Howard A. Willard III 08) Jeffrey E. Wojahn 09) M. Christopher DoyleCIVITAS RESOURCES, INC.C/0 BROADRIDGE CORPORATE ISSUER SOLUTIONS, INC.P.O. BOX 1342BRENTWOOD, NY 11717VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode aboveUse the Internet to transmit your voting instructions and for electronic delivery ofinformation. Vote by 11:59 p.m. Eastern Time on June 3, 2024. Have your proxy card inhand when you access the web site and follow the instructions to obtain your records andto create an electronic voting instruction form.During The Meeting - Go to www.virtualshareholdermeeting.com/CIVI2024You may attend the meeting via the Internet and vote during the meeting. Have theinformation that is printed in the box marked by the arrow available and follow theinstructions.VOTE BY PHONE - 1-800-690-6903Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m.Eastern Time on June 3, 2024. Have your proxy card in hand when you call and thenfollow the instructions.VOTE BY MAILMark, sign and date your proxy card and return it in the postage-paid envelope we haveprovided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood,NY 11717.The Board of Directors recommends you vote FORproposals 2, 3 and 4. For Against Abstain2. To ratify the selection of Deloitte & ToucheLLP as the Company's independent registeredpublic accountant for 2024;3. To approve the Civitas Resources, Inc. 2024Long Term Incentive Plan;4. To approve, on an advisory basis, thecompensation of our named executive officers;andThe Board of Directors recommends youvote 1 YEAR on proposal 5. 1 year 2 years 3 years Abstain5. To determine, on an advisory basis, onthe frequency of the say on pay vote.NOTE: To transact such other business as mayproperly come before the Annual Meeting.Please sign exactly as your name(s) appear(s) hereon. When signing asattorney, executor, administrator, or other fiduciary, please give fulltitle as such. Joint owners should each sign personally. All holders mustsign. If a corporation or partnership, please sign in full corporate orpartnership name by authorized officer.

0000638104_2 R1.0.0.6Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.comCIVITAS RESOURCES, INC.Annual Meeting of StockholdersJune 4, 2024 12:00 Noon (MDT)The Annual Meeting of Stockholders of the Company to be held June 4, 2024The undersigned hereby appoints Travis L. Counts, Adrian Milton and Marianella Foschi, and each of them with the power to act without theother and with the power of substitution as proxies and attorneys-in-fact, and hereby authorizes them to represent and to vote, as provided onthe other side, all of the shares of Civitas Resources, Inc. common stock which the undersigned is entitled to vote, and in their discretion, tovote upon such other business as may properly come before the Annual Meeting of Stockholders of the Company to be held on June 4, 2024,or any adjournment thereof, with all powers which the undersigned would possess if present at the meeting.This proxy card, when properly executed, will be voted in the manner directed herein by the undersigned. If no direction is madebut the card is signed, this proxy will be voted FOR the election of the nominees under Proposal 1, FOR Proposal 2, FOR Proposal3, FOR Proposal 4, and FOR "1 year" on Proposal 5 and in the discretion of the proxies with respect to such other business as mayproperly come before the meeting, including concerning any adjournment of the meeting.Continued and to be signed on reverse side